As  filed  with  the  Securities  and  Exchange   Commission  on  May  28,  2004
Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GulfWest Energy Inc.
             (Exact name of registrant as specified in its charter)

              Texas                        6790                   87-0444770
(State or other jurisdiction of (Primary standard industrial (I.R.S. employer incorporation or organization) classification code number) identification number)

          GULFWEST ENERGY INC.                              JIM C. BIGHAM
480 N. Sam Houston Parkway, Suite 300     Executive Vice President and Secretary
       Houston, Texas 77060               480 N. Sam Houston Parkway, Suite  300
(281) 820-1919                                 (281) 820-1919
(Address including zip code, and                    Houston, Texas 77060
telephone number, including area code, of        (Name, address, including zip
registrant's principal executive offices)           code, and telephone number,
                                                       including area code, of
                                                        agent for service)

                                    COPY TO:
                                BRAD L. WHITLOCK
                              Jackson Walker L.L.P.
                           901 Main Street, Suite 6000
                               Dallas, Texas 75202
                                 (214) 953-5687

     Approximate date of commencement of proposed sale to the public:  From time to time  after the  effective  date of this  Registration  Statement  as selling shareholders may decide.  If any of the securities being registered on this Form are to be offered on a delayed or  continuous  basis  pursuant to Rule 415 under the  Securities  Act of 1933,  check the following box. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities  Act,  please check the  following  box and list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the  same  offering:  ? If this  Form is a  post-effective  amendment  filed pursuant to Rule 462(c) under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier  effective registration statement for the same offering:?  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ?

                  CALCULATION OF REGISTRATION FEE
======================================================== =============== =================== ===================== ==============
                     Title of Each                                        Proposed Maximum     Proposed Maximum      Amount of
                  Class of Securities                     Amount to be     Offering Price     Aggregate Offering   Registration
                   To be Registered                        Registered      Per Share (1)          Price (1)             Fee
-------------------------------------------------------- --------------- ------------------- --------------------- --------------
Class A Common Stock, par value $.001 per share  to be
offered for resale by certain holders of preferred
stock and warrants assuming the exchange or conversion
of such preferred stock and the exercise of such
warrants                                                   19,179,191           $.38              $7,288,093           $924
======================================================== =============== =================== ===================== ==============
(1)  Estimated solely for the purpose of calculating the registration fee.
Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low bid and asked prices of the common stock as traded over-the-counter on May 26, 2004.

     The Registrant  hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further  amendment  which  specifically  states  that  this  Registration
Statement shall  thereafter  become effective in accordance with Section 8(a) of the  Securities  Act of 1933 or until the  Registration  Statement  shall become effective  on such a date as the  Commission,  acting  pursuant to said  Section
8(a), may determine.

                    Subject to Completion Dated May 28, 2004
                    ----------------------------------------
                               P R O S P E C T U S

                              GULFWEST ENERGY INC.

         19,179,191 Shares of GulfWest Energy Inc. Class A Common Stock
                                 (the "Shares")

     This prospectus  relates to the resale of up to 19,179,191  Shares issuable to certain selling shareholders assuming the exercise of warrants or exchange of certain  preferred  stock by those  shareholders.  This  offering  is not  being underwritten.  The selling  shareholders have advised us that they will sell the
shares  from  time  to  time  in  the  open  market,  in  privately   negotiated
transactions  or a combination  of these methods at market prices  prevailing at the  time of sale,  at  prices  related  to the  prevailing  market  prices,  at negotiated  prices,  or otherwise as described under "Plan of  Distribution." We will pay all expenses of registration incurred in connection with this offering, but the selling shareholders will pay all of their selling commission, brokerage fees and related expenses.

     Our common stock is traded over-the-counter under the symbol "GULF". On May
26,  2004,  the  average of the high and low bid and asked  prices of our common stock as traded over-the-counter was $.38 per share.

     Investing  in our stock  involves a high  degree of risk.  Please see "Risk
Factors" beginning on page 5 for a discussion of certain factors that you should consider before investing.

     Neither the  Securities and Exchange  Commission  nor any state  securities commission has approved or  disapproved  of these  securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed.  The selling  shareholders  may  not  sell  or  offer  those  securities  until  this registration  statement  filed with the  Securities  and Exchange  Commission is effective.  This  prospectus is not an offer to sell these  securities and it is not soliciting an offer to buy these  securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is ________________

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

                                      -i-

                               PROSPECTUS SUMMARY

     This summary highlights  selected  information  contained elsewhere in this prospectus.  The following  summary does not contain all of the information that may be important.  You should read the detailed information  appearing elsewhere in this prospectus before making an investment  decision.  Certain terms that we use in our  industry  are  italicized  and defined in the  "Glossary of Industry
Terms and Abbreviations" on page 44. Unless otherwise indicated,  all references to "GulfWest", the "Company", "we", "us" and "our" refer to GulfWest Energy Inc.
and our subsidiaries.

Our Business

     We are primarily engaged in the acquisition,  development, exploitation and production of crude oil and natural gas. Our focus is on  increasing  production from our existing  properties  through  further  exploitation,  development  and exploration,  and on acquiring additional interests in crude oil and natural gas properties in the United States of America.

     Since  we  made  our  first  significant   acquisition  in  1993,  we  have
substantially  increased  the value of our crude oil and  natural  gas  reserves
through  a  combination  of  acquisitions  and  the  further   exploitation  and
development  of our  properties.  At December 31,  2003,  our  estimated  proved reserves were  approximately  5.0 million barrels (MBbl) of oil and 32.7 billion cubic feet (Bcf) of natural gas with a Present  Value  discounted at 10% (PV-10)
of $114.4  million.  Due to the limited  available  capital  over the last three years,  we have not spent enough  capital to maintain or increase our  reserves.
This has led to a decrease in our proved  reserves in each of the years.  All of our properties are located on land in Texas, Colorado,  Louisiana,  Oklahoma and
Mississippi,  with the exception of Grand Lake in Louisiana.  In the future,  we plan to expand by continued  exploitation of our existing properties and through the acquisition of additional properties.

     Our  operations are  considered to fall within a single  industry  segment, which is the acquisition, development, production and servicing of crude oil and natural gas properties.  See "Management's  Discussion and Analysis of Financial
Condition and Results of Operations" beginning on page 19.

Our Company

     We were formed as a corporation under the laws of the State of Utah in 1987 as  Gallup  Acquisitions,  Inc.,  and  subsequently  changed  our  name to First
Preference  Fund,  Inc.  and then to  GulfWest  Energy,  Inc.  We became a Texas corporation by a merger effected in July 1992, in which our name became GulfWest
Oil Company.  On May 21, 2001,  we changed our name to GulfWest  Energy Inc. Our common stock is traded over-the-counter (OTC) under the symbol "GULF".

     Our  principal  office is located at 480 North Sam  Houston  Parkway  East,
Suite 300, Houston, Texas 77060 and our telephone number is (281) 820-1919.

Recent Transactions

     On April 27, 2004, we completed an $18,000,000  financing  package with new energy  lenders.  We used  $15,700,000 to retire  existing debt of  $27,584,145, resulting in forgiveness of debt of  $11,884,145,  the  elimination of a hedging liability  and the  return to the  Company of Series F  Preferred  Stock with an aggregate  liquidation  preference of $1,000,000  (this preferred  stock, at the request of the Company,  was  transferred to two companies  affiliated  with two directors  of the  Company.  See  "Certain  Transactions.")  This  taxable  gain resulting  from these  transactions  will be completely  offset by available net operating  loss  carryforwards.  The term of the note is eighteen  months and it bears interest at the prime rate plus 11%. This rate increases by .75% per month beginning in month ten. We paid the new lenders $1,180,000 in cash fees and also issued  them  warrants to purchase  2,035,621  shares of our common  stock at an exercise  price of $.01 per share,  expiring in five  years.  The  warrants  are subject  to  anti-dilution  provisions.  We are  required  by the  terms  of the warrants to register the resale of the common stock underlying the warrants, and those shares are offered by this prospectus.  See  "Management's  Discussion and
Analysis of Financial Condition and Results of Operations."

     Simultaneously,   our  wholly-owned  subsidiary,  GulfWest  Oil  &  Gas
Company,  completed  the  initial  phase of a private  offering  of its Series A
Preferred  Stock for  $4,000,000.  The Series A Preferred  Stock is exchangeable into our common stock based on a liquidation value of $500 per share of Series A
Preferred  Stock  divided by $.35 per share of our common  stock,  or 11,428,571 shares. As part of an advisory fee, we issued $500,000 of the Series A Preferred
Stock to a financial advisor.  One of our directors  acquired  $1,500,000 of the
Series A Preferred  Stock. The resale of the shares of common stock to be issued upon the exchange of the Series A Preferred Stock is offered by this prospectus.

     The Series A Preferred  Stock is entitled to receive  dividends at the rate of $45.00 per share per annum,  payable  quarterly,  as declared by the Board of
Directors. The Series A Preferred Stock is redeemable in whole or in part at any time,  at the  option  of the  issuer,  at a price of $500 per  share,  plus all accrued and undeclared  unpaid  dividends.  The conversion price of the Series A
Preferred  Stock is based  upon  $0.35 per share of  common  stock.  None of the
Series A Preferred Stock has been redeemed or converted.

     Pursuant to an agreement with the financial advisor, who provided access to the lenders and raised  $1,900,000  of the Series A Preferred  Stock,  we paid a cash fee of $400,000,  in addition to the $500,000  issued in Series A Preferred
Stock.  The advisor  contends that additional fees are due,  however we disagree and do not know what the outcome of the disagreement will be.

     Of the $21,500,000  total cash raised,  we used $15,700,000 to pay existing debt and $1,580,000 to pay fees and commissions,  leaving  $4,220,000  available for capital expenditures and working capital.

Other Securities Being Offered

     In addition to the  transactions  described  above,  this  prospectus  also covers the resale of our common  stock to be  acquired  upon  conversion  of our preferred stock and upon exercise of certain other warrants we have issued.

     As of May 26, 2004,  there was a total of 19,000 shares of preferred  stock issued and  outstanding  in three  series,  including  8,000  shares of Series D
Preferred  Stock,  9,000 shares of Series E Preferred  Stock and 2,000 shares of
Series F Preferred Stock (collectively,  "Preferred Stock"). The 8,000 shares of
Series D  Preferred  Stock are held by a former  director,  the 9,000  shares of
Series E Preferred Stock are held by a current  director and the 2,000 shares of
Series F are held by two companies  affiliated  with two  directors.  On a fully converted  basis,  the 8,000 shares of Series D Preferred Stock would convert to
500,000 shares of common stock. On a fully converted  basis, the 9,000 shares of
Series E Preferred Stock would convert to 2,250,000 shares of common stock. On a fully  converted  basis,  the 2,000  shares of Series F  Preferred  Stock  would convert to 1,000,000 shares of common stock.

     Since 1996 we have occasionally  issued warrants to employees,  consultants and directors as additional  compensation.  These warrants have exercise  prices ranging  from  $0.75 to $1.20 per share  and  entitle  the  warrant  holders  to purchase up to 990,000  shares of common  stock.  The warrants  contain  certain anti-dilution  provisions  and have  expiration  dates  from  January 6, 2005 to
December 7, 2006.

     Additionally,   warrants  have  occasionally  been  issued  to  lenders  or guarantors on loans to the Company as additional consideration for entering into the loans or  guaranties.  These  warrants  have an  exercise  price of $.75 per warrant  and entitle  the  warrant  holders to purchase up to 875,000  shares of common  stock.  A director of the Company  has  625,000 of these  warrants.  The warrants  contain certain  anti-dilution  provisions and have  expiration  dates ranging from February 12, 2005 to April 1, 2008.

Summary of the Offering

     This  prospectus  relates to the resale of an aggregate of up to 19,179,191 shares of our common stock (the "Shares")  issuable or issued to certain selling shareholders,  assuming  the  exchange  or  conversion  of the  preferred  stock described above and the exercise of the warrants  described  above.  The selling shareholders may offer to sell the Shares at fixed prices,  at prevailing market prices at the time of sale, or at varying negotiated prices. We will not receive any proceeds from the resale of Shares by the holders thereof.

     As of May  26,  2004  the  total  number  of  shares  of our  common  stock outstanding was 18,492,541,  not including the shares reserved for issuance upon the  exchange  or  conversion  of the  preferred  stock and the  exercise of the warrants described above.

     On May 26,  2004,  the average of the high and low bid and asked  prices of our common stock as traded over-the-counter was $.38 per share.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed a registration statement on Form S-1, as amended, to register the shares of common stock being  offered by this  prospectus.  In addition,  we
file  annual,   quarterly  and  special  reports,  proxy  statements  and  other information with the Securities and Exchange Commission.  Prospective purchasers may read and copy any reports,  statements or other  information  we file at the
Securities and Exchange  Commission's public reference facilities in Washington,
D.C.,  New York and Chicago,  Illinois.  Please call the Securities and Exchange
Commission at  1-800-SEC-0330  for further  information on the public  reference facilities. Our Securities and Exchange Commission filings are also available to the public from  commercial  document  retrieval  services,  and at the web site maintained by the Securities and Exchange Commission at  http://www.sec.gov.  As allowed by Securities and Exchange  Commission  rules,  this prospectus does not contain  all the  information  contained  in the  registration  statement  or in exhibits to the registration statement.

                                  RISK FACTORS

     Investing in our stock involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information in this prospectus  before making an investment in our stock. Any of the following risks could cause the trading price of the Shares to decline.

     Our success  depends  heavily  upon our ability to market our crude oil and natural gas production at favorable prices.

     In recent decades, there have been both periods of worldwide overproduction and  underproduction  of crude oil and natural gas, and periods of increased and relaxed energy  conservation  efforts.  Such  conditions have resulted in excess supply  of, and  reduced  demand  for,  crude oil on a  worldwide  basis and for natural gas on a domestic basis. At other times, there has been short supply of, and increased demand for, crude oil and, to a lesser extent,  natural gas. These changes have resulted in dramatic price fluctuations.

     The  degree  to  which  we are  leveraged  could  possibly  have  important consequences to our shareholders, including the following:

          (i)  Our   indebtedness,   acquisitions,   working  capital,   capital
     expenditures or other purposes may be impaired;

          (ii) Funds available for our operations and general corporate purposes or for capital  expenditures  will be reduced as a result of the dedication of a substantial  portion of our consolidated  cash flow from operations to the payment of the principal and interest on our indebtedness;

          (iii) We may be more highly leveraged than certain of our competitors, which may place us at a competitive disadvantage;

          (iv) The  agreements  governing  our long-term  indebtedness  and bank loans may contain restrictive financial and operating covenants;

          (v) An event of  default  (not cured or waived)  under  financial  and operating  covenants contained in our debt instruments could occur and have a material adverse effect;

          (vi) Certain of the borrowings under our debt agreements have floating rates of  interest,  which  causes  us to be  vulnerable  to  increases  in interest rates; and

          (vii) Our substantial degree of leverage could make us more vulnerable to a downturn in general economic conditions.

     Our  ability  to make  principal  and  interest  payments  under  long-term indebtedness and bank loans will be dependent upon our future performance, which is subject to financial,  economic and other  factors,  some of which are beyond our control.

     We cannot  assure you that our  current  level of  operating  results  will continue or improve.  We believe that we will need to access capital  markets in the  future in order to  provide  the  funds  necessary  to repay a  significant portion of our indebtedness. We cannot assure you that any such refinancing will be possible or that we can obtain any additional financing, particularly in view of our  anticipated  high levels of debt. If no such  refinancing  or additional financing were available, we could default on our debt obligations.

     We have incurred net losses in the past and there can be no assurance  that we will be profitable in the future.

     We have  incurred  net losses in three of the last five fiscal  years.  Our
accountants   have  included  a  "going   concern"   notation  in  their  letter
accompanying our audited financial statements. See "Financial Statements." If we continue to sustain net losses in future years, it will be difficult to continue as an operating entity.

     Our future operating results may fluctuate  significantly  depending upon a number  of  factors,  including  industry  conditions,  prices  of crude oil and natural gas, rates of production,  timing of capital  expenditures  and drilling success.  These variables could have a material  adverse effect on our business, financial  condition,  results of operations  and the market price of our common stock.

     Estimates of crude oil and natural gas reserves depend on many  assumptions that may turn out to be inaccurate.

     Estimates  of our proved  reserves  for crude oil and  natural  gas and the estimated  future net revenues  from the  production  of such reserves rely upon various  assumptions,  including  assumptions  as to crude oil and  natural  gas prices,  drilling  and  operating  expenses,  capital  expenditures,  taxes  and availability  of funds.  The  process of  estimating  crude oil and  natural gas reserves is complex and imprecise.

     Actual  future  production,  crude oil and natural  gas  prices,  revenues,
taxes,   development   expenditures,   operating   expenses  and  quantities  of
recoverable crude oil and natural gas reserves may vary  substantially  from the estimates we obtain from reserve  engineers.  Any significant  variance in these assumptions could materially  affect the estimated  quantities and present value of reserves we have set forth.  In addition,  our proved reserves may be subject to downward or upward revision due to factors that are beyond our control,  such as production history, results of future exploration and development, prevailing crude oil and natural gas prices and other factors.

     Approximately  25% of our total  estimated  proved reserves at December 31,
2003 were proved undeveloped reserves, which are by their nature less certain.

     Recovery of such reserves  requires  significant  capital  expenditures and successful  drilling  operations.  The  reserve  data set  forth in the  reserve engineer reports assumes that substantial  capital  expenditures are required to develop such reserves.  Although cost and reserve estimates  attributable to our crude oil and  natural  gas  reserves  have been  prepared  in  accordance  with industry  standards,  we cannot be sure that the  estimated  costs are accurate, that development will occur as scheduled or that the results of such development will be as estimated.

     You should not interpret the present value  referred to in this  prospectus as the current market value of our estimated crude oil and natural gas reserves.

     In accordance with  Securities and Exchange  Commission  requirements,  the estimated  discounted  future net cash flows from proved  reserves are generally based on prices and costs as of the date of the  estimate.  Actual future prices and costs may be materially higher or lower.

     The estimates of our proved reserves and the future net revenues from which the present  value of our  properties  is derived were  calculated  based on the actual  prices of our  various  properties  on a  property-by-property  basis at
December 31, 2003. The average  prices of all properties  were $29.51 per barrel of oil and $5.82 per thousand cubic feet (Mcf) of natural gas at that date.

     Actual  future  net cash  flows  will  also be  affected  by  increases  or decreases in  consumption by crude oil and natural gas purchasers and changes in governmental  regulations or taxation. The timing of both the production and the incurring of expenses in connection with the development and production of crude oil and natural gas properties affect the timing of actual future net cash flows from proved reserves. In addition, the 10% discount factor, which is required by the  Securities  and Exchange  Commission to be used in  calculating  discounted future  net cash  flows for  reporting  purposes,  is not  necessarily  the most appropriate  discount factor.  The effective  interest rate at various times and the risks  associated  with our  business or the oil and gas industry in general will affect the accuracy of the 10% discount factor.

     Except to the extent that we acquire properties  containing proved reserves or  conduct  successful  development  or  exploitation  activities,  our  proved reserves will decline as they are produced.

     In  general,  the  volume of  production  from  crude oil and  natural  gas properties  declines as reserves are depleted.  Our future crude oil and natural gas  production  is highly  dependent  upon our success in finding or  acquiring additional reserves.

     The  business of  acquiring,  enhancing  or  developing  reserves  requires considerable capital.

     Our ability to make the necessary capital  investment to maintain or expand our asset base of crude oil and  natural gas  reserves  could be impaired to the extent that cash flow from operations is reduced and external sources of capital become limited or  unavailable.  In addition,  we cannot be sure that our future acquisition and development activities will result in additional proved reserves or that we will be able to drill productive wells at acceptable costs.

     Crude oil and natural gas drilling and production activities are subject to numerous risks, many of which are beyond our control.

     These risks include (i) the possibility that no commercially productive oil or gas  reservoirs  will  be  encountered;  and,  (ii)  that  operations  may be curtailed,  delayed  or  canceled  due to title  problems,  weather  conditions, governmental requirements, mechanical difficulties, or delays in the delivery of drilling rigs and other equipment that may limit our ability to develop, produce and market our  reserves.  We cannot  assure you that new wells we drill will be productive or that we will recover all or any portion of our  investment in such new wells.

     Drilling for crude oil and natural gas may not be profitable.

     Any wells that we drill may be dry wells or wells that are not sufficiently productive  to be  profitable  after  drilling.  Such wells will have a negative impact on our profitability.  In addition,  our properties may be susceptible to drainage from production by other operators on adjacent properties.

     Our industry  experiences  numerous  operating risks that could cause us to suffer substantial losses.

     Such  risks  include   fire,   explosions,   blowouts,   pipe  failure  and
environmental  hazards,  such as oil  spills,  natural  gas leaks,  ruptures  or discharges of toxic gases.  We could also suffer losses due to personnel  injury or loss of life;  severe damage to or destruction of property;  or environmental damage that could result in clean-up responsibilities, regulatory investigation, penalties or suspension of our operations. In accordance with customary industry practice, we maintain insurance policies against some, but not all, of the risks described  above. Our insurance  policies may not adequately  protect us against loss or liability. There is no guarantee that insurance policies that protect us against the many risks we face will  continue  to be  available  at  justifiable premium levels.

     As owners and operators of crude oil and natural gas properties,  we may be liable under federal,  state and local environmental  regulations for activities involving water pollution, hazardous waste transport, storage, disposal or other activities.

     Our past growth has been  attributable  to  acquisitions of producing crude oil and natural gas properties  with proved  reserves.  There are risks involved with such acquisitions.

     The  successful   acquisition  of  properties  requires  an  assessment  of
recoverable reserves,  future crude oil and natural gas prices, operating costs, potential  environmental  and other  liabilities,  and other factors  beyond our control.  Such assessments are necessarily inexact and their accuracy uncertain.
In  connection  with such an  assessment,  we  perform  a review of the  subject properties that we believe to be generally  consistent with industry  practices.
Such a review,  however, will not reveal all existing or potential problems, nor will it  permit  us, as the  buyer,  to become  sufficiently  familiar  with the properties  to fully  assess  their  capabilities  or  deficiencies.  We may not inspect every well and, even when an inspection is  undertaken,  structural  and environmental problems may not necessarily be observable.

     When  we  acquire  properties,  in  most  cases,  we are  not  entitled  to contractual indemnification for pre-closing liabilities, including environmental liabilities.

     We  generally  acquire  interests  in  properties  on an "as is" basis with limited  remedies  for  breaches of  representations  and  warranties.  In those
circumstances   in  which  we  have  contractual   indemnification   rights  for
pre-closing  liabilities,  we cannot  assure you that the seller will be able to fulfill its  contractual  obligations.  In addition,  the competition to acquire producing crude oil and natural gas properties is intense and many of our larger competitors have financial and other resources  substantially greater than ours.
We cannot  assure  you that we will be able to acquire  producing  crude oil and
natural  gas  properties  that  have  economically   recoverable   reserves  for
acceptable prices.

     We  may  acquire  royalty,  overriding  royalty  or  working  interests  in properties that are less than the controlling interest.

     In such  cases,  it is likely  that we will not  operate,  nor  control the decisions affecting the operations,  of such properties. We intend to limit such acquisitions  to  properties  operated by  competent  parties  with whom we have discussed their plans for operation of the properties.

     We will need  additional  financing  in the future to  continue to fund our development and exploitation activities.

     We have made and will continue to make substantial capital  expenditures in our  exploitation and development  projects.  We intend to finance these capital expenditures with cash flow from operations,  existing financing arrangements or new  financing.  We cannot  assure you that such  additional  financing  will be available.  If it is not available,  our development and exploitation activities may have to be curtailed,  which could adversely affect our business,  financial condition and results of operations, as was the case in 2003.

     The  marketing of our natural gas  production  depends,  in part,  upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities.

     We could be  adversely  affected by changes in existing  arrangements  with transporters  of our  natural  gas  since  we do not own  most of the  gathering systems and pipelines  through which our natural gas is delivered to purchasers.
Our  ability to  produce  and market  our  natural  gas could also be  adversely
affected  by   federal,   state  and  local   regulation   of   production   and
transportation.

     The crude oil and natural gas industry is highly  competitive in all of its phases.

     Competition  is  particularly  intense with respect to the  acquisition  of desirable  producing  properties,  the  acquisition of crude oil and natural gas
prospects  suitable  for  enhanced  production   efforts,   and  the  hiring  of
experienced personnel. Our competitors in crude oil and natural gas acquisition, development,  and  production  include the major oil  companies,  in addition to numerous independent crude oil and natural gas companies, individual proprietors and drilling programs.

     Many of these  competitors  possess  and  employ  financial  and  personnel resources  substantially  in excess of those which are  available to us and may, therefore,  be able to pay more for desirable producing properties and prospects and to define,  evaluate,  bid for, and  purchase a greater  number of producing properties and prospects than our financial or personnel  resources will permit.
Our ability to generate  reserves in the future will be dependent on our ability to  select  and  acquire  suitable  producing  properties  and  prospects  while competing with these companies.

     The domestic oil industry is extensively  regulated at both the federal and state levels.  Although we believe we are presently in compliance with all laws, rules and regulations,  we cannot assure you that changes in such laws, rules or regulations,  or the  interpretation  thereof,  will not have a material adverse effect on our financial condition or the results of our operations.

     Legislation affecting the oil and gas industry is under constant review for amendment or  expansion,  frequently  increasing  the  regulatory  burden on the industry.  There are numerous  federal and state  agencies  authorized  to issue rules  and  regulations  affecting  the oil and gas  industry.  These  rules and regulations are often difficult and costly to comply with and carry  substantial penalties for noncompliance.

     State statutes and  regulations  require  permits for drilling  operations, drilling  bonds,  and  reports  concerning  operations.  Most  states  also have
statutes  and  regulations  governing   conservation   matters,   including  the
unitization or pooling of properties,  and the establishment of maximum rates of production from wells. Some states have also enacted statutes  prescribing price ceilings for natural gas sold within their states.

     Our industry is also  subject to numerous  laws and  regulations  governing plugging and  abandonment of wells,  discharge of materials into the environment and other matters  relating to  environmental  protection.  The heavy regulatory burden on the oil and gas industry  increases the costs of our doing business as an oil and gas company, consequently affecting our profitability.

     We have "blank check" preferred stock.

     Our  Articles of  Incorporation  authorize  the Board of Directors to issue preferred stock without further  shareholder action in one or more series and to designate  the dividend  rate,  voting rights and other rights  preferences  and restrictions.  The issuance of preferred  stock could have an adverse  impact on
holders  of  common   stock.   Preferred   stock  is  senior  to  common  stock.
Additionally, preferred stock could be issued with dividend rights senior to the rights of holders of common stock.  Finally,  preferred stock could be issued as part of a "poison pill",  which could have the effect of  determining  offers to acquire the Company See "Description of Securities"

     We do not pay dividends on our common stock.

     Our board of directors  presently intends to retain all of our earnings for the expansion of our business,  therefore we do not anticipate distributing cash dividends on our common  stock in the  foreseeable  future.  Any decision of our board of  directors  to pay  cash  dividends  will  depend  upon  our  earnings, financial position, cash requirements and other factors.

     The  holders  of our common  stock do not have  cumulative  voting  rights, preemptive rights or rights to convert their common stock to other securities.

     We are  authorized to issue  80,000,000  shares of common stock,  $.001 par value per share.  As of May 26,  2004,  there were  18,492,541  shares of common stock issued and outstanding.  Since the holders of our common stock do not have cumulative  voting  rights,  the holder(s) of a majority of the shares of common stock present,  in person or by proxy,  will be able to elect all of the members of our board of directors. The holders of shares of our common stock do not have preemptive rights or rights to convert their common stock into other securities.

     Management controls the Company.

     Mr. J. Virgil  Waggoner,  our  Chairman of the Board and one of the selling shareholders, owns 9,601,829 shares of our common stock, which represents almost
52% of the currently  outstanding common stock.  Additionally,  Mr. Waggoner has the right to acquire an additional  4,285,714  shares  pursuant to conversion of preferred stock and exercise of currently  exercisable warrants and options. See
"Security Ownership of Certain Beneficial Owners and Management."  Additionally,
all current  directors and officers as a group own almost 70% of the outstanding common  stock  (assuming  they  convert all  preferred  stock and  exercise  all currently  exercisable  warrants and options  held by them).  For as long as Mr.
Waggoner and the other directors and officers continue to own over a majority of the  outstanding  common  stock,  they will be able to control  elections to the board of directors and other matters  submitted to shareholders.  The percentage ownership of directors  and officers  could be reduced by the issuance of common stock on conversion of preferred stock and the exercise of warrants, although it is impossible to say how many shares will be actually issued.

     The  number  of  shares  of   outstanding   common  stock  could   increase
significantly as a result of our recent transactions.

     If all of the  common  stock  offered by this  prospectus  is issued by the
Company,  the number of our  outstanding  shares of common  stock will more than double.  It is impossible to say how many shares,  if any, will be issued by the
Company and how many  shares,  in turn,  will be resold  under this  prospectus.
However,  it is possible that our stock price could decline  significantly  as a result of an increased number of shares being offered into the market.
                                       10

                                 CAPITALIZATION

     The following table sets forth our  capitalization as of March 31, 2004 and as adjusted to give effect to the  transaction  listed  under  "Summary - Recent
Transactions  and - Other  Securities  Being  Offered"  and the  issuance of the shares offered by this prospectus,  assuming  conversion of all of the preferred stock  described  in this  prospectus  and  exercise  of all of the  outstanding warrants.  You  should  read  this  table  in  conjunction  with  our  financial statements,  "Selected Financial Data" and "Management's Discussion and Analysis
of Results of Operations  and Financial  Condition"  included  elsewhere in this prospectus.

                                                                                     March 31, 2004
                                                                            Actual                   As Adjusted
                                                                   -------------------------    ----------------------

Total long-term debt, less current portion                                       $  27,759                $18,027,759
Total current liabilities                                                       45,069,515                 17,485,370
                                                                   ------------------------      ---------------------

Total debt                                                                     $45,097,274                $35,513,129
                                                                   ------------------------      ---------------------

Shareholders' equity
     Series  D  Preferred   Stock,   $.01  par  value,   $500
     liquidation value, 8,000 shares outstanding                                      80                 -
     Series  E  Preferred   Stock,   $.01  par  value,   $500
     liquidation value, 9,000 shares outstanding                                      90                 -
     Series  F  Preferred   Stock,   $.01  par  value,   $500
     liquidation value, 2,000 shares outstanding                                      20                 -
     Class  A  Common  Stock,  $.001  par  value,  18,492,541
     shares outstanding actual, 37,671,733 as adjusted                            18,493                      37,672
     Additional paid-in equity                                                29,283,692                  34,777,558
     Accumulated deficit                                                    (23,746,355)                (11,590,097)
                                                                  -----------------------      ----------------------

     Total shareholders' equity                                                5,556,020                  23,225,133
                                                                  -----------------------      -----------------------
Total capitalization                                                           $50,653,294                $58,738,262
                                                                   ========================      =====================

                                 DIVIDEND POLICY

     We have never  declared  or paid cash  dividends  on our common  stock.  We currently  intend to retain all available  funds and any future earnings for use in the operation of our business and to fund future growth. We do not anticipate paying any cash dividends in the foreseeable future.

                           FORWARD-LOOKING STATEMENTS

     We make forward-looking statements throughout this prospectus. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe,"  "expect" or "anticipate"  will occur,  and other similar statements), you must remember that our expectations may not be correct, even  though  we  believe  they are  reasonable.  We do not  guarantee  that the transactions  and events  described in this  prospectus will happen as described
(or that they will happen at all). The forward-looking  information contained in this  prospectus  is  generally  located  in the  material  set forth  under the headings  "Summary,"  "Risk Factors,"  "Management's  Discussion and Analysis of
Financial  Condition and Results of Operations"  and "Business" but may be found
                                       11

in other locations as well. These forward-looking statements generally relate to our  plans  and  objectives  for  future  operations  and  are  based  upon  our management's reasonable estimates of future results and trends.

     YOU SHOULD RELY ONLY ON THE INFORMATION  CONTAINED IN THIS  PROSPECTUS.  WE
HAVE NOT AUTHORIZED  ANYONE TO PROVIDE YOU WITH  INFORMATION  THAT IS DIFFERENT.
THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE
INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS
PROSPECTUS,  REGARDLESS OF WHEN THIS  PROSPECTUS IS DELIVERED OR THE DATE OF ANY
SALE OF OUR COMMON STOCK.

                          MARKET PRICE OF COMMON STOCK

     Our common stock is traded  over-the-counter (OTC) under the symbol "GULF".
Fidelity Transfer Company,  1800 South West Temple, Suite 301, Box 53, Salt Lake
City, Utah 84115, (801) 484-7222 is the transfer agent for the common stock. The high and low trading prices for the common stock for each quarter in 2004,  2003 and 2002 are set forth  below.  The  trading  prices  represent  prices  between dealers,  without  retail  mark-ups,  mark-downs,  or  commissions,  and may not necessarily represent actual transactions.

                                                                     High              Low
                                                                     ----              ---
                  2004
                  ----
                      First Quarter                                  $.45             $.32

                  2003
                  ----
                      First Quarter                                  $.45             $.42
                  Second Quarter                                      .47              .35
                  Third Quarter                                       .47              .43
                      Fourth Quarter                                  .47              .32

                  2002
                  ----
                  First Quarter                                      $.66             $.55
                  Second Quarter                                      .60              .46
                  Third Quarter                                       .51              .20
                      Fourth Quarter                                  .44              .32

     We are authorized to issue  80,000,000  shares of Class A common stock, par value  $.001 per share (the  "common  stock").  As of May 26,  2004,  there were
18,492,541  shares of common stock issued and outstanding  (not including shares issuable upon exercise of outstanding  warrants or upon  conversion of preferred stock) and held by approximately 580 beneficial owners.
                                       12

                              SELLING SHAREHOLDERS

     The selling  shareholders may offer and sell, from time to time, any or all of the Shares.  Because the selling  security holders may offer all or only some portion of the 19,179,191  Shares to be registered,  no estimate can be given as to the amount or  percentage  of these  Shares  that will be held by the selling shareholders upon termination of the offering.

     The following table sets forth the name and  relationship  with us, if any, of certain of the  selling  shareholders  and (i) the number of shares of common stock  beneficially  owned by the selling  shareholders as of May 26, 2004, (ii)
the  maximum  number  of shares of common  stock  which may be  offered  for the account of the selling  shareholders  under this prospectus and (iii) the amount and  percentage of common stock that would be owned by the selling  shareholders after  completion  of the  offering,  assuming a sale of all of the common stock which may be offered  hereunder.  Except as otherwise  noted below,  the selling shareholders have not, within the past three years, had any position,  office or other material relationship with us.

     Beneficial  ownership is determined  under the rules of the  Securities and
Exchange  Commission.  The  number  of  shares  beneficially  owned  by a person includes  shares of common stock subject to options held by that person that are currently  exercisable  or  exercisable  within  60  days  of the  date  of this prospectus.  The  shares  issuable  under  these  securities  are  treated as if outstanding  for computing the percentage  ownership of the person holding these securities but are not treated as if  outstanding  for the purposes of computing the percentage ownership of any other person.

------------------------------------------------------ ------------------ ----------------- ------------------
                 Name and Address of                     Total Shares      % of Ownership     Total Shares
               Selling Security Holder                    Registered                              Owned
------------------------------------------------------ ------------------ ----------------- ------------------
Petrobridge Investment Management, LLC                     2,035,621            9.9             2,035,621
1600 Smith Street, Suite 4250
Houston, TX 77002
------------------------------------------------------ ------------------ ----------------- ------------------
Petro Capital Advisors                                    1,428,571,            8.0             1,428,571
1845Woodall Rodgers Frwy. ,Suite1700
Dallas, TX  75201
------------------------------------------------------ ------------------ ----------------- ------------------
Virgil Waggoner1                                           6,535,714            64.5           16,157,543
6605 Cypresswood Drive, Suite 250
Spring, TX 77379
------------------------------------------------------ ------------------ ----------------- ------------------
Patrick Parker                                              857,143             5.0              857,143
Scarbrough Building, 6th and Congress,
101 W. 6th St. Suite 610
Austin, TX  78701
------------------------------------------------------ ------------------ ----------------- ------------------
Douglas Moreland                                           1,428,571            8.0             1,428,571
1655 East Layton Drive
Englewood, CO  80110
------------------------------------------------------ ------------------ ----------------- ------------------
Stanley Chason                                              71,429               .4              71,429
1230 Watervale Court,
Pasadena, MD  21122
------------------------------------------------------ ------------------ ----------------- ------------------
XMen, LLC                                                  1,714,286            9.5             1,714,286
520 Lake Cook Road, Suite105
Deerfield, IL  60015
------------------------------------------------------ ------------------ ----------------- ------------------
Bruce Goldstein                                             57,143               .3              57,143
1934 Deercrest Lane
Northbrook, IL  60062
------------------------------------------------------ ------------------ ----------------- ------------------
Barry S. Cohn Revocable Trust                               214,286             1.3              214,286
2505 Astor Court
Glenview, IL  60025
------------------------------------------------------ ------------------ ----------------- ------------------
Bargus Partnership                                          714,286             4.2              714,286
664 South Evergreen Ave
Woodbury Heights, NJ  08097
------------------------------------------------------ ------------------ ----------------- ------------------
USGT Investors                                              371,429             2.2              371,429
1845 Woodall Rodgers,Suite1700
Dallas, TX  75201
------------------------------------------------------ ------------------ ----------------- ------------------
Star-Tex Trading Company                                    285,713             .02              370,381
16300 Addison Rd., Suite 300
Addison, TX 75001
------------------------------------------------------ ------------------ ----------------- ------------------
John E. Loehr                                              1,698,751            9.1             1,846,242
16300 Addison Rd., Suite 300
Addison, TX 75001
------------------------------------------------------ ------------------ ----------------- ------------------
Thomas R, Kaetzer                                           225,000             3.3              633,852
480 N. Sam Houston Parkway, Suite 300
Houston, TX 77060
------------------------------------------------------ ------------------ ----------------- ------------------
                                       13

                                       8

------------------------------------------------------ ------------------ ----------------- ------------------
                 Name and Address of                     Total Shares      % of Ownership     Total Shares
               Selling Security Holder                    Registered                              Owned
------------------------------------------------------ ------------------ ----------------- ------------------
Jim C. Bigham                                               125,000             1.3              245,985
480 N. Sam Houston Parkway, Suite 300
Houston, TX 77060
------------------------------------------------------ ------------------ ----------------- ------------------
Marshall A. Smith III                                       290,000             5.6             1,055,759
480 N. Sam Houston Parkway, Suite 300
Houston, TX 77060
------------------------------------------------------ ------------------ ----------------- ------------------
Intermarket Management LLC                                 1,428,751            7.7             1,428,751
170 Broadway., Suite 1700
New York, NY 10038
------------------------------------------------------ ------------------ ----------------- ------------------
Star Investments , LTD                                      100,000             .01              139,500
3421 Causeway Blvd., Suite 103
Metairie, LA 70002
------------------------------------------------------ ------------------ ----------------- ------------------
Ray B. Nesbitt                                              150,000             .02              393,333
1 Winston Woods
Houston, TX 77024
------------------------------------------------------ ------------------ ----------------- ------------------
J. T. Thompson                                              40,000               -               40,000
1212 Woodhollow Drive, No. 15101
Houston, TX 77057
------------------------------------------------------ ------------------ ----------------- ------------------
Rick Gardner                                                100,000             .01              100,000
1615 Poydras, 5th Floor
New Orleans, LA 70112
------------------------------------------------------ ------------------ ----------------- ------------------
Ron Zimmerman                                               60,000               -               60,000
1212 Woodhollow Drive, No. 15101
Houston, TX 77057
------------------------------------------------------ ------------------ ----------------- ------------------
Steven M. Morris                                           500,000               -              500,000
P.O. Box 941828
Houston, TX 77094
------------------------------------------------------ ------------------ ----------------- ------------------

1        Mr. Waggoner is Chairman of the Board of the Company.  See "Management."

                              PLAN OF DISTRIBUTION

     The selling  shareholders  may, from time to time, sell all or a portion of the  shares of common  stock on any market  upon  which the common  stock may be quoted (currently the OTC Bulletin Board), in privately negotiated  transactions or otherwise.  Such sales may be at fixed prices prevailing at the time of sale, at prices  related to the market prices or at negotiated  prices.  The shares of common  stock  being  offered  by this  prospectus  may be  sold by the  selling shareholders using one or more of the following methods, without limitation:

          (a) Block trades in which the broker or dealer so engaged will attempt to sell the shares of common  stock as agent but may  position and resell a portion of the block as principal to facilitate the transaction;

          (b)  purchases  by broker or dealer  as  principal  and  resale by the broker or dealer for its account pursuant to this prospectus;

          (c) an  exchange  distribution  in  accordance  with the  rules of the applicable exchange;

          (d) ordinary  brokerage  transactions  and  transactions  in which the broker solicits purchasers;

          (e) privately negotiated transactions;

          (f) market  sales (both long and short to the extent  permitted  under the federal securities laws);

          (g) at the  market to or  through  market  makers or into an  existing market for the shares;

          (h)  through  transactions  in  options,  swaps or  other  derivatives
     (whether exchange listed or otherwise); and

          (i) a combination of any aforementioned methods of sale.

     In the event of the  transfer by the selling  shareholder  of its shares to any pledgee,  donee or other  transferee,  we will amend this prospectus and the registration  statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his or her shares.

     In effecting  sales,  brokers and dealers engaged by a selling  shareholder may arrange for other brokers or dealers to participate.  Brokers or dealers may receive  commissions or discounts from the selling shareholder or, if any of the broker-dealers  act as an  agent  for the  purchaser  of such  shares,  from the purchaser  in amounts to be  negotiated  which are not  expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling  shareholder to sell a specified number of the shares of common stock at
a  stipulated  price  per  share.   Such  an  agreement  may  also  require  the
broker-dealer  to purchase as principal any unsold shares of common stock at the
price  required  to  fulfill  the   broker-dealer   commitment  to  the  selling
shareholder if such  broker-dealer is unable to sell the shares on behalf of the selling  shareholder.  Broker-dealers  who  acquire  shares of  common  stock as principal may thereafter  resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.
                                       15

     Such  sales  by a  broker-dealer  could  be at  prices  and on  terms  then prevailing at the time of sale,  at prices  related to the  then-current  market price or in  negotiated  transactions.  In  connection  with such  resales,  the broker-dealer  may  pay  to  or  receive  from  the  purchasers  of  the  shares commissions as described above.

     A selling  shareholder and any  broker-dealers  or agents that  participate with that selling  shareholder  in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with these sales. In that event, any commissions received by the  broker-dealers  or agents  and any profit on the resale of the shares of common stock purchased by them may be deemed to be  underwriting  commissions or discounts under the Securities Act of 1933, as amended.

     From time to time,  a selling  shareholder  may pledge its shares of common stock  pursuant to the margin  provisions  of its customer  agreements  with its brokers. Upon a default by a selling shareholder,  the broker may offer and sell the pledged shares of common stock from time to time.  Upon a sale of the shares of common stock, the selling  shareholders  intend to comply with the prospectus delivery  requirements  under  the  Securities  Act  of  1933  by  delivering  a prospectus  to  each  purchaser  in the  transaction.  We  intend  to  file  any amendments or other necessary documents in compliance with the Securities Act of
1933 which may be required in the event a selling shareholder defaults under any customer agreement with brokers.

     To the extent  required  under the Securities Act of 1933, a post effective amendment to this registration  statement will be filed,  disclosing the name of any broker-dealers,  the number of shares of common stock involved, the price at which the common  stock is to be sold,  the  commissions  paid or  discounts  or
concessions  allowed  to  such  broker-dealers,   where  applicable,  that  such
broker-dealers  did not conduct any  investigation to verify the information set out or  incorporated by reference in this prospectus and other facts material to the transaction.

     We and the selling shareholders will be subject to applicable provisions of the Securities  Exchange Act of 1934, as amended,  and the rules and regulations under it, including,  without  limitation,  Rule 10b-5 and, insofar as a selling shareholder is a distribution  participant and we, under certain  circumstances, may be a distribution participant,  under Regulation M. All of the foregoing may affect the marketability of the common stock.

     All expenses of the registration  statement including,  but not limited to, legal,  accounting,  printing  and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with  any sale of the  shares  of  common  stock  will be  borne by the  selling shareholder, the purchasers participating in such transaction, or both.

     Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities  Act of 1933, as amended,  may be sold under Rule 144 rather than pursuant to this prospectus.
                                       15

                       SELECTED HISTORICAL FINANCIAL DATA

     The following  table sets forth selected  historical  financial data of our
Company for the  three-month  period  ended  March 31, 2004 and 2003,  and as of
December 31, 2003,  2002,  2001, 2000 and 1999, and for each of the periods then ended.  See  "Business" and  "Management's  Discussion and Analysis of Financial
Condition and Results of  Operations."  The income  statement data for the years ended  December 31, 2003,  2002 and 2001 and the balance  sheet data at December
31, 2003 and 2002 are derived from our audited  financial  statements  contained elsewhere  herein.  The income  statement  data for the years ended December 31,
2000 and 1999 and the balance sheet data at December 31, 2001, 2000 and 1999 are derived from our Annual Report on Form 10-K for those  periods.  You should read this data in  conjunction  with our  consolidated  financial  statements and the notes thereto included elsewhere herein.

                      (in thousands, except per share data)

                                   Three-Month Period
                                    Ended March 31,
                                      (unaudited)                                                                                                            Year Ended December 31,

                                   2004         2003         2003          2002         2001          2000          1999
                                   ----         ----         ----          ----         ----          ----          ----
Income Statement Data
---------------------
Operating Revenues              $ 2,538,729  $ 3,250,603  $ 11,010,723  $10,839,797  $ 12,990,581  $ 8,984,175   $   2,812,639

Net income (loss) from
     operations                     363,693      862,683       917,571      927,655     3,451,875    2,464,017     (1,464,094)

Net income (loss)                  (268,628)     120,659    (3,024,426)  (4,502,313)    1,044,291      352,774     (2,269,506)

Dividends on preferred stock        (34,375)       -          (127,083)    (112,500)      (56,250)                   (450,684)

Net income (loss) available
to      common shareholders        (303,003)     120,659    (3,151,509)  (4,614,813)      988,401     352,774      (2,720,190)

Net income (loss), per share
     of common stock              $    (.02)    $    .01   $     (.17)   $     (.25)    $     .05   $     .02     $      (.34)

Weighted average number
     of shares of common
     stock outstanding           18,492,541   18,492,541    18,492,541   18,492,541    18,464,343   17,293,848       7,953,147

Balance Sheet Data
------------------

Current assets                    2,003,513    2,953,646   $ 1,742,689  $ 2,353,046  $  2,205,862  $ 2,934,804   $   1,357,465

Total assets                     52,334,478   53,355,980    52,428,774   53,088,941    51,379,209   32,374,128      20,009,793

Current liabilities              45,069,515   44,160,887    44,619,652   43,998,566    12,492,365    7,594,986       4,650,691

Long-term obligations             1,405,323      115,223     1,393,607      137,808    26,541,957   18,077,371      11,304,318

Other liabilities                   303,620    1,110,137       591,467    1,128,993

Shareholders' Equity              5,556,020    7,969,733   $ 5,824,648  $ 7,823,574  $ 12,344,887  $ 6,701,771   $   4,054,784
                                       16

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     You should read the following  discussion in conjunction with our financial statements and the notes thereto  included  elsewhere in this  prospectus.  This discussion and analysis contains  forward-looking  statements within the meaning of the federal securities laws. These forward-looking  statements are subject to risks and  uncertainties  that could cause actual  results to differ  materially from  historical  results  or our  predictions.  Please see "Risk  Factors"  and
"Forward-Looking  Statements" for a discussion of the  uncertainties,  risks and assumptions associated with these statements.

Overview

     We are engaged  primarily in the  acquisition,  development,  exploitation, exploration  and  production  of crude  oil and  natural  gas.  Our  focus is on increasing  production  from our existing  crude oil and natural gas  properties
through  the  further   exploitation,   development  and  exploration  of  those
properties,  and on acquiring  additional interests in crude oil and natural gas properties. Our gross revenues are derived from the following sources:

     1.   Oil and gas  sales  that are  proceeds  from the sale of crude oil and natural gas production to midstream purchasers;

     2.   Operating  overhead  and other income that  consists of earnings  from operating  crude oil and  natural  gas  properties  for other  working interest owners, and marketing and transporting natural gas. This also includes earnings from other miscellaneous activities.

     3.   Well  servicing  revenues that are earnings from the operation of well servicing equipment under contract to other operators. During 2003, we worked only for our own account.

     The  following is a discussion  of our  consolidated  financial  condition, results of operations,  financial  condition and capital  resources.  You should read this discussion in conjunction with our Consolidated  Financial  Statements and the Notes thereto contained elsewhere herein. See "Financial Statements."

Results of Operations

     The factors which most  significantly  affect our results of operations are
(1) the sales price of crude oil and natural  gas,  (2) the level of total sales volumes of crude oil and natural gas, (3) the cost and  efficiency  of operating our properties, (4) depletion and depreciation of oil and gas property costs and related  equipment,  (5) the level of and interest rates on borrowings,  (6) the level and success of new  acquisitions  and development of existing  properties, and (7) the adoption of changes in accounting rules.

     We  consider  depletion  and  depreciation  of oil and gas  properties  and related  support  equipment  to be  critical  accounting  estimates,  based upon estimates of oil and gas reserves.

     The  estimates  of oil and gas  reserves  utilized  in the  calculation  of
depletion  and   depreciation   are  estimated  in  accordance  with  guidelines
established  by  the  Securities  and  Exchange  Commission  and  the  Financial
Accounting  Standards  Board,  which require that reserve  estimates be prepared under existing economic and operating conditions with no provision for price and cost  escalations  over  prices  and  costs  existing  at year  end,  except  by contractual arrangements.
                                       17

     We emphasize that reserve estimates are inherently imprecise.  Accordingly, the  estimates  are  expected  to change  as more  current  information  becomes available.  Our policy is to amortize  capitalized oil and gas costs on the unit of  production  method,  based upon these  reserve  estimates.  It is reasonably possible the estimates of future cash inflows, future gross revenues, the amount of oil  and gas  reserves,  the  remaining  estimated  lives  of the oil and gas properties,  or any  combination of the above may be increased or reduced in the near term. If reduced, the carrying amount of capitalized oil and gas properties may be reduced materially in the near term.

     Comparative  results of operations for the periods  indicated are discussed below.

     Three-Month  Period  Ended  March 31, 2004  compared to Three Month  Period
Ended March 31, 2003.

Revenues

     Oil and Gas Sales.  Revenues from the sale of crude oil and natural gas for the first quarter  decreased 22% from  $3,204,900 in 2003 to $2,500,600 in 2004.
This was due to a decrease in oil and natural gas sales volumes. The lower sales volumes were due to (1) the natural  decline in  production  from our Gulf Coast fields;  (2) the  temporary  shut-in of some natural gas wells in the Grand Lake and  Madisonville  Fields,  as a result of gas  compressor  and  sales  pipeline maintenance and operational  changes;  and (3) the  non-availability  of capital funds needed to restore  production in certain wells with  down-hole  mechanical problems.

     Operating  Overhead  and  Other  Income.  Revenues  from  these  activities decreased  17% from  $45,700  in 2003 to  $38,100 in 2004,  due  primarily  to a decrease in sales volume in fields where we transport for other working interest owners.

Costs and Expenses

     Lease  Operating  Expenses.  Lease  operating  expenses  decreased  4% from
$1,369,900 in 2003 to $1,314,300 in 2004 due to lower production taxes.

     Depreciation, Depletion and Amortization (DD and A). DD and A decreased 27%
from $603,900 in 2003 to $439,200 in 2004 due to lower sales volumes.

     General  and  Administrative  (G  and  A)  Expenses.  Our G and A  expenses decreased 3% from $414,000 in 2003 to $401,200 in 2004.

     Interest  Expense.  Interest expense increased 21% from $760,900 in 2003 to
$920,200 in 2004,  primarily due to penalty interest charged in January 2004, by our largest debt holder.

     Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Revenues

     Oil and Gas Sales.  Our  operating  revenues from the sale of crude oil and natural gas increased by 4% from  $10,447,000  in 2002 to  $10,844,000  in 2003.
This  increase  was due to higher  sales prices but offset by normal oil and gas production  declines.  We were unable to offset the production  declines through development efforts because of limited development capital.
                                       18

     Well  Servicing  Revenues.  There were no revenues from our well  servicing operations in 2003 compared to $39,000 in 2002 since we ceased  performing  work for other operators and concentrated on our own properties.

     Operating  Overhead  and  Other  Income.  Revenues  from  these  activities decreased  53% from  $354,000 in 2002 to $166,000 in 2003,  primarily due to (1)
the loss of an oil and gas  marketing  contract and (2) lower  pipeline  volumes resulting in less transportation revenue.

Costs and Expenses

     Lease  Operating  Expenses.  Lease  operating  expenses  increased  2% from
$5,430,000  in 2002 to  $5,528,000  in 2003 due to increased  vendor  prices and increased production taxes.

     Cost of Well Servicing Operations. There were no well servicing expenses in
2003 compared to $56,000 in 2002 since we did not work for other operators.

     Depreciation, Depletion and Amortization (DD and A). DD and A decreased 17%
from  $2,698,000  in  2002 to  $2,226,000  in  2003,  principally  due to  lower production  volumes.  We  also  recorded  income  of  $262,000  related  to  the cumulative effect of adopting SFAS 143.

     Accretion Expense.  We recorded accretion expense of $77,000 as a result of adopting SFAS 143 "Asset Retirement Obligation", effective January 1, 2003.

     General and  Administrative (G and A) Expenses.  G and A expenses increased
31% from  $1,728,000 in 2002 to  $2,262,000  in 2003 due to expenses  associated with financing efforts that were not culminated.

     Interest Income and Expense.  Interest expense increased 6% from $3,159,000 in 2002 to  $3,363,000  in 2003  due to  penalty  interest  paid to our  largest lender.

     Other  Financing  Costs.  In 2003,  we recorded an expense of $1,000,000 to account for the issuance of 2,000 shares of our  preferred  stock to our largest lender under a financial agreement.

     Unrealized Gain (Loss) on Derivative Instruments. The estimated future fair value of derivative  instruments  at December 31, 2003 resulted in an unrealized gain of $537,000 in 2003 compared to an unrealized loss of $1,597,000 in 2002.

     Dry Holes,  Abandoned  Property and Impaired Assets.  The cost of abandoned property in 2003 was $359,000  because the lack of capital to complete  projects resulted in the loss of leases.  This  compared to combined  costs of dry holes, abandoned property and impaired assets of $617,000 in 2002.

     Dividends  on Preferred  Stock.  In 2003,  accrued and unpaid  dividends on preferred stock due were $127,000. In 2002, dividends on preferred stock due and paid were $112,000.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Revenues

     Oil and Gas Sales.  Our  operating  revenues from the sale of crude oil and natural gas decreased by 16% from  $12,426,000  in 2001 to  $10,447,000 in 2002.
This  decrease was due to normal oil and gas  production  declines of 6% and oil and gas price declines of 10%.
                                       21

     Well  Servicing  Revenues.  Revenues  from  our well  servicing  operations decreased by 77% from $169,000 in 2001 to $39,000 in 2002. This decrease was due to  performing  less work for third  parties and the sale of one of our workover rigs.

     Operating  Overhead  and  Other  Income.  Revenues  from  these  activities decreased 10% from  $395,000 in 2001 to $354,000 in 2002,  primarily as a result of the termination of a gas transportation sales contract with a local utility.

Costs and Expenses

     Lease  Operating  Expenses.  Lease  operating  expenses  increased  5% from
$5,155,000 in 2001 to  $5,430,000  in 2002 due to increased  vendor prices which more than offset a decrease in production taxes.

     Cost of Well Servicing  Operations.  Well servicing  expenses decreased 69%
from  $182,000  in 2001 to $56,000 in 2002 due to less work  under  contract  to third parties and the sale of one workover rig.

     Depreciation,  Depletion and Amortization (DD and A). DD and A increased 8%
from  $2,491,000  in 2001 to  $2,698,000  in 2002,  due to a reduction in proved reserves at year end 2002.

     General  and  Administrative  (G and A)  Expenses.  G and A  expenses  were essentially unchanged from $1,710,000 in 2001 to $1,728,000 in 2002.

     Interest Income and Expense. Interest expense increased 15% from $2,757,000 in 2001 to $3,159,000 in 2002 due to increased debt  associated with the funding of acquisitions  in August,  2001,  capital used in our development  program and issuance of warrants associated with working capital loans.

     Unrealized Gain (Loss) on Derivative Instruments. The estimated future fair value of derivative  instruments  at December 31, 2002 resulted in an unrealized loss of $1,597,000 in 2002 compared to an unrealized gain of $4,215,000 in 2001.
Also in 2001, an unrealized  loss of  $3,747,000,  resulting from the cumulative effect of adopting SFAS No. 133 "Accounting for Derivative Instruments and Other
Hedging Activities," was recorded.

     Dry Holes, Abandoned Property,  Impaired Assets. The costs of a dry hole in
Louisiana of $339,000,  abandoned  property in Oklahoma of $222,000 and impaired assets in  Mississippi of $55,000  totaled  $617,000 in 2002 compared to none in
2001.

     Dividends on Preferred Stock. In 2002, dividends on Preferred Stock due and paid were $112,000.  Dividends on Preferred Stock due were $56,000 and paid were
$28,000 in 2001.

Financial Condition and Capital Resources

     At March 31, 2004, our current  liabilities  exceeded our current assets by
$43,066,002.  We had a loss available to common shareholders of $303,003 for the quarter compared to an income of $120,659 for the period in 2003.

     During the first quarter of 2004,  our sales volumes were 45,184 barrels of crude oil and 253,756 Mcf of natural gas compared to 61,209 barrels of crude oil and 317,547 Mcf of natural gas in the first  quarter of 2003.  Revenue for crude oil sales for the quarter was  $1,263,863 in 2004 compared to $1,501,723 in 2003 and for natural gas sales was $1,236,777 in 2004 compared to $1,703,140 in 2003.
                                       19

     In a  subsequent  event on April 27,  2004,  we  completed  an  $18,000,000 financing  package  with new  energy  lenders.  We used  $15,700,000  to  retire existing debt of  $27,584,145,  resulting in forgiveness of debt of $11,884,145, the cancellation of a hedging liability and the return of $1,000,000 in Series F
Preferred  Stock.  The  resulting  taxable  gain  will be  completely  offset by available net  operating  loss  carryforwards.  The term of the note is eighteen months and it bears  interest at the prime rate plus 11%. This rate increases by
..75% per month  beginning  in month ten. We paid the new lenders  $1,180,000  in cash fees and also issued them  warrants  to  purchase  2,035,621  shares of our common stock at an exercise price of $.01 per share, expiring in five years.

     The new $18,000,000  credit facility has a term of 18 months.  However,  if the loan has not been repaid by the end of nine months the lender is entitled to receive a 0.5% overriding  royalty interest on all of the oil and gas properties in  GulfWest  Oil &  Gas  Company  for each month the loan  continues  to be outstanding up until the 18th month.  In addition,  the lender may at its option control  the  revenue  stream of the  Company  and any  resulting  disbursements starting in month ten.  Further,  the lender will receive a fee of $270,000 upon the repayment of the credit facility.

     Simultaneously with the financing,  our wholly-owned  subsidiary,  GulfWest
Oil & Gas Company,  completed the initial phase of a private offering of its
Series A  Preferred  Stock  for  $4,000,000.  The  Series A  Preferred  Stock is
exchangeable  into our common  stock  based on a  liquidation  value of $500 per share of Series A Preferred  Stock divided by $.35 per share of our common stock or  11,428,571  shares.  As part of an advisory  fee, we issued  $500,000 of the
Series A Preferred Stock to a financial  advisor.  One of our directors acquired
$1,500,000 of the Series A Preferred Stock.

     Pursuant to an agreement with the financial  advisor who provided access to the lender and raised $1,900,000 of the Series A Preferred Stock, we paid a cash fee of $400,000, in addition to the $500,000 issued in Series A Preferred Stock.
The advisor contends that additional fees are due, however,  we disagree and, at this time, do not know what the outcome of the disagreement will be.

     Of the $21,500,000  total cash raised,  we used $15,700,000 to pay existing debt and  associated  obligations  and  $1,580,000 to pay fees and  commissions, leaving $4,220,000 available for capital expenditures and working capital.

     Effective  December 1, 200l and amended August 16, 2002, we entered into an
Oil and Gas Property  Acquisition,  Exploration and  Development  Agreement (the
"Summit  Agreement") with Summit  Investment  Group-Texas,  L.L.C., an unrelated party,  ("Summit").  Under  the  agreement,  Summit  provided  payments  in  the aggregate of $1,200,000 in advanced funds for our use in the  acquisition of oil and  gas  leases  and  other  mineral  and  royalty  interests,  and  production activities, and was to recoup and recover those advanced funds.

     On March 5, 2004,  we entered into an Option  Agreement for the Purchase of
Oil and Gas Leases (the  "Addison  Agreement")  with W. L.  Addison  Investments
L.L.C., a private company owned by Mr. J. Virgil Waggoner and Mr. John E. Loehr, two of our directors,  (`Addison").  Under the Addison Agreement, Addison agreed to pay Summit,  on our behalf,  the non-recouped and outstanding  advanced funds
amounting  to   $1,200,000,   thereby   retiring  the  Summit   Agreement.   For
consideration  of such payment,  Addison acquired certain oil and gas leases and wellbores from Summit but agreed to grant us a 180-day  redemption option (which may be extended by mutual  consent) to purchase  the same for  $1,200,000,  plus interest at the prime rate plus 2%. We tendered Addison a promissory note in the amount of $600,000,  with interest at the prime rate plus 2%, to substitute  for an account  payable to Summit,  pursuant  to the Summit  Agreement,  in the same amount.  The note will be considered  paid in full if we exercise the redemption option and pay the  $1,200,000,  plus  interest.  Summit  retained  the right to participate  up to a 25% working  interest  in the  drilling of any wells on the
                                       20

leases  acquired by Addison.  In the event we exercise  the  redemption  option,
Addison  may, at its sole  option,  retain up to a 25%  working  interest in the leases.

     We are  pursuing  the  consolidation  of all of our debt,  including  notes payables and bridge loans.  Our goal is to simplify our financial  structure and provide adequate capitalization for the development of our oil and gas assets.

Inflation and Changes in Prices

     While the general level of inflation  affects certain costs associated with the petroleum  industry,  factors  unique to the industry  result in independent price  fluctuations.  Such price  changes have had, and will  continue to have a
material   effect  on  our   operations;   however,   we  cannot  predict  these
fluctuations.

     The following  table indicates the average crude oil and natural gas prices received over the last three years by quarter.  Average prices per barrel of oil
equivalent,   computed  by  converting  natural  gas  production  to  crude  oil equivalents  at the rate of 6 Mcf per barrel,  indicate the composite  impact of changes in crude oil and natural gas prices.

                                                               Average Prices
                                         ------------------------------------------------------------
                                            Crude Oil                                      Per
                                               And                 Natural             Equivalent
                                             Liquids                 Gas                 Barrel
                                         -----------------     ----------------      ----------------
                                            (per Bbl)             (per Mcf)

2003
----
First                                        $24.53                $5.36                $28.08
Second                                        23.53                 4.47                 25.04
Third                                         23.85                 4.32                 24.86
Fourth                                        24.99                 4.56                 25.02

2002
----
First                                        $19.40                $2.81                $18.31
Second                                        20.75                 3.16                 19.83
Third                                         22.04                 2.87                 19.67
Fourth                                        22.38                 3.56                 22.11

2001
----
First                                        $24.15                $5.27                $27.87
Second                                        24.14                 3.88                 23.71
Third                                         23.25                 3.08                 21.08
Fourth                                        19.94                 2.62                 17.96

Controls and Procedures

     Our principal executive officer and our principal financial officer,  based on their  evaluation of our  disclosure  controls and  procedures (as defined in
Rules  13a-14(c) of the  Securities  Exchange Act of 1934) as of March 31, 2004,
have concluded that as of such date, our disclosure  controls and procedures are
adequate  to  ensure  material  information  and  other  information   requiring
disclosure is identified and communicated on a timely basis.
                                       21

     During the year ended  December  31, 2003 and the three  months ended March
31,  2004,  there were no  significant  changes  in our  internal  control  over financial  reporting that have materially  affected or are reasonably  likely to materially affect our internal control over financial reporting.

Qualitative and Quantitative Disclosures About Market Risk

     Information with respect to qualitative  disclosures about material risk is contained in "Risk Factors".

     Information  with respect to quantitative  disclosures  about material risk follow:

     All of our financial  instruments  are for purposes other than trading.  We only enter derivative financial  instruments in conjunction with our oil and gas hedging activities.

     Hypothetical  changes in interest rates and prices chosen for the following
stimulated   sensitivity  effects  are  considered  to  be  reasonably  possible near-term changes generally based on consideration of past fluctuations for each risk  category.  It is not  possible to  accurately  predict  future  changes in interest rates and product prices.  Accordingly,  these hypothetical changes may not be an indicator of probable future fluctuations.

Interest Rate Risk

     We are exposed to interest rate risk on debt with variable  interest rates.
At May 26, 2004, we carried  variable rate debt of  $28,875,565.  Assuming a one percentage  point change at May 26, 2004 on our variable  rate debt,  the annual pretax income (loss) would change by $288,756.

Commodity Price Risk

     In the past we have  entered  into and may in the future enter into certain derivative  arrangements  with  respect to  portions  of our oil and natural gas production to reduce our sensitivity to volatile commodity prices.  During 2003,
2002, and 2001, we entered into price swaps and put agreements.  We believe that these derivative arrangements,  although not free of risk, allow us to achieve a more  predictable  cash  flow and to  reduce  exposure  to  price  fluctuations.
However,  derivative  arrangements  limit the benefit to us of  increases in the prices of crude oil and natural gas sales. Moreover, our derivative arrangements apply  only to a portion  of our  production  and  provide  only  partial  price protection against declines in price. Such arrangements may expose us to risk of financial  loss in certain  circumstances.  We expect  that the daily  volume of derivative  arrangements will vary from time to time. We continuously reevaluate our derivative program in light of market conditions, commodity price forecasts, capital  spending  and debt  service  requirements.  For  2004,  we have  hedged approximately 70% of our projected oil production and gas production.

                   Crude Oil                                Daily Volume                      Price per Bbl
                   ---------                                ------------                      -------------
May 1, 2004 to October 31, 2005                               329 Bbls                            $32.00
November 1, 2005 to April 30, 2006 (1)                        231 Bbls                             $25.75 put
May 1, 2006 to October 31, 2006 (1)                           198 Bbls                             $25.75 put
November 1, 2006 to April 30, 2007 (1)                        165 Bbls                             $25.75 put
                  Natural Gas                               Daily Volume                     Price per MMBTU
                  -----------                               ------------                     ---------------
May 1, 2004 to October 31, 2005                              1,865 MMBTU                          $5.15
November 1, 2005 to April 30, 2006 (1)                       1,698 MMBTU                           $4.50 put
May 1, 2006 to October 31, 2006 (1)                          1,319 MMBTU                           $4.50 put
November 1, 2006 to April 30, 2007 (1)                        989 MMBTU                            $4.50 put
                                       22

(1) These are "put" derivative  instruments we purchased and we will receive the difference  between the actual market price and the put price only if the actual market price is below the put price.  If the actual  market price is equal to or above the put price, we do not pay or receive any settlement amount.

     Oil and gas sales are adjusted for gains or losses related to the effective portion of hedging  transactions  as the underlying  hedged  production is sold.
Changes in fair value of the  ineffective  portion of  designated  hedges or for derivative  arrangements  that do not  qualify as hedges are  recognized  in the consolidated  statement  of  income  as  derivative  gain or  loss.  None of our derivative  instruments  at March 31, 2004 were  designated  as hedges under the terms of SFAS No.  133,  "Accounting  for  Derivative  Instruments  and  Hedging
Activity." Adjustments to oil and gas sales from our hedging activities resulted in a reduction in revenues of  $1,496,303,  $368,776 and $762,480 in 2003,  2002
and 2001, respectively.  In addition, we recognized a gain/(loss) on derivatives of $537,526,  ($1,596,575) and $4,215,017 in 2003, 2002 and 2001,  respectively.
See Note 1 to our Consolidated  Financial  Statements  included in this Form S-1 for additional discussion on derivative instruments.

     Based on NYMEX futures prices,  the fair value of our hedging  arrangements at March 31, 2004 was a net loss of $591,467. All hedges which were in existence at March 31, 2004 were canceled as part of our debt  restructuring  on April 27,
2004.

     More  generally,  dramatic  price  volatility  in the  natural  gas and oil markets has existed the past several  years.  In fact, the average quoted prices for natural gas hovered  around the low levels of $2.10 per MCf in January 2002,
with  the  expectation  of  further   decreases.   However,   the  market  price
dramatically  reversed  in the  summer  months  of 2002  and have  continued  to improve,  which lead natural gas to trade at an average NYMEX price of $5.44 per
MMBTU for 2003.

Financial Statements and Supplementary Data

     Information with respect to this our financial statements and supplementary data is  contained  in our  financial  statements  beginning  on Page F-1 of the financial section of this Prospectus.
                                       23

                             BUSINESS AND PROPERTIES

Our Business

     This summary highlights  selected  information  contained elsewhere in this prospectus.  The following  summary does not contain all of the information that may be important.  You should read the detailed information  appearing elsewhere in this prospectus before making an investment  decision.  Certain terms that we use in our  industry  are  italicized  and defined in the  "Glossary of Industry
Terms and Abbreviations" on page 44. Unless otherwise indicated,  all references to "GulfWest", the "Company", "we", "us" and "our" refer to GulfWest Energy Inc.
and our subsidiaries.

     We are primarily engaged in the acquisition,  development, exploitation and production of crude oil and natural gas. Our focus is on  increasing  production from our existing  properties  through  further  exploitation,  development  and exploration,  and on acquiring additional interests in crude oil and natural gas properties.

     Since  we  made  our  first  significant   acquisition  in  1993,  we  have
substantially  increased our ownership in producing  properties and the value of our crude oil and natural gas reserves through a combination of acquisitions and the further  exploitation  and  development of our  properties.  At December 31,
2003, our part of the estimated  proved  reserves these  properties  contain was approximately  5.0 million  barrels  (MBbl) of oil and 32.7  billion  cubic feet
(Bcf) of  natural  gas with a Present  Value  discounted  10%  (PV-10) of $114.4 million.  At  present,  all of our  properties  are  located  on land in  Texas,
Colorado,  Louisiana  and  Oklahoma,  except  for the  property  on Grand  Lake,
Louisiana.  In the future, we plan to expand by acquiring additional  properties in those areas, and in similar  properties  located in other areas of the United
States.

     Our  operations are  considered to fall within a single  industry  segment, which is the acquisition, development, production and servicing of crude oil and natural gas properties.  See "Management's  Discussion and Analysis of Financial
Condition and Results of Operations."

Our Company

     We were formed as a corporation under the laws of the State of Utah in 1987 as  Gallup  Acquisitions,  Inc.,  and  subsequently  changed  our  name to First
Preference  Fund,  Inc.  and then to  GulfWest  Energy,  Inc.  We became a Texas corporation by a merger effected in July 1992, in which our name became GulfWest
Oil Company. On May 21, 2001, we changed our name to GulfWest Energy Inc.

     Our  principal  office is located at 480 North Sam  Houston  Parkway  East,
Suite 300, Houston, Texas 77060 and our telephone number is (281) 820-1919.

     GulfWest Energy Inc. has six active and three inactive, direct or indirect, wholly owned subsidiaries: The active subsidiaries are:

          1. GulfWest Oil and Gas Company,  a Texas  corporation,  was organized
     February 18, 1999 and is the owner of record of interests in certain  crude oil and natural gas properties  located in Colorado,  Texas, and Louisiana.
     It  has  one  wholly  owned  subsidiary,   GulfWest  Oil  and  Gas  Company
     (Louisiana) LLC, a Louisiana company,  that was formed July 31, 2001 and is the owner of record of  interests  in  certain  crude oil and  natural  gas properties in Louisiana.

          2.  SETEX Oil and Gas  Company,  a Texas  corporation,  was  organized
     August 11, 1998 and is the operator of crude oil and natural gas properties in which we own the majority working interest.
                                       24

          3. RigWest Well  Service,  Inc., a Texas  corporation,  was  organized
     September  5,  1996  and  operates  well  servicing  equipment  for our own account.

          4. DutchWest Oil Company, a Texas corporation,  was organized July 28,
     1997 and is the owner of  record  of  interests  in  certain  crude oil and natural gas properties located along the Gulf Coast of Texas.

          5. GulfWest  Development  Company, a Texas corporation,  was organized
     November 9, 2000 and is the owner of record of interests  in certain  crude oil and natural gas properties located in Texas, Oklahoma and Mississippi.

Our Business Strategy

     We have pursued a business strategy of acquiring interests in crude oil and natural gas producing  properties where production and reserves can be increased through exploitation activities. Such activities include workovers,  development drilling, recompletions,  replacement or addition of equipment and waterflood or other  secondary  recovery  techniques.  We have  expanded our business  plan to include an  increased  but  controlled  emphasis  on  development  drilling  for additional  crude oil and natural gas  reserves.  Key  elements of our  business strategy include:

     Continued Acquisition Program. We acquired properties in four crude oil and natural  gas  fields  in Texas  and  Louisiana  in the year  2001.  We intend to continue to pursue interests in crude oil and natural gas properties (i) held by small, under-capitalized operators and (ii) being divested by larger independent and major oil and gas companies.

     Development  and  Exploitation  of  Existing  Properties.  Our intent is to increase  crude oil and  natural gas  production  and  reserves of our  existing assets through relatively low-risk  development  activities,  such as workovers, recompletions, horizontal drilling from existing wellbores and infield drilling, as well as the more efficient use of production  facilities and the expansion of existing waterflood operations.

     Significant  Operating Control.  Currently,  we are the operator of all the wells,  except two, in which we own working  interests.  This operating  control enables us to better manage the nature,  timing and costs of development of such wells, and marketing of the resulting production.
                                       25

     Ownership of Workover  Rigs. We currently own three  workover  service rigs and one  swabbing  unit that we  operate  for our own  account.  By  owning  and operating  this  equipment,  we are  better  able to control  costs,  quality of operations and availability of equipment and services.

     Greater  Natural Gas  Ownership.  At December 31, 2003,  our reserves  were comprised of 48% crude oil and 52% natural  gas. We will  continue to expand our role in the domestic natural gas industry by (i) acquiring  additional interests in natural gas  properties,  (ii)  increasing the production and reserve base of our  existing  natural gas  properties,  and (iii)  acquiring  ownership of more natural gas  gathering  systems and  pipelines.  We are  presently  focusing our workover and  development  efforts on both crude oil and natural gas reserves to take advantage of the higher prices of both commodities.  We are also seeking to expand our ownership of gas gathering  systems and pipelines located in our main
field  areas.   Our  goal  is  to  have  greater  control  of  our  natural  gas transportation  and  marketing,  and an expanded role in the  transportation  of natural gas produced by other parties in our area of operations.

     Expanded  Exploration  and  Exploitation  Role.  Historically,  we have not drilled  exploratory  wells due to the cost and risk  associated  with  drilling prospective  locations.  However,  since  the  end of  1998,  we  have  acquired producing  properties that have included significant acreage for prospective oil and gas  exploration.  These  include  producing  wells and acreage in Crockett,
Grimes, Hardin, Jim Wells, Kimble, Madison, Palo Pinto, Refugio, Sutton, Wharton
and Zavala, Counties, Texas; Adams, Arapaho, Elbert and Weld Counties, Colorado;
Creek County, Oklahoma; and, Cameron Parish, Louisiana.  These acquisitions have added  existing  natural gas and crude oil  production to our asset base and, as importantly,  have provided us with immediate  geological databases for drilling opportunities.  We have  expanded  our  evaluation  efforts in these  fields and intend to increase our  development of reserves,  not only through  workovers of existing wells, but by drilling additional wells.

Our Employees

     At December 31, 2003, we had 34 full time employees,  of whom 22 were field personnel.

Our Properties

     At December  31, 2003,  we owned a total of 684 gross  wells,  of which 266 were producing,  351 were shut-in or temporarily abandoned and 67 were injection or saltwater  wells.  We owned an average 94% working  interest in the 266 gross
(249.90 net) producing wells.  Gross wells are the total wells in which we own a working interest.  Net wells are the sum of the fractional  working interests we own in gross wells.  Our part of the estimated  proved reserves these properties contain was  approximately  5.0 million  barrels  (MBbl) of oil and 32.7 billion cubic feet (Bcf) of natural gas. Substantially all of our properties are located in Texas, Colorado, Louisiana and Oklahoma.
                                       26

Proved Reserves

     The following  table reflects our estimated  proved reserves at December 31 for each of the preceding three years.

                                               2003           2002           2001
                                               ----           ----           ----

                        Crude Oil (MBbl)
                               Developed
                             Undeveloped     3,773          4,026          3,940

                                             1,265          1,496          1,932
                                           -------------  -------------  -------------

                                   Total
                                             5,038          5,522          5,872
                                           =============  =============  =============

                      Natural Gas (MMcf)
                               Developed
                             Undeveloped    24,642         25,374         21,204

                                            8,018          8,785          18,054
                                           -------------  -------------  -------------

                                   Total   32,660         34,159         39,258
                                           =============  =============  =============

                            Total (MBOE)   10,481         11,215         12,415
                                           =============  =============  =============

     (a)  Approximately  75% of our total proved  reserves  were  classified  as proved developed at December 31, 2003.

     (b) Barrel of Oil Equivalent  (BOE) is based on a ratio of 6,000 cubic feet of natural gas for each barrel of oil.

Standardized Measure of Discounted Future Net Cash Flows

     The following  table sets forth as of December 31 for each of the preceding three years, the estimated future net cash flow from and standardized measure of discounted future net cash flows of our proved reserves,  which were prepared in accordance  with the  rules  and  regulations  of the  Securities  and  Exchange
Commission.  Future  net cash flow  represents  future  gross cash flow from the production  and sale of  proved  reserves,  net of  crude  oil and  natural  gas production  costs  (including  production  taxes, ad valorem taxes and operating expenses) and future  development  costs. The  calculations  used to produce the figures in this table are based on current cost and price factors at December 31 for each  year.  We  cannot  assure  you that the  proved  reserves  will all be developed  within the periods used in the  calculations or that prices and costs will remain constant.

                                                            2003                  2002                  2001
                                                     --------------------  --------------------  -------------------

Future cash inflows                                  $     336,795,385     $    308,381,837      $    199,162,921

Future production and development costs-
  Production                                               109,468,727          105,629,872            77,526,278
  Development                                               21,460,459           23,350,811            23,610,596
                                                     --------------------  --------------------  -------------------

Future net cash flows before income taxes                  205,866,199          179,401,154             98,026,047
Future income taxes                                        (46,885,360)         (38,611,577)           (13,281,358)
                                                     --------------------  --------------------  -------------------

Future net cash flows after income taxes                   158,980,839          140,789,577             84,744,689
10% annual discount for estimated timing
  of cash flows                                            (70,653,419)         (63,165,742)           (35,895,306)
                                                      --------------------  --------------------  ------------------

Standardized measure of discounted
 Future net cash flows(1)                            $       88,327,420    $      77,623,835     $      48,849,383
                                                     ====================  ====================  ===================

(1)  The average prices of our proved reserves were $29.51 per Bbl and $5.82 per
     Mcf,  $28.72  per Bbl and $4.43 per Mcf,  and  $17.67  and $2.43 per Mcf at
     December 31, 2003, 2002 and 2001 respectively.
                                       27

Significant Properties

     Summary  information  on our properties  with proved  reserves is set forth below as of December 31, 2003.

                        Productive Wells                            Proved Reserves                            Present
                 --------------------------------------------------------------------------------------- ----------------
                     Gross             Net                                                                  Value (1)
                                                                                                            ---------
                 ProductiveWells   Productive         Crude               Natural
                                      Wells            Oil                  Gas             Total             Amount
                 --------------  ---------------------------------     --------------  ----------------   ---------------
                                                       (MBbl)               (MMcf)         (MBOE)              ($M)

Texas                 185           181.03             2,969                18,717          6,088          $    67,235
Colorado               35            23.62               355                 6,090          1,370               11,303
Oklahoma               28            28.00               150                   -              150                1,301
Louisiana              17            16.88             1,558                 7,853          2,867               34,484
Mississippi             1              .37                 6                   -                6                   73
                ------------------------------------------------- ------------------------------------   --------------
          Total       266           249.90             5,038                32,660         10,481        $     114,396
                ================================================= ====================================   ==============

(1)  The average prices of our proved reserves were $29.51 per Bbl and $5.82 per
     Mcf at December 31, 2003.

     All information set forth herein relating to our proved reserves, estimated future  net cash flows and  present  values is taken from  reports  prepared  by
Pressler Petroleum Consultants,  independent petroleum engineers.  The estimates of these  engineers  were based upon their review of  production  histories  and other  geological,  economic,  ownership  and  engineering  data provided by and relating  to us. No reports  on our  reserves  have been filed with any  federal agency. In accordance with the Securities and Exchange Commission's  guidelines, our estimates of proved  reserves and the future net revenues from which present values  are  derived  are made using  year end crude oil and  natural  gas sales prices held constant throughout the life of the properties (except to the extent a contract specifically provides otherwise).  Operating costs, development costs and certain  production-related  taxes were  deducted  in arriving at  estimated future net  revenues,  but such costs do not include debt  service,  general and administrative expenses and income taxes.

     There are  numerous  uncertainties  inherent  in  estimating  crude oil and natural  gas  reserves  and their  values,  including  many  factors  beyond our control.  The reserve  data set forth in this  report are based upon  estimates.
Reservoir  engineering is a subjective  process,  which involves  estimating the sizes of underground  accumulations  of crude oil and natural gas that cannot be measured in an exact manner.  The accuracy of any reserve estimate is a function of the quality of available data,  engineering and geological  interpretation of that  data,  and  judgment.  As a  result,  estimates  of  different  engineers, including  those used by us, may vary.  In  addition,  estimates of reserves are subject to revision based upon actual production, results of future development, exploitation  and exploration  activities,  prevailing crude oil and natural gas prices,  operating  costs and other  factors.  Such  revisions  may be material.
Accordingly,  reserve estimates are often different from the quantities of crude oil and natural gas that are ultimately  recovered and are highly dependent upon the accuracy of the assumptions  upon which they are based. We cannot assure you that the  estimates  contained  in this report are accurate  predictions  of our crude oil and natural gas reserves or their  values.  Estimates  with respect to proved reserves that may be developed and produced in the future are often based upon  volumetric  calculations  and upon  analogy to similar  types of  reserves rather than upon actual production history. Estimates based on these methods are
generally  less  reliable  than  those  based  on  actual  production   history.
Subsequent  evaluation of the same reserves based upon  production  history will result in potentially substantial variations in the estimated reserves.
                                       28

Production, Revenue and Price History

     The  following  table sets forth  information  (associated  with our proved reserves)  regarding  production  volumes of crude oil and natural gas, revenues and expenses  attributable  to such  production  (all net to our  interests) and certain price and cost  information  for the years ended December 31, 2003, 2002 and 2001.

                                              2003                2002                2001
                                         ----------------    ----------------    ----------------

Production
    Oil (Bbl)                                 221,433             278,374             294,276
    Natural gas (Mcf)                       1,191,350            1,487,048          1,594,899
                                         ----------------    ----------------    ----------------
        Total (BOE)                           419,991              526,215            560,092

Revenue
    Oil production                       $  5,362,657        $   5,859,568       $  6,690,338
    Natural gas production                  5,481,803            4,587,601          5,735,765
                                         ----------------    ----------------    ----------------
         Total                           $ 10,844,460        $  10,447,169       $ 12,426,103

Operating Expenses                       $  5,527,841        $   5,430,205       $  5,155,500

Production Data
    Average sales price
        Per barrel of oil                $      24.22        $       21.05       $      22.73
        Per Mcf of natural gas                   4.60                 3.09               3.60
        Per BOE                                 25.82                19.85              22.19

    Average expenses per BOE
        Lease operating                         13.16                10.32               9.20
        Depreciation, depletion and
        amortization                             5.30                 5.13               4.45
        General and administrative       $       5.39         $       3.28        $      3.05

Productive Wells at December 31, 2003

     The  following  table  shows  the  number  of  productive  wells  we own by location:

                       Gross            Net            Gross             Net
                     Oil Wells       Oil Wells       Gas Wells        Gas Wells
                    ------------    ------------    -------------    ------------

Texas                   109            108.81           76              72.22
Colorado                 22             14.37           13               9.25
Oklahoma                 28             28.00           -                 -
Louisiana                13             12.88            4               4.00
Mississippi               1               .37           -                 -
                    ------------    ------------    -------------    ------------
     Total              173            164.43           93              85.47
                    ============    ============    =============    ============
                                       29

Developed Acreage at December 31, 2003

     The following  table shows the developed  acreage that we own, by location, which is acreage  spaced or assigned to  productive  wells.  Gross acres are the total  acres in which we own a  working  interest.  Net acres are the sum of the fractional working interests we own in gross acres.

                                              Gross Acres             Net Acres
        Texas                                    18,380                  14,255
        Colorado                                  5,000                   2,700
        Louisiana                                 1,695                   1,256
        Oklahoma                                    900                     684
                                              -------------        ------------
                        Total                    25,975                  18,895

Undeveloped Acreage at December 31, 2003

     The following table shows the undeveloped acreage that we own, by location.
Undeveloped acreage is acreage on which wells have not been drilled or completed to a point that would permit the  production of  commercial  quantities of crude oil and natural gas.

                                              Gross Acres             Net Acres
        Texas                                    18,070                  14,749
        Colorado                                 10,000                   6,000
        Louisiana                                    80                      55
        Oklahoma                                    900                     684
                                                  -------------    ------------
                        Total                    29,050                  21,488

Drilling Results

     We did not drill any wells in 2003.  In 2002,  we drilled  one  exploratory well, in which we own 18% working interest,  that resulted in a dry hole and one development well, in which we own 100% working interest, that is productive.  We drilled  three  wells  in 2001,  all of which  were  development  wells  and are currently productive.  These development wells included two horizontal wells, in which we own 96% and 89% working interest, drilled by sidetracking from existing wellbores in the Madisonville  Field,  Texas, and one well, in which we own 100%
working interest, that was deepened in our Leona River Field, Texas.

Legal Proceedings

     From time to time, we are involved in litigation relating to claims arising out of our  operations  or from  disputes  with vendors in the normal  course of business.  As of May 26, 2004, we were not engaged in any legal proceedings that are  expected,  individually  or in the  aggregate,  to have a material  adverse effect on us.
                                       30

                                   MANAGEMENT

     The following  table sets forth  information on our directors and executive officers:

              Name                 Age                Position                 Year First Elected
                                                                               Director or Officer
J. Virgil Waggoner(1)(2)            76   Chairman of the Board                        1997

John E. Loehr                       58   Chief Executive Officer and                  1992
                                         Director
Thomas R. Kaetzer                   45   President, Chief Operating                   1998
                                         Officer and Director
Marshall A. Smith III(1)(2)         56   Director                                     1989
M. Scott Manolis(1)(2)              50   Director                                     2003
Richard L. Creel                    55   Vice President of Finance and                1998
                                         Controller
Jim C. Bigham                       68   Vice President and Secretary                 1991
         (1)      Member of the Audit Committee.
         (2)      Member of the Compensation Committee.

     J. Virgil  Waggoner has served as a director of GulfWest  since December 1,
1997 and was elected Chairman of the Board in May, 2002. Mr.  Waggoner's  career in the  petrochemical  industry  began in 1950 and  included  senior  management positions with Monsanto Company and El Paso Products Company,  the petrochemical and plastics unit of El Paso Company. He served as president and chief executive officer of Sterling Chemicals,  Inc. from the firm's inception in 1986 until its sale and his retirement in 1996. He is currently chief executive  officer of JVW
Investments, Ltd., a private company.

     John E. Loehr was appointed Chief Executive Officer on May 12, 2004 and has served as a director of  GulfWest  since  1992,  was  chairman of the board from
September 1, 1993 to July 8, 1998 and was chief financial  officer from November
22, 1996 to May 28, 1998. He is also currently president and sole shareholder of
ST Advisory  Corporation,  an investment company, and vice-president of Star-Tex
Trading  Company,  also an  investment  company.  He was  formerly  president of
Star-Tex Asset Management,  a commodity-trading  advisor, and a position he held from 1988 until 1992 when he sold his ownership interest. Mr. Loehr is a CPA and a member of the American Institute of Certified Public Accountants.

     Thomas R. Kaetzer was appointed  senior vice president and chief  operating officer of  GulfWest  on  September  15,  1998 and on  December  21, 1998 became president  and a director.  He was Chief  Executive  Officer from March 20, 2001 until  May12,  2004.  Prior  to  joining  GulfWest,  Mr.  Kaetzer  had 17  years experience  in the oil and gas  industry,  including  14 years with Texaco Inc., which  involved  the  evaluation,  exploitation  and  management  of oil and gas assets. He has both onshore and offshore experience in operations and production management,  asset  acquisition,  development,  drilling  and  workovers  in the continental U.S., Gulf of Mexico,  North Sea, Colombia,  Saudi Arabia, China and
West Africa.  Mr.  Kaetzer has a Masters  Degree in Petroleum  Engineering  from
Tulane University and a Bachelor of Science Degree in Civil Engineering from the
University of Illinois.

     Marshall A. Smith III founded  GulfWest and served as an officer in various capacities,  including  president,  chief executive  officer and chairman of the board,  from July 1989 until his resignation in May 2002. He is currently a paid consultant and remains a director.

     M. Scott  Manolis is newly  nominated to the board.  He is the chairman and
chief  executive  officer  of  Intermarket   Management,   LLC  and  Intermarket
Brokerage,   LLC.  He  has  over  twenty  years  experience  in  commodity  risk management, commodity finance and commodity-based investments. Prior to founding
Intermarket,  Mr. Manolis  concurrently served as managing director of Commodity
Strategies  for Refco Group,  LTD. and Managing  Director of Global  Derivatives
Strategies for  Forstmann-Leff  International  (an asset  management firm wholly owned by Refco Group, LTD), where he directed commodity-based investments. Prior to that, he served as a vice  president and director of the Commodity  Portfolio
Management  Group at Jefferies &  Company.  He received a B. S. in Economics from the University of South Dakota in 1979.

     Richard L. Creel has served as controller of GulfWest since May 1, 1997 and was  elected  vice  president  of  finance  on May 28,  1998.  Prior to  joining
GulfWest, Mr. Creel served as Branch Manager of the Nashville,  Tennessee office of Management Reports and Services, Inc. He has also served as controller of TLO
Energy  Corp.  He has  extensive  experience  in general  accounting,  petroleum accounting and financial consulting and income tax preparation.

     Jim  Bigham  has  served as  secretary  since  1991 and as  executive  vice president of GulfWest since 1996. Prior to joining GulfWest,  he held management and sales  positions in the real estate and printing  industries.  Mr. Bigham is also a retired  United States Air Force Major.  During his military  career,  he served  in  both  command  and  staff  officer  positions  in  the  operational, intelligence and planning areas.
                                       31

     Directors  are  elected  annually  and hold  office  until the next  annual meeting or until their successors are duly elected and qualified.

Code of Ethical Conduct

     The  Board  recently  adopted  a Code of  Ethical  Conduct  (the  "Code  of
Conduct"), which requires that all employees,  directors and officers, including our Chief Executive Officer and Chief Financial  Officer,  adhere to the Code of
Conduct in addressing  legal and ethical issues  encountered in conducting their work.  The Code of Conduct  requires that these  individuals  avoid  conflict of interests,  comply with all laws and other legal requirements,  conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.  The  Code  of  Conduct  contains  additional  provisions  that  apply specifically  to our Chief Financial  Officer and other financial  officers with respect to full and accurate reporting.
Board Meetings and Committees

     Our  board  of  directors  has   established  an  audit   committee  and  a
compensation committee. The functions of these committees, their members and the number of meetings held during 2003 are described below.

     The audit  committee  was  established  to review  and  appraise  the audit efforts of our independent  auditors,  and monitor our accounts,  procedures and internal controls.  The committee was comprised of Mr. John E. Loehr (Chairman),
Mr. J. Virgil  Waggoner,  and Mr. M. Scott  Manolis.  The committee met twice in
2003.  The Board of  Directors  had made a  determination  that Mr. Loehr was an independent financial expert. When Mr. Loehr was elected Chief Executive Officer on May 12, 2004, he resigned from the audit  committee.  Mr. Manolis was elected
Chair of the audit committee and Mr. Marshall A. Smith III has been appointed to that  committee.  The Board of Directors has not had an  opportunity to conclude whether the newly  constituted  audit  committee  has an  independent  financial expert.

     The function of the  compensation  committee is to fix the annual  salaries and other  compensation  for our officers and key  employees.  The committee was comprised  of Mr. J. Virgil  Waggoner  (Chairman),  Mr. John E. Loehr and Mr. M.
Scott  Manolis.  The  committee met twice in 2003.  Mr. Loehr  resigned from the committee on May 12, 2004 when he became Chief Executive Officer.

Compensation of Directors

     The  shareholders  approved an amended and restated  Employee  Stock Option
Plan on May 28, 1998,  which  included a provision for the payment of reasonable fees in cash or stock to directors. No fees were paid to directors in 2003.
                                       32

                           EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information  regarding  compensation paid to our  executive  officers  whose total  annual  compensation  is $100,000 or more during each of the last three fiscal years.

                                                                                                Long Term
                                                                                             Compensation
                                              Annual Compensation                                Awards
                                             -----------------------------      -----------------------------
                                                                       Other                                All
                                                                       Annual      Restricted              Other
                                                     Year             Compen-        Stock                Compen-
Name and Principal Position       End         Salary($)   Bonus($)    sation($)   Awards($)  Options(#)  sation($)
---------------------------       ---        ----------   --------    ---------   ---------  ----------  ---------

Thomas R. Kaetzer (1)             2003         150,000         -         25,000         -         -          -
   President and                  2002         144,167         -         25,000         -      100,000       -
Chief                             2001         131,249         -         25,000         -      135,000       -
Executive  Officer
Marshall A. Smith III (2)         2001         150,000         -            -           -         -          -

(1)  Mr. Kaetzer joined us as chief  operating  officer in September,  1998, was elected  president in December,  1998 and chief executive  officer on March
     20, 2001. He receives a base annual salary $150,000,  plus a $25,000 annual contribution to a life insurance savings account paid monthly.  He was also awarded  5-year  options to purchase  300,000  shares of common stock to be issued 100,000 each year over a three year period.

(2)  Mr. Smith  served as chief  executive  officer  until March 20, 2001 and as chairman of the board until his resignation on May 11, 2002. As chairman of the board,  Mr. Smith devoted full time to the business.  Effective June 1,
     2002, he resigned as an executive  officer and became a paid  consultant at an annual fee of $150,000,  plus a $25,000  annual  contribution  to a life insurance  savings  account to be paid monthly.  His  consulting  agreement expires September 30, 2004.

Option Grants During 2003

     There were no options granted during 2003.

Option Exercises During 2003 and
Year End Option Values (1)

                                          Number of  Securities           Value of Unexercised
                                    Underlying Unexercised Options        In-the-Money Options
                                              at FY-End (#)                   at FY-End ($)
                                              Exercisable/                    Exercisable/
Name                                         Unexercisable                   Unexercisable
----------------------------        --------------------------------    --------------------------

Thomas R. Kaetzer                              335,000                            -0-

(1)  No shares were  acquired  or value  realized  upon the  exercise of options since no options were exercised by Mr. Kaetzer in 2003.
                                       33

Employment Agreements

     Effective October 1, 2001, we entered into an Employment Agreement with Mr.
Thomas R. Kaetzer,  president and chief executive  officer for a period of three years. Under the Employment Agreement, Mr. Kaetzer receives a base annual salary of $150,000,  plus a $25,000 annual  contribution  to a life  insurance  savings account to be paid  monthly.  He was also  awarded  5-year  options to  purchase
300,000  shares of common stock to be issued 100,000 each year over a three year period.

     In the event of a change of control,  Mr.  Kaetzer  will have the option to continue as an employee under the terms of the Employment Agreement or receive a lump-sum cash severance  payment equal to 200% of his annual base salary for the year following the change of control.

     Effective  June 1, 2002,  we entered into a Consulting  Agreement  with Mr.
Marshall A. Smith III,  which expires  September  30, 2004 Under the  Consulting
Agreement,  Mr. Smith  receives an annual  consulting  fee of  $150,000,  plus a
$25,000  annual  contribution  to a life  insurance  savings  account to be paid monthly.

     In the event of a change of  control,  Mr.  Smith  will have the  option to continue as a consultant under the terms of the Consulting  Agreement or receive a lump-sum cash severance payment equal to 200% of his annual consulting fee for the year following the change of control.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2003, Messrs.  Waggoner, Loehr and Manolis served on the
Compensation Committee.  No interlocking  relationship exists between any member of  the  Board  or  Compensation  Committee  and  any  member  of the  Board  or
Compensation  Committee  of any  other  company,  nor has any such  interlocking relationship existed in the past.
                                       34

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following  table sets forth  information  as of May 26 , 2004 regarding the  beneficial  ownership  of common  stock by each  person  known to us to own beneficially 5% or more of the outstanding common stock, each director,  certain named executive  officers,  and the directors and executive officers as a group.
The  persons  named in the table  have sole  voting  and  investment  power with respect to all shares of common stock owned by them, unless otherwise noted.

     Beneficial  ownership is  determined  in  accordance  with the rules of the
Securities and Exchange Commission. For the purpose of calculating the number of shares beneficially owned by a shareholder and the percentage  ownership of that shareholder,  shares of common  stock  subject  to  options  that are  currently exercisable or exercisable within 60 days of the date of this prospectus by that shareholder are deemed outstanding.

      Name and Address of             Amount and Nature of        Percent %
       Beneficial Owner               Beneficial Ownership        ---------
      ----------------                --------------------

      J. Virgil Waggoner1,2               16,157,543                64.5
      Thomas R. Kaetzer2,3                   633,852                 3.3
      Jim C. Bigham2,4                       245,985                 1.3
      Richard L. Creel2,5                    110,000                  .6
      John E. Loehr2,6                       417,491                 2.2
      Marshall A. Smith III2,7             1,055,759                 5.6
      M. Scott Manolis2,8                  1,428,751                 7.7
      All current directors and officers
         as a group (8 persons)9          18,370,630                69.9

1    Includes   4,285,714  shares  underlying   exchangeable   preferred  stock,
     2,250,000 shares underlying  convertible  preferred stock and 20,000 shares subject to currently exercisable options.

2    Shareholder's  address  is 480 N. Sam  Houston  Parkway  East,  Suite  300,
     Houston, Texas 77060.

3    Includes 196,226 shares owned directly,  2,626 shares owned by his wife and
     235,000 shares subject to currently exercisable warrants and options.

4    Includes  155,000  shares  subject to  currently  exercisable  warrants and options.

5    Includes 80,000 subject to currently exercisable options.

6    Includes 62,653 shares held directly; and 64,838 shares held by ST Advisory
     Corporation  and 290,000 shares subject to currently  exercisable  warrants and options.  Mr. Loehr is president  and sole  shareholder  of ST Advisory
     Corporation.

7    Includes 596,046 shares owned directly,  2,959 shares owned by his wife and
     456,754 shares subject to currently exercisable warrants and options.

8    Includes  1,428,751  shares held by  Intermarket  Management LLC subject to currently exchangeable preferred stock .

9    Includes  1,236,754  shares subject to currently  exercisable  warrants and
     options  and  6,535,714  shares  underlying   convertible  or  exchangeable
     preferred stock.
                                       35

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

Transactions With Management and Others

     On October 23,  1995,  we sold  $25,000  each of 9%  promissory  notes in a private offering to two trusts, the trustee of whom is John E. Loehr, an officer and director. The balance of the notes was $50,000, plus accrued interest at May
26, 2004.

     In June,  1999,  we issued a promissory  note with  interest at 8.5% to Mr.
Marshall  A. Smith III,  an officer  and  director  at the time and  currently a director,  in the amount of $124,083  for accrued  compensation.  The note has a balance of $71,354 and is being paid in monthly  installments  of  approximately
$1,500 per month.

     On November 6, 2002, Mr. J. Virgil Waggoner, a director, provided us a loan in the initial amount of $1,200,000, which was subsequently increased to a total of $1,500,000,  which is  outstanding at May 26, 2004. We issued Mr.  Waggoner a promissory  note with  interest  at the prime rate  (prime  rate 4.0% at May 26,
2004),  secured by common stock our of  wholly-owned  subsidiary,  DutchWest Oil
Company.  Mr. Waggoner also received  warrants to purchase 625,000 shares of our
Common Stock at an exercise price of $.75 per share. Those underlying shares are included in this prospectus.

     On April 26, 2001, we obtained a line of credit of up to $2,500,000  from a bank for which two directors,  Mr. J. Virgil Waggoner and Mr. Marshall A. Smith,
were guarantors. On April 3, 2002, the balance of the line of credit was retired and a new line of  credit of up to  $3,000,000  was  obtained  from the bank for which Mr. Waggoner and Mr. Smith were guarantors.

     On March 5, 2004,  we entered into an Option  Agreement for the Purchase of
Oil and Gas Leases (the  "Addison  Agreement")  with W. L.  Addison  Investments
L.L.C., a private company owned by Mr. J. Virgil Waggoner and Mr. John E. Loehr, two of our directors,  (`Addison").  Under the Addison Agreement, Addison agreed to pay Summit,  on our behalf,  the non-recouped and outstanding  advanced funds
amounting  to   $1,200,000,   thereby   retiring  the  Summit   Agreement.   For
consideration  of such payment,  Addison acquired certain oil and gas leases and wellbores from Summit but agreed to grant us a 180-day  redemption option (which may be extended by mutual  consent) to purchase  the same for  $1,200,000,  plus interest at the prime rate plus 2%. We tendered Addison a promissory note in the amount of $600,000,  with interest at the prime rate plus 2%, to substitute  for an account  payable to Summit,  pursuant  to the Summit  Agreement,  in the same amount.  The note will be considered  paid in full if we exercise the redemption option and pay the  $1,200,000,  plus  interest.  Summit  retained  the right to participate  up to a 25% working  interest  in the  drilling of any wells on the leases  acquired by Addison.  In the event we exercise  the  redemption  option,
Addison  may, at its sole  option,  retain up to a 25%  working  interest in the leases.

     As part of our recent  refinancing,  our former lender agreed to return all shares of our Series F  Preferred  Stock held by it.  Rather  than  receive  the shares as treasury shares (which would have meant cancellation of the series) at our request the former lender  transferred one half of the shares to ST Advisory
Corp., an entity owned by John Loehr, our CEO and director,  and one half of the shares to  Intermarket  Management  LLC, an entity  partially  owned by M. Scott
Manolis, one of our directors.  These transfers were to compensate Messrs. Loehr and Manolis for service to the Company.
                                       36

                            DESCRIPTION OF SECURITIES

General

     The following  descriptions  are summaries of material  terms of our common stock,  preferred stock,  articles of incorporation and bylaws.  This summary is qualified  by  reference  to our  articles  of  incorporation,  bylaws  and  the designations  of our  preferred  stock,  which  have  been  previously  filed as exhibits to our public filings with the Securities and Exchange Commission,  and by the provisions of applicable law.

     On July 8, 2004, at the Annual Meeting of  Shareholders,  our  shareholders increased  the amount of shares we are  authorized  to issue from  40,000,000 to
80,000,000  shares of common  stock,  par value  $.001 per share.  As of May 26,
2004, there were 18,492,541 shares of our sole class of common stock, designated
Class A,  issued  and  outstanding,  and held by  approximately  580  beneficial owners.  Our  common  stock is traded  over-the-counter  (OTC)  under the symbol
"GULF".  Fidelity Transfer Company,  1800 South West Temple,  Suite 301, Box 53,
Salt Lake City, Utah 84115,  (801) 484-7222 is the transfer agent for the common stock.

Our Common Stock

     The holders of our common stock are entitled,  among other  things,  to one vote per share on each matter  submitted to a vote of  shareholders  and, in the event of liquidation,  to share ratably in the  distribution of assets remaining after payment of liabilities (including  preferential  distribution and dividend rights of holders of preferred  stock).  They have no cumulative  voting rights, and,  accordingly,  the holders of a majority of the  outstanding  shares of the common stock have the ability to elect all of the directors.

     Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders  of  common  stock are  entitled  to such  dividends  as may be declared by the Board out of funds legally  available  therefore.  We have never paid cash  dividends on the common stock and do not  anticipate  paying any cash dividends in the foreseeable future.

Our Preferred Stock

     Our board of directors is authorized,  without further  shareholder action, to issue  preferred  stock in one or more series and to  designate  the dividend rate, voting rights and other rights,  preferences and restrictions of each such series.

     As of May 26, 2004,  there was a total of 19,000 shares of preferred  stock issued and  outstanding  in three  series,  including  8,000  shares of Series D
Preferred  Stock,  9,000 shares of Series E Preferred  Stock and 2,000 shares of
Series F Preferred Stock  (collectively,  Preferred Stock).  The 8,000 shares of
Series A Preferred Stock is held by multiple parties including 3,000 shares by a director of the Company.  The 8,000 shares of Series D Preferred  Stock are held by a former director, the 9,000 shares of Series E Preferred Stock are held by a current  director  and the 2,000  shares  of Series F are held by two  companies affiliated with two of our current  directors.  Our preferred stock is senior to our common stock  regarding  liquidation.  The holders of the preferred stock do not have voting rights or preemptive rights nor are they subject to the benefits of any retirement or sinking fund.
                                       37

     The  Series D  Preferred  Stock is not  entitled  to  dividends,  nor is it redeemable,  however it is convertible to common stock at any time.  None of the
8,000  outstanding  shares of Series D Preferred Stock has been converted.  On a fully  converted  basis,  the 8,000  shares of Series D  Preferred  Stock  would convert to 500,000 shares of common stock.

     The Series E Preferred  Stock is entitled to receive  dividends at the rate of $12.50 per share per annum,  payable  quarterly,  as declared by the Board of
Directors,  until June 20, 2004 when the  dividend  rate shall be  increased  to
$30.00 per share per annum.  The Board of Directors  did not declare  payment of dividends during 2003. The Series E Preferred Stock is redeemable in whole or in part at any time,  at the  option of the  issuer,  at a price of $500 per share, plus all accrued and undeclared or unpaid  dividends;  except that, prior to our redemption  of the  remaining,  the  holders  of record  shall be given a 60-day written notice of the issuer's  intent to redeem and the  opportunity to convert the Series E  Preferred  Stock to common  stock.  The  conversion  price for the
Series E Preferred  Stock is based on $2.00 per share of common  stock.  None of the 9,000  outstanding  shares of Series E Preferred  Stock has been redeemed or converted.  On a fully converted  basis,  the 9,000 shares of Series E Preferred
Stock would convert to 2,250,000 shares of common stock.

     The Series F Preferred  Stock is entitled to receive  dividends at the rate of $12.50 per share per annum,  payable  quarterly,  as declared by the Board of
Directors,  until May 30,  2006 when the  dividend  rate shall be  increased  to
$30.00 per share per annum.  The Series F Preferred Stock is redeemable in whole or in part at any  time,  at the  option of the  issuer,  at a price of $500 per share, plus all accrued and undeclared or unpaid  dividends;  except that, after two years from the date of the  original  issuance,  June 1, 2003,  prior to our redemption  of the  remaining  shares,  the  holders of record  shall be given a
60-day  written notice of the issuer's  intent to redeem and the  opportunity to convert the Series F Preferred Stock to common stock.  The conversion  price for the Series F Preferred  Stock is based on $1.00 per share of common stock.  None of the 2,000 outstanding shares of Series F Preferred Stock has been redeemed or converted.  On a fully converted  basis,  the 2,000 shares of Series F Preferred
Stock would convert to 1,000,000 shares of common stock.

Outstanding Options and Warrants

     At May 26, 2004, we had  outstanding  warrants and options for the purchase of  5,102,621  shares of common  stock at prices  ranging from $.01 to $.875 per share,  including  employee stock options to purchase 1,102,000 shares at prices ranging  from  $.75 to $1.81  per  share.  If we issue  additional  shares,  the existing  shareholders'  percentage  ownership  of the  Company  may be  further diluted.

Anti-Takeover Effects of Texas Laws and Our Charter and Bylaws Provisions

     Articles of Incorporation and Bylaws. Certain provisions in our Articles of
Incorporation and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests,  including attempts that might  result in a premium  being paid over the market price for the shares held by shareholders.

     Our Articles of Incorporation and Bylaws contain provisions that:

     o    permit  us to  issue,  without  any  further  vote  or  action  by the shareholders,  additional  shares  of  preferred  stock in one or more series and,  with  respect to each such  series,  to fix the number of shares  constituting the series and the designation of the series, the voting  powers  (if  any)  of  the  shares  of  the  series,  and  the preferences  and relative,  participating,  optional and other special rights, if any, and any qualification, limitations or restrictions, of the shares of such series; and
                                       38

     o    Require  consent of  shareholders  owning over 50% of the  outstanding common stock to call special meetings.

     The foregoing  provisions of our Articles of Incorporation and Bylaws could discourage potential  acquisition  proposals and could delay or prevent a change in  control.  These  provisions  are  intended  to  enhance  the  likelihood  of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened  change of control.  These
provisions  are  designed  to  reduce  our   vulnerability   to  an  unsolicited
acquisition  proposal.  The provisions  also are intended to discourage  certain tactics that may be used in proxy fights.  However,  such provisions  could have the effect of discouraging  others from making tender offers for our shares and, as a consequence,  they also may inhibit fluctuations in the market price of our common stock that could result form actual or rumored  takeover  attempts.  Such provisions also may have the effect of preventing changes in our management.

     Texas  Takeover  Statute.  We are  subject  to  Article  13.03 of the Texas
Business  Corporation  Act, which,  subject to certain  exceptions,  prohibits a
Texas corporation from engaging in any "business combination" (as defined below)
with any "affiliated shareholder" (as defined below) for a period of three years following  the date that such  shareholder  became  an  affiliated  shareholder, unless:  (i) prior to such  date,  the  board of  directors  of the  corporation approved either the business combination or the transaction that resulted in the shareholder becoming an affiliated shareholder; or (ii) not more than six months subsequent to such date, the business combination is approved by the affirmative vote of at least 66 2/3% of the  outstanding  voting  stock that is not owned by the affiliated shareholder.

     The Texas  Business  Corporation  Act  defines  "business  combination"  to include:  (i) any merger, share exchange or conversion involving the corporation and the affiliated shareholder or an affiliate;  (ii) any sale, transfer, pledge or other  disposition of 10% or more of the assets of the corporation  involving the affiliated shareholder or an affiliate; (iii) subject to certain exceptions, any  transaction  that results in the issuance or transfer of the corporation of any stock of the corporation to the affiliated shareholder or an affiliate; (iv)
the adoption of a plan of  liquidation  or  dissolution  proposed by or under an agreement with, the affiliated shareholder or an affiliate;  (v) any transaction involving the  corporation  that has the effect of increasing the  proportionate share of the stock of any class or series of the corporation  beneficially owned by the affiliated shareholder; or (vi) the receipt by the affiliated shareholder of the benefit of any loans,  advances,  guarantees,  pledges or other financial benefits  provided by or through the  corporation.  In general,  an  "affiliated stockholder"  is any  entity or person  beneficially  owning  20% or more of the outstanding voting stock of the corporation.

Limitation on Liability of Directors

     Our articles of  incorporation  and bylaws  indemnify  our directors to the fullest extent permitted by the Texas Business  Corporation Act. Article 2.01 of
the Texas Business  Corporation  Act provides that a corporation may indemnify a person who was, is, or is threatened to be made a named  defendant or respondent in a proceeding because the person is or was a director only if it is determined that the person:

     (1)  conducted himself in good faith;

     (2)  reasonably believed:

          (a)  in the case of conduct in his official  capacity as a director of the corporation,  that his conduct was in the corporation's  best interests; and
                                       39

          (b)  in all other cases,  that his conduct was at least not opposed to the corporation's best interests; and

     (3)  in the case of any criminal  proceeding,  had no  reasonable  cause to believe his conduct was unlawful.

     Except to a limited extent, a director may not be indemnified in respect of a proceeding:

     (1)  in which the person is found liable on the basis that personal benefit was improperly  received by him,  whether or not the benefit  resulted from an action taken in the person's official capacity; or

     (2)  in which the person is found liable to the corporation.

     Additionally, our Articles of Incorporation limit a director's liability to the company to the fullest extent  permitted by the Texas  Business  Corporation
Act.  The Texas laws permit a  corporation  to limit or  eliminate a  director's personal  liability to the  corporation  or the holders of its capital stock for breach of duty.  This  limitation  is  generally  unavailable  to the extent the director is found liable for: (1) a breach of the director's  duty of loyalty to the corporation or its  shareholders  or members;  (2) an act or omission not in good faith that  constitutes a breach of duty of the director to the corporation or an  act  or  omission  that  involves  intentional  misconduct  or a  knowing violation of the law;  (3) a  transaction  from which the  director  received an improper  benefit,  whether or not the  benefit  resulted  from an action  taken within the scope of the director's  office;  or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.  The
Texas laws also prohibit limitations on director liability for acts or omissions which  resulted  in  a  violation  of a  statute  prohibiting  certain  dividend declarations  and  certain  payments  after  dissolution.  The  effect  of these provisions  is to  eliminate  the  rights of our  company  and our  shareholders
(through  shareholders'  derivative  suits on behalf of our  company) to recover monetary  damages  against a director for breach of fiduciary duty as a director excepting the situations  described  above.  These provisions will not limit the liability of directors under the federal securities laws of the United States.
                                       40

                  GLOSSARY OF INDUSTRY TERMS AND ABBREVIATIONS

     The following are definitions of certain  industry terms and  abbreviations used in this report:

Bbl. Barrel.

BOE. Barrel of oil  equivalent,  based on a ratio of 6,000 cubic feet of natural gas for each barrel of oil.

GrossAcres  or Gross  Wells.  The total  acres or wells,  as the case may be, in which a working interests is owned.

Horizontal Drilling. High angle directional drilling with lateral penetration of one or more productive reservoirs.

Mcf. One thousand cubic feet.

Net Acres or Net Wells.  The sum of the fractional  working  interests  owned in gross acres or gross wells.

Overriding  Royalty  Interest.  The right to receive a share of the  proceeds of production  from a well, free of all costs and expenses,  except  transportation and severance taxes.

Present Value. The pre-tax present value,  discounted at 10%, of future net cash flows  from  estimated  proved  reserves,  calculated  holding  prices and costs constant at amounts in effect on the date of the report  (unless  such prices or costs are subject to change pursuant to contractual provisions) and otherwise in accordance  with the  Commission's  rules for  inclusion  of oil and gas reserve information in financial statements filed with the Commission.

Proceeds of Production.  Money received  (usually  monthly) from the sale of oil and gas produced from producing properties.

Producing Properties. Properties that contain one or more productive wells.

Productive  Well.  A well that is  producing  oil or gas or that is  capable  of production.

Prospect.  A lease or group of leases containing  possible reserves,  capable of producing  crude  oil,  natural  gas,  or  natural  gas  liquids  in  commercial quantities,  either at the time of acquisition,  or after vertical or horizontal drilling, completion of workovers, recompletions, or operational modifications.

Proved Reserves. Estimated quantities of crude oil, natural gas, and natural gas liquids  that  geological  and  engineering  data  demonstrate  with  reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions; i.e., prices and costs as of the date the estimate is made.
Reservoirs  are  considered  proved if either actual  production or a conclusive formation test supports economic production.

     The area of a reservoir considered proved includes:

     a.   That  portion  delineated  by  drilling  and  defining  by  gas-oil or oil-water contacts, if any; and

     b.   The  immediately  adjoining  portions not yet drilled but which can be reasonably judged as economically productive on the basis of available geological  and  engineering  data. In the absence of  information  on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.
                                       41

     Reserves which can be produced economically through application of improved recovery  techniques  (such as fluid  injection)  are  included in the  "proved"
classification  when successful testing by a pilot project,  or the operation of an installed  program in the  reservoir,  provides  support for the  engineering analysis on which the project or program was based.

     Proved Reserves do not include:

     a.   Oil that may become  available from known reservoirs but is classified separately as "indicated additional reserves";

     b.   Crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable  doubt because of  uncertainty as to geology, reservoir characteristics, or economic factors;

     c.   Crude oil,  natural  gas,  and natural  gas liquids  that may occur in undrilled prospects; and

     d.   Crude oil,  natural gas, and natural gas liquids that may be recovered from oil shales and other sources.

Proved Developed Reserves. Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained  through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as proved developed only after testing by a pilot project or after operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Reserves. Reserves that are expected to be recovered from new wells on  undrilled  acreage or from  existing  wells where a  relatively  major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting  productive units that are reasonably certain of production  when drilled.  Proved  reserves for other units that have not been drilled can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing  productive  formation.
Under no  circumstances  should  estimates  for proved  undeveloped  reserves be attributable to any acreage for which an application of fluid injection or other improved  recovery  technique is contemplated,  unless such techniques have been proven effective by actual tests in the area and in the same reservoir.

Recompletion.  The completion for production of an existing  wellbore in another formation from that in which the well has previously been completed.

Reservoir.  A porous and permeable  underground  formation  containing a natural accumulation  of producible oil or gas that is confined by  impermeable  rock or water barriers and is individual and separate from other reservoirs.

Royalty.  The right to a share of production  from a well, free of all costs and expenses, except transportation.

Royalty Interest.  An interest in an oil and gas property entitling the owner to a share of oil and natural gas production free of costs of production.
                                       42

Standardized  Measure. The present value,  discounted at 10%, of future net cash flows from estimated proved  reserves,  after income taxes,  calculated  holding prices and costs constant at amounts in effect on the date of the report (unless such prices or costs are subject to change  pursuant to contractual  provisions)
and otherwise in accordance with the Commission's rules for inclusion of oil and gas reserve information in financial statements filed with the Commission.

Waterflood.  An engineered,  planned effort to inject water into an existing oil reservoir  with the intent of  increasing  oil reserve  recovery and  production rates.

Working Interest.  The operating  interest under a lease, the owner of which has the right to explore for and produce oil and gas covered by such lease. The full working  interest  bears 100 percent of the costs of  exploration,  development, production,  and operation, and is entitled to the portion of gross revenue from the proceeds of production which remains after proceeds allocable to royalty and overriding royalty interests or other lease burdens have been deducted.

Workover.  Rig work  performed  to restore an  existing  well to  production  or improve its production from the current existing reservoir.

                                  LEGAL MATTERS

     The validity of the securities  offered by this  prospectus  will be passed upon for us by Jackson Walker L.L.P., Dallas, Texas.

                                     EXPERTS

     The  consolidated   financial   statements  of  GulfWest  Energy  Inc.  and
subsidiaries  have been included herein and in the registration  statement filed in  connection  with this  offering  in  reliance  upon the report of Weaver and
Tidwell, L.L.P.,  independent certified public accountants,  appearing elsewhere herein  and upon  the  authority  of said  firm as  experts  in  accounting  and auditing.

     Our oil and gas  reserves  have been  reviewed by our  independent  reserve engineers,  Pressler Petroleum  Consultants.  Our disclosures of our oil and gas reserves  included in this  prospectus  have been presented in reliance upon the authority of such firm as experts in petroleum engineering.

                                       43

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
INDEPENDENT AUDITOR'S REPORT ON THE FINANCIAL
STATEMENTS.................................................................F-2
FINANCIAL STATEMENTS

     Schedule  II -  Valuation  and  Qualifying  Accounts

     All other Financial Statement Schedules have been omitted because they are either inapplicable or the information  required is included in the financial statements or the notes thereto.

                                      F-1

                          INDEPENDENT AUDITOR'S REPORT

To the Shareholders and
   Board of Directors
GULFWEST ENERGY INC.

We have audited the accompanying  consolidated balance sheets of GulfWest Energy
Inc. (a Texas  Corporation)  and  Subsidiaries as of December 31, 2003 and 2002,
and the related consolidated statements of operations,  shareholders' equity and cash flows for each of the three years in the period  ended  December  31, 2003.
These consolidated  financial statements are the responsibility of the Company's management.  Our  responsibility is to express an opinion on these  consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain reasonable  assurance about whether the consolidated financial  statements  are free of  material  misstatement.  An  audit  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the  consolidated  financial  statements.  An audit also includes  assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly,  in all  material  respects,  the  consolidated  financial  position  of
GulfWest Energy Inc. and  Subsidiaries as of December 31, 2003 and 2002, and the
consolidated  results of their  operations  and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying  consolidated  financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the consolidated financial  statements,  the Company incurred a net loss of $3,151,509 during the year ended  December  31,  2003,  and,  as of that date,  had a working  capital deficiency of $42,876,963.  Those conditions raise  substantial  doubt about the
Company's ability to continue as a going concern.  Management's  plans regarding those  matters  described in Note 2,  "Operations  and  Management  Plans".  The
consolidated  financial  statements  do not include any  adjustments  that might result from the outcome of this uncertainty.

As explained in Note 1 to the Financial  Statements,  effective January 1, 2003, the Company changed its accounting method for Asset Retirement Obligations.

                                                  \s\WEAVER AND TIDWELL, L.L.P
                                                  ----------------------------
                                                     WEAVER AND TIDWELL, L.L.P.
                                                     Dallas, Texas
                                                     March 19, 2004

                                      F-2

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2003 AND 2002

                                     ASSETS

                                                                                ----------------      ----------------
                                                                                     2003                  2002
                                                                                ----------------      ----------------
CURRENT ASSETS
     Cash and cash equivalents                                                 $      483,618         $       687,694
     Accounts receivable - trade, net of allowance
          for doubtful accounts of $-0- in 2003 and 2002                            1,099,802               1,361,446
     Prepaid expenses                                                                 159,269                 303,906
                                                                                ----------------      ----------------
               Total current assets                                                 1,742,689               2,353,046
                                                                                ----------------      ----------------

OIL AND GAS PROPERTIES,
     using the successful efforts method of accounting                             58,472,886              56,786,043

OTHER PROPERTY AND EQUIPMENT                                                        2,132,220               2,121,410
     Less accumulated depreciation, depletion and amortization                    (10,017,931)             (8,498,497)
                                                                                ----------------      ----------------

     Net oil and gas properties and other property and equipment                   50,587,175              50,408,956
                                                                                ----------------      ----------------

OTHER ASSETS
     Deposits                                                                          20,142                  37,442
     Debt issue cost, net                                                              78,768                 289,497
                                                                                ----------------      ----------------
               Total other assets                                                      98,910                 326,939
                                                                                ----------------      ----------------

TOTAL ASSETS                                                                    $  52,428,774         $    53,088,941
                                                                                ================      ================

The Notes to Consolidated Financial Statements are an integral part of  these statements.
                                       F-3

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                   ----------------      -----------------
                                                                                        2003                   2002
                                                                                   ----------------      -----------------
CURRENT LIABILITIES
   Notes payable                                                                       $8,182,165           $ 4,936,088
   Notes payable - related parties                                                      1,465,000             1,290,000
   Current portion of long-term debt                                                   29,396,092            33,128,447
   Current portion of long-term debt - related parties                                    130,152               256,967
   Accounts payable - trade                                                             5,002,675             3,928,477
   Accrued expenses                                                                       443,568               458,587
                                                                                  ----------------      ----------------
       Total current liabilities                                                       44,619,652            43,998,566
                                                                                  ----------------      ----------------

NONCURRENT LIABILITIES
   Long-term debt, net of current portion                                                  35,801               126,552
   Long-term debt - related parties                                                          -                   11,256
   Asset retirement obligations                                                         1,357,206                 -
                                                                                  ----------------      ----------------
       Total noncurrent liabilities                                                     1,393,007               137,808
                                                                                  ----------------      ----------------

OTHER LIABILITIES
   Derivative instruments                                                                 591,467             1,128,993
                                                                                  ----------------      ----------------

       Total Liabilities                                                               46,604,126            45,265,367
                                                                                  ----------------      ----------------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Preferred stock                                                                            190                   170
   Common stock                                                                            18,493                18,493
   Additional paid-in capital                                                          29,283,692            28,258,212
   Retained deficit                                                                  (23,477,727)          (20,453,301)
                                                                                  ----------------      ----------------
       Total shareholders' equity                                                       5,824,648             7,823,574
                                                                                  ----------------      ----------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                        $    52,428,774       $    53,088,941
                                                                                   ================      =================

The Notes to Consolidated Financial Statements are an integral part of  these statements.
                                      F-4

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                                         2003                 2002                 2001
                                                                    ----------------     ----------------    -----------------

OPERATING REVENUES
    Oil and gas sales                                                  $10,844,460          $10,447,169        $ 12,426,103
    Well servicing revenues
                                                                                 -               39,116             169,167
    Operating overhead and other income
                                                                           166,263              353,512             395,311
                                                                   ----------------     ----------------    ----------------
           Total Operating Revenues                                     11,010,723           10,839,797          12,990,581
                                                                   ----------------     ----------------    ----------------

OPERATING EXPENSES
    Lease operating expenses
                                                                         5,527,841            5,430,205           5,155,500
    Cost of well servicing operations                                            -               56,295             182,180
    Depreciation, depletion and amortization                             2,226,123            2,697,784           2,491,385
    Accretion expense                                                       76,823                    -                   -
    General and administrative                                           2,262,425            1,727,858           1,709,641
                                                                   ----------------     ----------------    ----------------
           Total Operating Expenses                                     10,093,212            9,912,142           9,538,706
                                                                   ----------------     ----------------    ----------------

INCOME FROM OPERATIONS                                                      917,511             927,655           3,451,875
                                                                    ----------------     ----------------    -----------------
OTHER INCOME AND EXPENSE
    Interest expense                                                     (3,363,330)         (3,159,381)         (2,756,912)
    Other financing costs                                                (1,000,000)
    Gain (Loss) on sale of assets                                           (19,848)            (56,647)           (118,254)
    Unrealized gain (loss) on derivative instruments                        537,526          (1,596,575)          4,215,017
    Dry holes, abandoned property and impaired assets                      (358,737)           (617,365)              -
                                                                   ----------------     ----------------    ----------------
           Total Other Income and (Expense)                              (4,204,389)          (5,429,968)         2,339,851
                                                                   ----------------     ----------------    ----------------
INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT
OF CHANGE IN ACCOUNTING PRINCIPLES                                       (3,286,878)          (4,502,313)         4,791,726
INCOME TAXES
                                                                    ----------------     ----------------    -----------------
INCOME (LOSS) BEFORE CUMULATIVE
     EFFECT OF CHANGE IN ACCOUNTING
     PRINCIPLES                                                         (3,286,878)           (4,502,313)          4,791,726
CUMULATIVE EFFECT OF CHANGE IN
     ACCOUNTING PRINCIPLES, NET OF INCOME
     TAXES                                                                 262,452                                (3,747,435)
                                                                    ----------------     ----------------    -----------------
NET INCOME (LOSS)                                                   $   (3,024,426)      $    (4,502,313)    $     1,044,291
DIVIDENDS ON PREFERRED STOCK
     (PAID 2003-$-0-; 2002-$112,500; 2001-$28,125)                        (127,083)             (112,500)            (56,250)
                                                                    ----------------     ----------------    -----------------
NET INCOME (LOSS) AVAILABLE TO COMMON
     SHAREHOLDERS                                                   $   (3,151,509)      $    (4,614,813)    $       988,041
                                                                    ================     ================    =================
NET INCOME (LOSS) PER SHARE, BASIC
     BEFORE CUMULATIVE EFFECT OF CHANGE
      IN ACCOUNTING PRINCIPLES                                      $         (.18)      $          (.25)    $           .25
CUMULATIVE EFFECT OF CHANGE IN
     ACCOUNTING PRINCIPLES                                                     .01                     -                (.20)
                                                                    ----------------     ----------------    -----------------
NET INCOME (LOSS) PER SHARE BASIC                                   $         (.17)      $          (.25)    $           .05
                                                                    ================     ================    =================
NET INCOME (LOSS) PER SHARE, DILUTED BEFORE
     CUMULATIVE EFFECT OF CHANGE IN
     ACCOUNTING PRINCIPLES                                          $         (.18)      $          (.25)    $           .23
CUMULATIVE EFFECT OF CHANGE IN
     ACCOUNTING PRINCIPLES                                                     .01                     -                (.18)
                                                                    ----------------     ----------------    -----------------
NET INCOME (LOSS) PER SHARE, DILUTED                                $         (.17)      $          (.25)    $           .05
                                                                    ================     ================    =================

                                                                         F-5

                                                        GULFWEST ENERGY INC. AND SUBSIDIARIES
                                                   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                 FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                                               ------------------------------
                                                                                     Number of Shares
                                                                               ------------------------------
                                                                               Preferred          Common
                                                                                 Stock            Stock
                                                                               -----------    ---------------

BALANCE, December 31, 2000                                                          8,000         18,445,041
     Issuance of 9,000 shares of Series E preferred stock for the
       acquisition of assets                                                        9,000
     Issuance of 47,500 shares of common stock for the acquisition of
          assets                                                                                     47,500
     Issuance of warrants for the acquisition of assets
     Net income
     Dividends paid on preferred stock

BALANCE, December 31, 2001                                                         17,000         18,492,541

     Issuance of warrants for additional financing
     Net loss

     Dividends paid on preferred stock

BALANCE, December 31, 2002                                                         17,000         18,492,541

     Issuance of warrants for additional financing

     Issuance of preferred stock related to current financing                       2,000

     Net loss

BALANCE, December 31, 2003                                                         19,000         18,492,541

The Notes to Consolidated Financials are an integral part of these statements.
                                       F-6

        Preferred                                                 Additional                     Retained
                                       Common
          Stock                                                 Paid-In Capital                  Deficit
                                        Stock
--------------------------  ------------------------     ------------------------    ---------------------------
$           80              $             18,445         $           23,537,900      $          (16,854,654)

            90                                                        4,499,910

                                                                         35,402
                                                                         91,500

                                                                                                  1,044,291

                                                                                                    (28,125)
--------------------------  ------------------------     ------------------------    ---------------------------

$          170              $             18,493         $           28,164,712      $          (15,838,488)
==========================  ========================     ========================    ===========================
                                                                         93,500
                                                                                                 (4,502,313)
                                                                                                   (112,500)
--------------------------  ------------------------     ------------------------    ---------------------------
$          170              $             18,493         $           28,258,212      $          (20,453,301)
==========================  ========================     ========================    ===========================
                                                                         25,500
            20                                                          999,980
                                                                                                 (3,024,426)

--------------------------  ------------------------     ------------------------    ---------------------------
$          190              $             18,493         $           29,283,692      $          (23,477,727)
==========================  ========================     ========================    ===========================

The Notes to Consolidated Financials are an integral part of these statements.
                                       F-7

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                                             2003               2002                2001
                                                                        ---------------    ----------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                   $ (3,024,426)     $   (4,502,313)        $ 1,044,291
     Adjustments to reconcile net income (loss) to net cash
          Provided by operating activities:
               Depreciation, depletion and amortization                      2,226,123           2,697,784          2,491,385
               Accretion expense                                                76,823                   -                  -
               Common  stock and  warrants  issued and  charged to
operations                                                                      25,500              93,500                  -
               Other financing costs                                         1,000,000                   -                  -
               Loss on sale of assets                                           19,848              56,647            118,254
               Dry holes, abandoned property, impaired assets                  358,737             617,365                  -
               Unrealized (gain) loss on derivative instruments              (537,526)           1,596,575        (4,215,017)
               Cumulative effect of accounting change                        (262,452)                   -          3,747,435
               Provision for bad debts                                          29,201                   -                  -
               (Increase)   decrease  in  accounts   receivable  -
trade, net                                                                     232,443            (109,437)            765,939
               (Increase) decrease in prepaid expenses                         144,637            (179,825)           (40,730)
               Increase   (decrease)   in  accounts   payable  and
accrued expenses                                                             1,235,503           1,043,994            797,800
                                                                        ---------------    ----------------    ---------------
                         Net   cash    provided    by    operating           1,524,411           1,314,290          4,709,357
activities
                                                                        ---------------    ----------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Deposits                                                                        -                   -            (9,804)
     Proceeds from sale of property and equipment                               38,561             675,440            394,423
     Purchase of property and equipment                                     (1,067,924)         (5,861,969)        (6,962,650)
                                                                        ---------------    ----------------    ---------------
                         Net cash used in investing activities              (1,029,363)         (5,186,529)        (6,578,031)
                                                                        ---------------    ----------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on debt                                                       (1,672,288)         (3,410,778)        (6,577,928)
     Proceeds from debt issuance                                               973,164           7,394,181          8,530,269
     Debt issue cost                                                                 -                   -           (29,544)
     Dividends paid                                                                  -            (112,500)           (28,125)
                                                                        ---------------    ----------------    ---------------
                         Net cash  provided by (used in) financing            (699,124)          3,870,903          1,894,672
activities
                                                                        ---------------    ----------------    ---------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              (204,076)             (1,336)             25,998

CASH AND CASH EQUIVALENTS,
     Beginning of year                                                         687,694             689,030            663,032
                                                                        ---------------    ----------------    ---------------

CASH AND CASH EQUIVALENTS,
     End of year                                                        $      483,618     $       687,694     $      689,030
                                                                        ===============    ================    ===============

CASH PAID FOR INTEREST                                                  $    3,216,034     $     3,004,015     $    2,811,677
                                                                        ===============    ================    ===============

The Notes to Consolidated Financial Statements are an integral part of these statements.
                                       F-8

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Summary of Significant Accounting Policies

          The  following  is a summary of the  significant  accounting  policies
          consistently   applied  by  management  in  the   preparation  of  the
          accompanying consolidated financial statements.

          Organization/Concentration of Credit Risk

                    GulfWest Energy Inc. and our  subsidiaries  intend to pursue the  acquisition  of quality  oil and gas  prospects,  which have proved developed and undeveloped reserves, and the development of prospects with third party industry partners.

                    The accompanying  consolidated  financial statements include our company and its wholly-owned  subsidiaries:  (1) RigWest Well
               Service,  Inc.  ("RigWest");  (2) GulfWest Texas Company ("GWT"),
               both formed in 1996;  (3) DutchWest  Oil Company  formed in 1997;
               (4) SETEX Oil and Gas Company  ("SETEX")  formed August 11, 1998;
               (5)  Southeast  Texas Oil and Gas Company,  L.L.C.  ("Setex LLC")
               acquired  September  1, 1998;  (6)  GulfWest  Oil and Gas Company
               formed  February 18, 1999;  (7) LTW Pipeline Co. formed April 19,
               1999; (8) GulfWest Development Company ("GWD") formed November 9,
               2000 and (9) GulfWest Oil and Gas Company (Louisiana) LLC, formed
               July  31,  2001.  All  material  intercompany   transactions  and
               balances are eliminated upon consolidation.

                    We  grant  credit  to  independent  and  major  oil  and gas companies for the sale of crude oil and natural gas. In addition, we grant credit to joint owners of oil and gas properties,  which we,  through our  subsidiary,  SETEX,  operate.  Such amounts are secured by the underlying  ownership interests in the properties.
               We also grant credit to various third parties through RigWest for well servicing operations.

                    We  maintain  cash  on  deposit  in   non-interest   bearing
               accounts,  which, at times,  exceed federally  insured limits. We have not  experienced  any losses on such accounts and believe we are not  exposed  to any  significant  credit  risk  on cash  and equivalents.

          Statement of Cash Flows

                    We  consider  all  highly  liquid   investment   instruments
               purchased with remaining maturities of three months or less to be cash equivalents for purposes of the  consolidated  statements of cash flows.

                  Non-Cash Investing and Financing Activities:

                    During the twelve month period ended  December 31, 2003,  we adopted Statement of Financial Accounting Standard No. 143 "Asset
               Retirement  Obligations" (SFAS 143). As a result of adopting SFAS
               143,  effective  January 1, 2003, we recorded an asset retirement obligation  liability of $1,280,383,  an increase in the carrying value of our oil and gas properties of $1,058,445, a reduction in accumulated  depletion  of $484,390  and an  adjustment  to prior income of $262,452.  This liability was increased  during 2003 by recognizing $76,823 in accretion expense.  Also, we decreased the current  portion of long term  debt-related  parties by  applying
               $17,300  in  deposits  and  reclassified  $176,320  from  accrued expenses to current portion of long term debt.

                    During the twelve month period ended  December 31, 2002,  we acquired $74,653 in property and equipment  through notes payable to  financial  institutions.  We also  acquired  $182,742  of oil producing  properties in exchange of accounts  receivable  from a related party. In addition, we sold property and equipment, which included an account  receivable of $42,000.  This  receivable was collected in January 2003.
                                      F-9

                      GULFWEST ENERGY INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Summary of Significant Accounting Policies (continued)

          Statement of Cash Flows - Non-cash Investing and Financing  Activities
            - continued

               During the twelve  month  period  ended  December  31,  2001,  we acquired  $15,068,774 in property and equipment through $10,441,824 in notes  payable to  financial  institutions  and  related  parties,  by issuing  9,000 shares of  preferred  stock  valued at  $4,500,000,  by issuing 47,500 shares of common stock valued at $35,450 and by issuing
          150,000  warrants valued at $91,500.  Also, debt issue costs increased
          $170,000 in notes payable.

          Use of Estimates in the Preparation of Financial Statements

               The   preparation  of   consolidated   financial   statements  in
          conformity  with generally  accepted  accounting  principles  requires management to make estimates and assumptions  that affect the reported amounts of assets and liabilities and disclosure of contingent  assets and liabilities at the date of the consolidated  financial  statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Oil and Gas Properties

               We use the  successful  efforts  method of accounting for oil and gas producing  activities.  Costs to acquire mineral  interests in oil and gas  properties,  to drill and equip  exploratory  wells that find proved  reserves,  and  to  drill  and  equip  development  wells  are capitalized.  Costs to drill exploratory wells that do not find proved reserves, and geological and geophysical costs are expensed.

               As we acquire  significant oil and gas  properties,  any unproved property that is considered  individually  significant is periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance.  Capitalized costs of  producing  oil and gas  properties  and support  equipment,  after
          considering   estimated   dismantlement   and  abandonment  costs  and
          estimated  salvage  values,   are  depreciated  and  depleted  by  the
          unit-of-production method.

               On the sale of an entire interest in an unproved  property,  gain or loss on the  sale is  recognized,  taking  into  consideration  the amount of any recorded  impairment  if the property has been  assessed individually.  If a partial interest in an unproved  property is sold, the  amount  received  is treated  as a  reduction  of the cost of the interest  retained.  On the sale of an entire or partial interest in a proved  property,  gain or loss is  recognized,  based  upon  the fair values of the interests sold and retained.

Other Property and Equipment

               The following  tables set forth certain  information with respect to our other property and equipment.  We provide for  depreciation and
          amortization  using  the  straight-line   method  over  the  following
          estimated useful lives of the respective assets:

                Assets                                      Years
                ---------------------------------        -------------
                  Automobiles                               3-5
                  Office equipment                            7
                  Gathering system                           10
                  Well servicing equipment                   10

                                      F-10

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Summary of Significant Accounting Policies - continued

          Other Property and Equipment - continued

                  Capitalized costs relating to other properties and equipment:

                                                                  2003                   2002
                                                           --------------------   --------------------
                      Automobiles                                 $    420,776           $    420,776
                      Office equipment                                 148,172                137,362
                      Gathering system                                 529,486                529,486
                      Well servicing equipment                       1,033,786              1,033,786
                                                           --------------------   --------------------
                                                                     2,132,220              2,121,410

                      Less accumulated depreciation                (1,268,330)            (1,037,076)
                                                           --------------------   --------------------

                      Net capitalized cost                        $    863,890          $   1,084,334
                                                           ====================   ====================

          Revenue Recognition

                    We recognize oil and gas revenues on the sales method as oil and  gas  production  is  sold.  Differences  between  sales  and production  volumes  during the years ended  December  31,  2003,
               2002, and 2001 were not significant.  Well servicing revenues are recognized  as the  related  services  are  performed.  Operating overhead  income is  recognized  based upon  monthly  contractual amounts for lease  operations  and other income is  recognized as earned.

          Trade Accounts Receivable

                    Trade accounts  receivable are reported in the  consolidated balance  sheet  at the  outstanding  principal  adjusted  for any chargeoffs.  An allocation for doubtful accounts is recognized by management  based upon a review of  specific  customer  balances, historical losses and general economic conditions.

          Fair Value of Financial Instruments

                    At December  31, 2003 and 2002,  our  financial  instruments consist of notes  payable  and  long-term  debt.  Interest  rates currently  available to us for notes payable and  long-term  debt with similar terms and remaining  maturities are used to estimate fair  value  of  such  financial  instruments.  Accordingly,  the carrying amounts are a reasonable estimate of fair value.

          Debt Issue Costs

                    Debt issue costs incurred are capitalized  and  subsequently amortized  over the term of the related  debt on a  straight-line basis.

          Earnings (Loss) Per Share

                    Earnings  (loss)  per share are  calculated  based  upon the weighted-average  number of outstanding  common  shares.  Diluted
               earnings   (loss)  per  share  are  calculated   based  upon  the
               weighted-average  number of outstanding  common shares,  plus the effect of dilutive stock options, warrants, convertible preferred stock and convertible debentures.
                                              F-11

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Summary of Significant Accounting Policies - continued

          Earnings (Loss) Per Share - continued

                    We have adopted Statement of Financial  Accounting Standards
               (SFAS) No. 128  "Earnings  Per Share",  which  requires that both basic earnings  (loss) per share and diluted  earnings (loss) per share be  presented on the face of the  statement of  operations.
               Basic earnings (loss) per share are based on the weighted-average number of outstanding  common  shares.  Diluted  earnings  (loss)
               per-share are based on the weighted-average number of outstanding common shares and the effect of all  potentially  diluted  common shares.

          Impairments

                    Impairments,   measured   using  fair  market   value,   are
               recognized  whenever events or changes in circumstances  indicate that  the  carrying  amount  of  long-lived  assets  (other  than unproved  oil  and gas  properties  discussed  above)  may not be recoverable and the future  undiscounted cash flows  attributable to the asset are less than its carrying value.

          Stock Based Compensation

                    In October 1995, SFAS No. 123,  "Stock Based  Compensation,"
               (SFAS 123) was issued.  This  statement  requires  that we choose between two different methods of accounting for stock options and warrants.  The  statement  defines a  fair-value-based  method of accounting for stock options and warrants but allows an entity to continue  to  measure  compensation  cost for stock  options  and warrants  using the  accounting  prescribed by APB Opinion No. 25
               (APB 25),  "Accounting for Stock Issued to Employees." Use of the
               APB 25 accounting  method results in no  compensation  cost being recognized  if options are  granted at an  exercise  price at the current market value of the stock or higher.  We will continue to use the  intrinsic  value method under APB 25 but are required by
               SFAS 123 to make pro forma  disclosures  of net income (loss) and earnings  (loss) per share as if the fair  value  method had been applied in its 2003, 2002 and 2001 financial statements.

                    During 2003,  2002 and 2001, we issued  options and warrants totaling:  2003 - 35,000 (all  exercisable);  2002 - 405,000 (all exercisable); and 2001 - 184,000 (all exercisable), respectively, to employees  and directors as  compensation.  If we had used the fair value method required by SFAS 123, our net income (loss) and per share information would approximate the following amounts:

                                          2003                           2002                         2001
                               ---------------------------    ---------------------------    ------------------------

                               As Reported      ProForma      As Reported      ProForma      As            ProForma
                                                                                             Reported
                               ------------    -----------    ------------    -----------    ----------    ----------
         SFAS 123
         compensation cost     $               $       7,350  $               $      38,300   $            $   99,360
         APB 25
         compensation cost     $               $              $               $               $            $
         Net income (loss)     $ (3,151,509)   $  (3,158,859) $  (4,614,813)  $  (4,653,113)  $  988,041   $    888,681
         Income (loss) per
         common share-basic    $       (.17)   $        (.17) $        (.25)  $        (.25)  $      .05   $        .05
         Income (loss) per
         common share-diluted  $       (.17)   $        (.17) $        (.25)  $        (.25)  $      .05   $        .04
                                      F-12

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies - continued

        Stock Based Compensation - continued

                    The effects of applying SFAS 123 as disclosed  above are not indicative of future  amounts.  We anticipate  making  additional stock based employee compensation awards in the future.

                    We use the Black-Sholes option-pricing model to estimate the
               fair  value  of  the  options  and   warrants  (to  employee  and
               non-employees) on the grant date. Significant assumptions include
               (1) risk  free  interest  rate 2003 - 3.0%;  2002 - 3.0%;  2001 -
               4.5%; (2) weighted  average expected life 2003 - 3.4; 2002 - 3.6;
               2001 - 5.0;  (3)  expected  volatility  of 2003 - 147.43;  2002 -
               101.73%; 2001 - 103.27%; and (4) no expected dividends.

        Implementation of New Financial Accounting Standards

                    Effective   January  1,  2001,   we  adopted  SFAS  No.  133
               "Accounting   for  Derivative   Instruments   and  Other  Hedging
               Activities",  as amended by SFAS No. 137 and No. 138. As a result of a financing  agreement with an energy lender, we were required to enter into an oil and gas hedging  agreement  with the lender.
               It has been  determined  this  agreement  meets the definition of
               SFAS 133  "Accounting  for  Derivative  Instruments  and  Hedging
               Activities" and is accounted for as a derivative instrument.

                    The  estimated  change in fair value of the  derivatives  is reported in Other Income and Expense as unrealized (gain) loss on
               derivative   instruments.   The  estimated   fair  value  of  the
               derivatives is reported in Other Assets (or Other Liabilities) as derivative instruments.

                    The estimated  fair value of the  derivative  instruments at
               January 1, 2001, the date of initial  application of SFAS 133, of
               $3,747,435  is reported in the  Statement  of  Operations  as the cumulative effect of a change in accounting principle.

                    In June, 2001, SFAS No. 141 "Business Combinations" and SFAS
               No. 142 "Goodwill  and Other  Intangible  Assets were issued.  We presently have no goodwill or intangible  assets and are thus not affected by SFAS No. 142.

                    Effective   January  1,  2002,  we  adopted  SFAS  No.  144,
               "Accounting for the Impairment or Disposal of Long-Lived Assets."
               This  statement  requires the following  three-step  approach for assessing and  recognizing  the impairment of long-lived  assets:
               (1) consider  whether  indicators  of  impairment  of  long-lived assets are present;  (2) if indicators of impairment are present, determine  whether the sum of the estimated  undiscounted  future cash flows  attributable  to the assets in  question is less than their carrying amount;  and (3) if less,  recognize an impairment loss  based on the  excess of the  carrying  amount of the assets over their  respective  fair values.  In  addition,  SFAS No. 144 provides more guidance on estimating cash flows when performing a recoverability  test,  requires  that a  long-lived  asset  to be disposed of other than by sale (such as  abandoned) be classified as "held and used" until it is disposed of, and establishes  more restrictive criteria to classify an asset as "held for sale". The adoption  of SFAS No. 144 did not have a  material  impact on our financial statements since it retained the fundamental provisions of SFAS No. 121,  "Accounting  for the  Impairment or Disposal of
               Long-Lived  Assets and for Long-Lived  Assets to be Disposed Of,"
               related to the  recognition  and measurement of the impairment of long-lived assets to be "held and used".
                                      F-13

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies - continued

        Implementation of New Financial Accounting Standards - continued

                    In June 2002, the FASB issued SFAS No. 146,  "Accounting for
               Costs Associated with Exit or Disposal  Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal  activities  and  nullifies  EITF Issue No.
               94-3,  "Liability  Recognition for Certain  Employee  Termination
               Benefits and Other Costs to Exit an Activity  (including  Certain
               Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized  when the  liability is incurred.  Under EITF Issue
               No. 94-3, a liability for an exit cost as defined was  recognized at the date of an entity's  commitment to an exit plan.  SFAS No.
               146 also establishes that the fair value is the objective for the initial  measurement of the liability.  SFAS No. 146 is effective for  exit  and  disposal  activities  that  are  initiated  after
               December 31, 2002.  This  statement will impact the timing of our recognition  of  liabilities  for costs  associated  with exit or disposal activities.

                    Beginning  in  2003,   Statement  of  Financial   Accounting
               Standards No. 143, "Asset  Retirement  Obligations"  ("SFAS 143")
               requires us to recognize an estimated  liability for the plugging and abandonment of our oil and gas wells and associated pipelines and equipment. Consistent with industry practice, historically we had assumed the cost of plugging and abandonment  would be offset by salvage value received. This statement requires us to record a liability in the period in which our asset retirement  obligation
               ("ARO") is incurred.  After initial recognition of the liability, we must  capitalize an additional  asset cost equal to the amount of the liability. In addition to any obligation that arises after the  effective  date of SFAS 143,  upon initial  adoption we must recognize (1) a liability for any existing ARO's, (2) capitalized cost related to the liability, and (3) accumulated  depreciation, depletion and amortization on that capitalized cost adjusting for the salvage value of related equipment.

                    The estimated liability is based on historical experience in plugging and abandoning wells, estimated remaining lives of those
               wells  based  on  reserves   estimates   and  federal  and  state
               regulatory  requirements.  The liability is  discounted  using an assumed credit-adjusted  risk-free rate of 7.5%. Revisions to the liability could occur due to changes in estimates of plugging and abandonment  costs,  changes in the  risk-free  rate or remaining lives of the wells, or if federal or state  regulators  enact new
               plugging   and   abandonment   requirements.   At  the   time  of
               abandonment,  we will be required to  recognize a gain or loss on abandonment if the actual costs do not equal the estimated costs.

                    The  adoption  of SFAS 143  resulted  in a  January  1, 2003 cumulative effect adjustment to record (i) a $1,058,445  increase in the  carrying  value of  proved  properties,  (ii) a  $484,390 decrease in accumulated depreciation, depletion and amortization,
               (iii) a $1,280,383 increase in noncurrent liabilities, and (iv) a
               $262,452 gain, net of tax.

Note 2. Operations and Management Plans

     At December 31, 2003, our current  liabilities  exceeded our current assets by  $42,876,963.  We had a loss available to common  shareholders  of $3,151,509 compared to a loss  available to common  shareholders  of $4,614,813 at December
31, 2002.  This loss included  non-cash items of $537,526 for unrealized gain on derivative  instruments,  a loss of $358,737 for abandonment of properties and a
$262,452 gain from the recording of Asset Retirement Obligations  ("ARO's"),  as required by SFAS 143, at January 1, 2003.

     In 2004, we will continue the  recapitalization  of debt and funding of our capital  development  program that we began in 2003.  Following are the steps we are taking and plan to take to achieve that purpose:
                                      F-14

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2. Operations and Management Plans - continued

     (a) The first step is to close the refinancing of our largest debt of $27.8 million  held  by  Concert  Capital  Resources  LP  ("CCR")  and  loaned  to our wholly-owned subsidiary, GulfWest Oil & Gas Company. We have entered into an agreement  with a new lending source that,  subject to due diligence,  will fund approximately  $14  million to purchase  the $27.8  million  note.  The new debt financing will also provide for the payment of closing costs.  CCR has agreed to sell the note to our new  financier  for a $14  million  cash  payment  and a $4 million subordinated note from us.

     (b) Secondly, we are continuing to work with our financial advisor to raise an additional $4 to $5 million through the sale of our preferred stock. Proceeds from  this  equity  sale  will be used  for  working  capital  and  fund our new development projects. The refinancing of the CCR debt and sale of new equity are both currently scheduled to close in April, 2004.

     (c) Effective December 1, 200l and amended August 16, 2002, we entered into an Oil and Gas Property Acquisition,  Exploration and Development Agreement (the
"Summit  Agreement") with Summit  Investment  Group-Texas,  L.L.C., an unrelated party,  ("Summit").  Under  the  agreement,  Summit  provided  payments  in  the aggregate of $1,200,000 in advanced funds for our use in the  acquisition of oil and  gas  leases  and  other  mineral  and  royalty  interests,  and  production activities, and was to recoup and recover those advanced funds.

     In a subsequent event on March 5, 2004, we entered into an Option Agreement for the  Purchase of Oil and Gas Leases  (the  "Addison  Agreement")  with W. L.
Addison  Investments  L.L.C.,  a private company owned by Mr. J. Virgil Waggoner and Mr.  John E. Loehr,  two of our  directors,  (`Addison").  Under the Addison
Agreement,  Addison agreed to pay Summit,  on our behalf,  the  non-recouped and outstanding advanced funds amounting to $1,200,000,  thereby retiring the Summit
Agreement.  For consideration of such payment,  Addison acquired certain oil and gas leases and wellbores from Summit but agreed to grant us a 180-day redemption option  (which may be  extended  by mutual  consent)  to  purchase  the same for
$1,200,000,  plus  interest  at the prime  rate plus 2%. We  tendered  Addison a promissory note in the amount of $600,000,  with interest at the prime rate plus
2%, to  substitute  for an account  payable to  Summit,  pursuant  to the Summit
Agreement,  in the same amount.  The note will be considered  paid in full if we exercise the redemption  option and pay the  $1,200,000,  plus interest.  Summit retained the right to participate  up to a 25% working  interest in the drilling of any wells on the leases  acquired  by Addison.  In the event we exercise  the redemption option,  Addison may, at its sole option,  retain up to a 25% working interest in the leases.

     (d) Finally,  after completing the above, we will pursue the  consolidation of all of our debt,  including  other  asset and  bridge  loans.  Our goal is to simplify our financial  structure and provide  adequate  capitalization  for the development of our oil and gas assets.
                                      F-15

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Cost of Oil and Gas Properties

     The following tables set forth certain  information with respect to our oil and gas producing activities for the periods presented:

     Capitalized Costs Relating to Oil and Gas Producing Activities:

                                                                          2003                      2002
                                                                     ----------------          ----------------
              Unproved oil and gas properties                             $  261,650                $  439,926
              Proved oil and gas properties                               54,669,482                52,847,625
              Support equipment and facilities                             3,541,754                 3,498,492
                                                                     ----------------          ----------------
                                                                          58,472,886                56,786,043
              Less accumulated depreciation, depletion and
              Amortization                                               (8,749,601)               (7,461,421)
                                                                     ----------------          ----------------
              Net capitalized costs                                      $49,723,285               $49,324,622
                                                                     ================          ================

     Results of Operations for Oil and Gas Producing Activities:

                                                                      2003                2002               2001
                                                                  ---------------    ----------------    ---------------
                          Oil and gas sales                           $10,844,466         $10,447,169       $ 12,426,103
              Production costs                                        (5,527,841)         (5,430,205)        (5,155,500)
              Depreciation, depletion and amortization                (1,527,727)         (2,187,036)        (2,018,890)
              Accretion expense                                        (76,823)
                                                                  ---------------    ----------------    ---------------
              Income tax expense                                              -                   -                  _
                                                                  ---------------    ----------------    ---------------
              Results of operations for oil and gas                                                          $ 5,251,713
                   producing activities - income                      $ 3,712,075         $ 2,829,928
                                                                  ===============    ================    ===============

              Costs Incurred in Oil and Gas Producing Activities:
                                                                      2003                2002               2001
                                                                  ---------------    ----------------    ---------------
              Property Acquisitions

                    Proved                                        $                 $      562,760      $  15,236,808
                    Unproved                                            110,119              14,401            154,076
              Development Costs                                       2,024,663           5,141,075          6,317,527
                                                                  ---------------    ----------------    ---------------
                                                                    $ 2,134,782         $ 5,718,236       $ 21,708,411
                                                                  ===============    ================    ===============
                                      F-16

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Cost of Oil and Gas Properties - continued

          Effective  July  1,  2001,  we  acquired  interests  in  oil  and  gas properties  located in Texas and Louisiana from an unrelated  party,  Grand
     Goldking L.L.C. The acquisition  cost was $15,077,358,  consisting of 9,000 shares of Series E preferred  stock valued at $4,500,000 and $10,000,000 in debt. In addition,  we paid $545,300 in commissions  to unrelated  parties.
     The  commissions  were paid by issuing 10,000 shares of common stock valued at $8,800,  150,000  warrants  valued at $91,500 and  $445,000 in cash.  We incurred  additional cash costs of $33,058 related to the  acquisition.  On the same date, we transferred its ownership interest in these properties to our wholly owned subsidiary, GulfWest Oil and Gas Company.

          Supplemental  unaudited  pro forma  information  (under  the  purchase method of  accounting)  presenting  the results of operations  for the year ended December 31, 2001, as if the Grand Goldking  acquisition had occurred as of January 1, 2001:

                                                                 Year Ended
                                                                December 31,
                                                                    2001
                                                               ----------------
                 Operating revenues                               $ 15,649,329
                 Operating expenses                                 10,652,222
                                                               ----------------
                 Income from operations                              4,997,107
                 Other income and expense                          (3,325,166)
                 Income taxes
                                                               ----------------
                 Net income                                          1,671,941
                 Preferred dividends                                 (112,500)
                                                               ----------------
                 Net income to common shareholders                 $ 1,559,441
                                                               ================
                 Earnings per share
                      Basic                                          $    0.08
                                                               ================
                      Diluted                                        $    0.07
                                                               ================

          Effective January 1, 2002, we acquired oil and gas properties  located in Louisiana from a related party for $182,742.  The acquisition  price was the amount of accounts receivable due us.

Note 4. Accrued Expenses

          Accrued expenses consisted of the following:

                                                  December 31,               December 31,
                                                      2003                       2002
                                                 ----------------          -----------------
                 Payroll and payroll taxes       $         5,833           $          1,863
                 Interest                                395,735                    414,724
                 Professional fees                        42,000                     42,000
                                                 ----------------          -----------------
                                                 $       443,568           $        458,587
                                                 ================          =================
                                      F-17

                                                        GULFWEST ENERGY INC. AND SUBSIDIARIES
                                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Notes Payable and Long-Term Debt

        Notes payable is as follows:
                                                                                     2003                2002
                                                                                 -------------     ------------------
         Non-interest  bearing note payable to an unrelated party;  payable out  $     40,300      $          40,300
         of 50% of the net  transportation  revenues from a certain natural gas pipeline; no due date.

         Promissory  note  payable to a former  director at 8%; due May,  2001;
         unsecured.                                                                    40,000                 40,000

         Promissory note payable to an unrelated party at 10%; payable on
              demand; unsecured.                                                       45,000                 45,000

         Line of  credit  (up to  $2,500,000)  to a bank;  due  October,  2002;
         secured by  guaranty  of a  director;  interest  greater of prime rate less .25% or 5.25%,  (prime rate 4.0% at December 31,  2003).  Line of
         credit increased to $3,000,000 and due date extended to April, 2004.       2,995,488              2,995,488

         Note payable to a bank; due March,  2003;  interest at prime rate plus
         1% (prime rate 4.0% at December 31, 2003); secured by guaranty of
         three of our directors; retired September 2003.                                                     500,000

         Promissory  note  payable to an  unrelated  party;  payable on demand;
         interest at 8%; interest  increased to 12% on January 1, 2003; secured
         by certain oil and gas properties.                                           300,000                300,000

         Note  payable to a bank;  due July,  2004;  secured by  guaranty  of a director;  interest at prime rate  (prime  rate 4.0% at  December  31,
         2003 with a floor of 4.75% and a ceiling of 8.0%.                            948,400              1,000,000

         Promissory  note  payable  to  unrelated  party;  interest  at 6%; due
         June,  2003.                                                                  55,300                 55,300

         Promissory  note payable to one of our directors;  interest at 8%; due
         on demand; unsecured.                                                         50,000                 50,000

         Promissory  note  payable to one of our  directors;  interest at prime
         rate  (prime  rate  4.0%  at  December  31,  2003);   due  May,  2003;
         secured by common  stock of DutchWest  Oil  Company,  our wholly owned
         subsidiary.                                                                1,375,000              1,200,000

         Promissory  note payable to an  unrelated  party at 8%; due June 2003;
         secured  by 4% of the  common  stock of  DutchWest  Oil  Company,  our
         wholly owned subsidiary                                                      100,000

         Promissory  note  payable to an  unrelated  party at 8%; due May 2003;
         secured  by 8% of the  common  stock of  DutchWest  Oil  Company,  our
         wholly owned subsidiary                                                      200,000

                                      F-18

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Notes Payable and Long-Term Debt

        Notes payable is as follows - continued:

                                                                                    2003                 2002
                                                                                --------------    -------------------
         Line of credit (up to $3,500,000)  to a bank; due June 2004;  secured      3,497,677
         by the  guaranty  of a  director;  interest at prime rate (prime rate
         4.0% at  December  31,  2003)  with a floor of 4.75% and a ceiling of
         8.0%
                                                                                --------------    -------------------
                                                                                $   9,647,165     $        6,226,088
                                                                                ==============    ===================

         The weighted  average  interest rate for notes payable at December 31,
         2003 and 2002 was 5.0% and 4.7%, respectively.

         Long-term debt is as follows:

                                                                                     2003                2002
                                                                                 -------------     ------------------
         Line  of  credit  (up  to  $3,000,000)  to a  bank;  due  July,  2003;  $                 $       2,999,515
         secured  by  the  guaranty  of a  director;  interest  at  prime  rate
         (prime rate 4.0% at December 31, 2003);  replaced by a short-term line of credit (up to $3,500,000) from the same bank.

         Subordinated  promissory notes to various individuals at 9.5% interest
         per annum; amounts include $50,000 due to related parties; past due.         150,000                150,000

         Notes  payable  to finance  vehicles,  payable  in  aggregate  monthly
         installments  of  approximately   $4,000,   including  interest  of.9%
         to  13%  per   annum;   secured   by  the   related   equipment;   due
         various      dates through 2007.                                              69,500                116,721

         Note  payable  to  related  party to finance  equipment  with  monthly installments  of  $5,200,  including  interest  at 13.76%  per  annum;
         final  payment  due  October,  2003;  secured  by  related  equipment;
         retired June, 2003.                                                                -                 48,850

         Promissory  note to a director;  interest at 8.5%;  due  December  31,
         2003.                                                                         78,941                 95,670

         Note  payable to a bank with  monthly  principal  payments  of $2,300;
         interest  at 9.5%;  due  May,  2003;  secured  by  related  equipment;
         retired May, 2003.                                                                 -                 11,630

         Note  payable  to an  energy  lender;  interest  at  prime  plus  3.5%
         (prime  rate  4.0%  at  December  31,  2003)  payable  monthly  out of
         90% net profits from  certain oil and gas  properties;  final  payment
         due May, 2004; secured by related oil and gas properties.                 27,574,769             27,907,509
                                      F-19

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5.  Notes Payable and Long-Term Debt

         Long-term debt is as follows - continued:

                                                                                       2003                   2002
                                                                                 ------------------     -----------------
         Note  payable  to  a  bank  with  monthly  principal  payments  of          1,564,000             1,996,000
         $36,000;  interest  at prime plus 1% (prime  rate 4.0% at December
         31,  2003) with a minimum  prime rate of 5.5%;  final  payment due
         November,  2003;  secured  by  related  oil  and  gas  properties;
         Extended to March, 2004.

         Note  payable to  unrelated  party to finance  saltwater  disposal well with monthly  installments of $4,540,  including  interest at
         10% per  annum;  final  payment  due  January,  2005;  secured  by
         related well.                                                                 123,624               123,624

         Note  payable  to  related   party  to  finance   equipment   with
         monthly  installments  of  $5,109,  including  interest  at 13.75%
         per annum;  final payment due February,  2004;  secured by related
         equipment; retired June, 2003.                                                      -                65,743

         Note  payable  to  related   party  to  finance   equipment   with
         monthly  installments  of  $608,  including  interest  at 11%  per annum;  final  payment  due  February,  2004;  secured  by related
         equipment.                                                                      1,211                 7,960
                                                                             ------------------     -----------------
                                                                                    29,562,045            33,523,222
         Less current portion
                                                                                   (29,526,244)          (33,385,414)
                                                                             ------------------     -----------------
         Total long-term debt                                                $          35,801      $        137,808
                                                                             ==================     =================

               Estimated annual maturities for long-term debt are as follows:

                   2004                                                      $      29,526,244
                   2005                                                                 27,292
                   2006                                                                  7,150
                   2007                                                                  1,359
                   2008
                                                                                ------------------
                                                                             $      29,562,045
                                                                                ==================
                                      F-20

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Shareholders' Equity

         Common Stock
         ------------

                                                                                    2003               2002
                                                                              -----------------    --------------
         Par  value  $.001;   40,000,000   shares   authorized;   18,492,541  $       18,493       $      18,493
         shares  issued and  outstanding  as of December  31, 2003 and 2002,
         respectively                                                         =================    ==============

         Preferred Stock
         ---------------

         Series D, par value $.01;  12,000 shares  authorized;  8,000 shares
         issued  and   outstanding  at  December  31,  2003  and  2002.  The
         Series  D  preferred  stock  does  not  pay  dividends  and  is not
         redeemable.   The  liquidation  value  is  $500  per  share.  After
         three years from the date of issue, and thereafter,  the shares are convertible  to common  stock based upon a value of $500 per Series
         D share divided by $8 per share of common stock.                                   80                80

         Series E, par value $.01;  9,000  shares  authorized;  9,000 shares issued and  outstanding  at December 31, 2003 and 2002.  The Series
         E preferred  stock pays dividends,  as declared,  at a rate of 2.5%
         per  annum,  has a  liquidation  value  of $500 per  share,  may be redeemed  at our option and, if not  redeemed  after two years,  is convertible  to common  stock based upon a value of $500 per Series
         E share divided by $2 per share of common stock.                                   90                90

         Series F, par value $.01;  2,000  shares  authorized;  2,000 shares
         issued  and   outstanding  at  December  31,  2003.  The  Series  F
         preferred  stock pays  dividends,  as  declared,  at a rate of 2.5%
         per  annum,  has a  liquidation  value  of $500 per  share,  may be redeemed  at our option and, if not  redeemed  after two years,  is convertible  to common  stock based upon a value of $500 per Series
         E share divided by $1 per share of common stock.                                   20
                                                                              -----------------    --------------                                                                                     $     190
                                                                                                             170
                                                                              =================    ==============

          All classes of preferred shareholders have liquidation preference over common  shareholders of $500 per preferred share,  plus accrued  dividends.
     Dividends in arrears at December  31, 2003 we $127,083  (Series E $112,500;
     Series F $14,583).

          Stock Options
          -------------

          We  maintain  a  Non-Qualified  Stock  Option  Plan  (as  amended  and restated,  the  "Plan"),  which  authorizes  the grant of  options of up to
     2,000,000 shares of common stock. Under the Plan, options may be granted to any of our key employees  (including  officers),  employee and  nonemployee directors, and advisors. A committee appointed by the Board administers the
     Plan. Prior to 1999,  options granted under the Plan had been granted at an option  price of $3.13  and  $1.81  per  share.  In July  1999,  the  Board authorized  that all then current  employee and director  options under the plan be reduced to a price of $.75 per share.  Following  is a schedule  by year of the activity related to stock options,  including  weighted-average
     ("WTD AVG") exercise prices of options in each category.
                                      F-21

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Shareholders' Equity - continued

                                               2003                            2002                          2001
                                    ---------------------------    -----------------------------    ------------------------
                                    Wtd Avg                         Wtd Avg                         Wtd Avg
                                    Prices          Number          Prices           Number          Prices        Number
                                    --------    ---------------    ----------    ---------------    ---------    -----------
                                    --------    ---------------    ----------    ---------------    ---------    -----------
         Balance, January 1         $   .90         1,067,000      $   1.03           1,097,000     $    .09        923,000
               Options issued       $   .75            35,000      $    .75              35,000     $    .83        184,000
               Options expired      $     -             -          $   3.00             (65,000)    $   3.00        (10,000
                                                ---------------                  ---------------                 -----------
         Balance, December 31       $   .90         1,102,000      $    .90           1,067,000     $   1.03      1,097,000
                                                ===============                  ===============                 ===========

          All options were  exercisable  at December  31,  2003.  Following is a schedule  by year and by  exercise  price of the  expiration  of our  stock options issued as of December 31, 2003:

                        2004           2005          2006          2007        Thereafter         Total
                      ----------    -----------    ----------    ----------    ------------     -----------
            $ .75       432,000                                     35,000         185,000         652,000
            $ .83                                    184,000                                       184,000
            $1.13                      100,000                                                     100,000
            $1.20                      106,000                                                     106,000
            $1.81                                                                   60,000          60,000
                      ----------    -----------    ----------    ----------    ------------     -----------
                        432,000        206,000       184,000        35,000         210,000       1,102,000
                      ==========    ===========    ==========    ==========    ============     ===========

          Stock Warrants
          --------------

          We have issued a significant number of stock warrants for a variety of reasons,  including  compensation to employees,  additional  inducements to purchase our common or preferred stock, inducements related to the issuance of debt and for payment of goods and  services.  Following is a schedule by year of the activity related to stock warrants,  including weighted-average exercise prices of warrants in each category:

                                               2003                          2002                           2001
                                     --------------------------    --------------------------    ---------------------------
                                     Wtd Avg                       Wtd Avg                       Wtd Avg
                                      Prices         Number         Prices         Number         Prices         Number
                                     ---------    -------------    ---------    -------------    ---------    --------------
         Balance, January 1            $ 1.24        2,181,754        $2.15        1,306,754       $ 2.31         1,392,254
             Warrants issued            $ .75          150,000        $ .75        1,145,000        $ .75           150,000
             Warrants exercised
                  or expired          $(3.61)        (366,754)        $3.57        (270,000)       $ 2.22         (235,500)
                                                  -------------                 -------------                 --------------

         Balance, December 31           $ .76        1,965,000        $1.24        2,181,754       $ 2.15         1,306,754
                                                  =============                 =============                 ==============

          Included in the  "warrants  issued" and  "warrants  exercised/expired"
          columns in 2002 were 270,000  warrants whose price was reduced in 2002 to $.75.
                                      F-22

                                                        GULFWEST ENERGY INC. AND SUBSIDIARIES
                                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Shareholders' Equity - continued

               Following  is a  schedule  by year and by  exercise  price of the expiration of our stock warrants issued as of December 31, 2003:

                          2004          2005            2006            2007            2008            Total
                          ----          ----            ----            ----            ----            -----
         $  .75                       225,000         1,590,000                                      1,815,000
            .875                      150,000                                                          150,000
                        ----------    ----------    -------------    ------------    -----------     ------------
                            -         375,000         1,590,000            -              -          1,965,000
                        ==========    ==========    =============    ============    ===========     ============

               Warrants outstanding to our officers,  directors and employees at
          December 31, 2003 and 2002 were approximately 1,515,000 and 1,682,000, respectively. The exercise prices on these warrants range from $.75 to
          $.88 and expire various dates through 2006.

Note 7. Income (Loss) Per Common Share

               The  following  is  a   reconciliation   of  the  numerators  and
          denominators used in computing income (loss) per share:

                                                         2003                  2002                 2001
                                                   ------------------    -----------------    ------------------
         Net income (loss)                         $    (3,024,426)           (4,502,313)            1,044,291
         Preferred stock dividends                        (127,083)             (112,500)              (56,250)
                                                   ------------------    -----------------    ------------------
         Income (loss) available to common
         shareholders (numerator)                  $    (3,151,509)           (4,614,813)              988,041
                                                   ==================    =================    ==================
         Weighted-average number of shares
            of common stock - basic
            (denominator)                               18,492,541            18,492,541            18,464,343                                                   ------------------    -----------------    ------------------
         Income (loss) per share - basic           $          (.17)                 (.25)                  .05
                                                   ==================    =================    ==================

               Potential dilutive securities (stock options,  stock warrants and convertible preferred stock) in 2003 and 2002 have not been considered since we reported a net loss and, accordingly,  their effects would be antidilutive.  Potential  dilutive  securities  (stock options,  stock warrants and convertible  preferred stock) totaling 2,780,520 weighted average shares in 2001 have been  considered but there is no effect on income per common share.

Note 8. Related Party Transactions

               On December 1, 1992, Ray Holifield and Associates,  Inc. executed an unsecured  promissory  note to us for $118,645 with interest at 10%
          per annum,  due on October 1, 1993. At December 31, 1993, the note was still outstanding.  During 1994, we entered into an agreement with the
          Holifield  Trust in which Holifield will make payments on the past due note from future oil and gas revenue. During 1995, $10,995 of interest payments were received.  At December 31, 2001 the unsecured promissory note had been fully  reserved.  At December  31, 2002,  the  unsecured promissory note had been fully written off.

               On December 1, 1992,  Parkway Petroleum  Company, a Ray Holifield
          related  company,  executed  an  unsecured  promissory  note to us for
          $54,616 with  interest at 10% per annum,  due on October 1, 1993.  The note was issued for amounts  due from  contract  drilling  services we provided Parkway Petroleum
                                      F-23

                  GULFWEST ENERGY INC. AND SUBSIDIARIES NOTES
                      TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8. Related Party Transactions - continued

               Company.  At December 31, 1993,  the note was still  outstanding.
          During 1994, we entered into an agreement with the Holifield  Trust in which  Holifield  will make  payments on the past due note from future oil and gas revenue.

               During  1995,  $6,250 of  interest  payments  were  received.  At
          December  31,  2001,  the  unsecured  promissory  note had been  fully reserved. At December 31, 2002, the unsecured promissory note had been fully written off.

               On January 10, 1994, we entered into a consulting  agreement with
          Williams  Southwest  Drilling Company,  Inc.  ("Williams")  whereby we would provide management and accounting services for $25,000 per month for a period of one  year.  We  accrued  the  consulting  fees with an offset  to  deferred  income  until  payment  of the fees is  actually received. During 1994, $172,140 was recorded as consulting fee income.
          Beginning in the second quarter 1994, we began recognizing  consulting income  only as cash  payments  were  received.  Prior  to the  second quarter,  $75,000 in consulting  fee revenue was accrued.  We received
          $97,140 in  consulting  fee  payments.  As of December 31,  1994,  the receivable  from  Williams of $202,860  for  consulting  fees has been offset by deferred  income of $127,860  and a provision  for  doubtful accounts  of  $75,000.  Effective  January  1,  1995,  we  received  a promissory  note from  Williams  in the  amount of  $202,860,  bearing interest  at the  rate of 10% per  annum,  and  payable  in  quarterly installments of principal and interest of $15,538.87.  At December 31,
          2001,  the  unsecured  promissory  note had been  fully  reserved.  At
          December  31,  2002,  the  unsecured  promissory  note had been  fully written off.

               From  July 22 to August  13,  1998,  we  advanced  sums  totaling
          $102,000 to Gulf Coast  Exploration,  Inc. At December 31,  2001,  the
          debt had been fully reserved.  At December 31, 2002, the debt had been fully written off.

               On  October 1,  1998,  Toro Oil  Company  executed  an  unsecured promissory note to us for the purchase of 100% of WestCo for $150,000, with  interest at the prime rate per annum and due September 30, 1999.
          To date,  no principal  payments have been  received.  At December 31,
          2001, the  promissory  note had been fully  reserved.  At December 31,
          2002, the debt had been fully written off.

               In a subsequent event on March 5, 2004, we entered into an Option
          Agreement  for  the  Purchase  of Oil  and Gas  Leases  (the  "Addison
          Agreement") with W. L. Addison  Investments  L.L.C., a private company owned by Mr. J. Virgil  Waggoner  and Mr.  John E.  Loehr,  two of our
          directors, (`Addison").  Effective December 1, 200l and amended August
          16, 2002,  we had entered  into an Oil and Gas  Property  Acquisition,
          Exploration and Development  Agreement (the "Summit  Agreement")  with
          Summit Investment Group-Texas, L.L.C., an unrelated party, ("Summit").
          Under the  agreement,  Summit  provided  payments in the  aggregate of
          $1,200,000 in advanced funds for our use in the acquisition of oil and gas leases and other  mineral and royalty  interests,  and  production activities,  and was to recoup and recover those advanced funds. Under the Addison  Agreement,  Addison agreed to pay Summit,  on our behalf,
          the   non-recouped   and  outstanding   advanced  funds  amounting  to
          $1,200,000,  thereby retiring the Summit Agreement.  For consideration of such  payment,  Addison  acquired  certain  oil and gas  leases and wellbores  from  Summit  but  agreed to grant us a 180-day  redemption option (which may be extended by mutual  consent) to purchase the same for  $1,200,000,  plus interest at the prime rate plus 2%. We tendered
          Addison a promissory note in the amount of $600,000,  with interest at the prime rate plus 2%, to  substitute  for an account  payable due to
          Summit, pursuant to the Summit Agreement, in the same amount. The note will be considered  paid in full if we exercise the redemption  option and pay the  $1,200,000,  plus interest.  Summit retained the right to participate up to a 25% working  interest in the drilling of any wells on the  leases  acquired  by  Addison.  In the event we  exercise  the redemption option, Addison may, at its sole option, retain up to a 25%
          working interest in the leases.
                                      F-24

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8. Related Party Transactions - continued

          Interest  expensed  on  related  party  notes  totaled   approximately
          $76,000,  $53,000 and $128,000 for the years ended  December 31, 2003,
          2002 and 2001 respectively.

Note 9. Income Taxes

               The  components  of the net  deferred  federal  income tax assets
          (liabilities)  recognized in our  consolidated  balance sheets were as follows:

                                                                     December 31,          December 31,
                                                                         2003                  2002
                                                                         ----                  ----
         Deferred tax assets
             Net operating loss carryforwards                      $  6,352,507            $   5,236,485
             Oil and gas properties                                     610,381                  542,131
             Capital loss carryforwards                                   -                       93,211
             Derivative instruments                                     201,099                  383,858
             Accretion                                                   26,120
                                                                   -----------------    -------------------

         Net deferred tax assets before
             valuation allowance                                      7,190,107                6,255,685
         Valuation allowance                                         (7,190,107)              (6,255,685)
                                                                   -----------------    -------------------
         Net deferred tax assets (liabilities)                     $      -             $      -
                                                                   =================    ===================

               As of December 31, 2003 and 2002,  we did not believe it was more likely than not that the net  operating  loss  carryforwards  would be realizable  through  generation of future taxable  income;  therefore, they were fully reserved.

               The following table summarizes the difference  between the actual tax provision  and the amounts  obtained by applying the statutory tax rate of 34% to the income  (loss)  before  income  taxes for the years ended December 31, 2003, 2002 and 2001.

                                                                     2003                2002                2001
                                                               -----------------   -----------------    ----------------

         Tax (benefit) calculated at statutory rate            $   (1,028,305)     $   (1,530,786)      $      355,059

         Increase (reductions) in taxes due to:

             Effect on non-deductible expenses                       362,910               65,174               18,157
             Change in valuation allowance                           934,422            1,586,988             (345,754)
             Other                                                  (269,027)            (121,376)             (27,462)
                                                               -----------------   -----------------    ----------------

         Current federal income tax provision                  $      -             $       -             $       -
                                                               =================   =================    ================

               As of December 31, 2003 we had net operating  loss  carryforwards of  approximately  $18,700,000,  which are  available to reduce future taxable income and capital gains, respectively, and the related income tax liability.  The net operating loss carryforward expires at various dates through 2023.
                                      F-25

                     GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10.  Commitments and Contingencies

          Oil and Gas Hedging Activities

               We entered into an agreement with an energy lender  commencing in
          May,  2000, to hedge a portion of our oil and gas sales for the period of May, 2000 through  April,  2004.  The agreement  called for initial volumes of 7,900  barrels  of oil and  52,400  Mmbtu of gas per month, declining monthly thereafter.  We entered into a second agreement with the energy lender, commencing September,  2001, to hedge an additional portion of our oil and gas sales for the  periods of  September,  2001
          through  July,  2004  and  September,   2001  through  December  2002,
          respectively.  The  agreement  called  for  initial  volumes of 15,000 barrels of oil and

               50,000  Mmbtu of gas per  month,  declining  monthly  thereafter.
          Volumes at December 31, 2003 had declined to 6,400  barrels of oil and
          21,200  Mmbtu of gas. As a result of these  agreements,  we realized a reduction  in revenues of  $1,496,303,  $368,776  and $762,480 for the
          twelve-month   periods  ended  December  31,  2003,   2002  and  2001,
          respectively, which is included in oil and gas sales.

          Lease Obligations

               We lease  office space at one  location  under a sixty-four  (64)
          month lease,  which commenced December 1, 2001 and was amended May 30,
          2002 after expansion.  Annual  commitments under the lease are: 2004 -
          $130,050,  2005 - $132,979,  2006 - $135,323 and 2007 - $33,977. Total
          rent expense for the years ended December 31, 2003, 2002 and 2001 were approximately $134,500, $91,000 and $60,000, respectively.

          Litigation

               From time to time, we are involved in  litigation  arising out of our  operations  or from disputes with vendors in the normal course of business.  As of March  29,  2004,  we were not  engaged  in any legal proceedings  that are expected,  individually or in the aggregate,  to have a material effect on our consolidated financial statements.

               The  estimates  of proved oil and gas  reserves  utilized  in the preparation  of the financial  statements  are estimated in accordance with guidelines  established by the Securities and Exchange Commission and the  Financial  Accounting  Standards  Board,  which  require that reserve  estimates be prepared under  existing  economic and operating conditions  with no  provision  for  price and cost  escalations  over
          prices  and  costs   existing  at  year  end  except  by   contractual
          arrangements.

               We emphasize  that reserve  estimates are  inherently  imprecise.
          Accordingly,  the  estimates  are  expected to change as more  current information becomes available.  Our policy is to amortize  capitalized oil and gas costs on the unit of production  method,  based upon these reserve estimates.  It is reasonably possible that, because of changes in market  conditions  or the inherent  imprecision  of these  reserve estimates,  that the  estimates of future cash  inflows,  future gross revenues,  the amount of oil and gas reserves, the remaining estimated lives of the oil and gas  properties,  or any combination of the above may be increased or reduced in the near term. If reduced, the carrying amount of capitalized oil and gas properties may be reduced materially in the near term.
                                      F-26

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11. Oil and Gas Reserves Information (Unaudited)

               The  following  unaudited  table  sets  forth  proved oil and gas reserves,  all within the United States,  at December 31, 2003,  2002, and 2001, together with the changes therein.

                                                                                    Crude Oil          Natural Gas
                                                                                      (BBls)              (Mcf)
                                                                                  ---------------    ----------------
         QUANTITIES OF PROVED RESERVES:

              Balance December 31, 2000                                                4,575,179          24,811,919
                   Revisions                                                           (386,078)             238,595
                   Extensions, discoveries and additions                                   5,676             895,333
                   Purchase                                                            2,078,561          14,905,837
                   Sales                                                               (107,225)               1,122
                   Production                                                          (294,276)         (1,594,899)
                                                                                  ---------------    ----------------

              Balance December 31, 2001                                                5,871,837          39,257,907
                   Revisions                                                           (125,468)         (4,959,229)
                   Extensions, discoveries and additions                                  22,129           1,090,024
                   Purchase                                                               52,480           1,090,025
                   Sales                                                                (20,698)           (837,856)
                   Production                                                          (278,374)         (1,487,048)
                                                                                  ---------------    ----------------

              Balance December 31, 2002                                                5,521,906          34,158,823
                   Revisions                                                           (262,608)           (308,080)
                   Extensions, discoveries and additions                                  -                   -
                   Purchase                                                               -                   -
                   Sales                                                                  -                   -
                   Production                                                          (221,335)         (1,190,624)
                                                                                  ---------------    ----------------

              Balance December 31, 2003                                                5,037,963          32,660,119
                                                                                  ===============    ================

         PROVED DEVELOPED RESERVES:
              December 31, 2001                                                        3,939,593          21,203,989
                                                                                  ===============    ================
              December 31, 2002                                                        4,025,552          25,374,113
                                                                                  ===============    ================
              December 31, 2003                                                        3,772,926          24,642,407
                                                                                  ===============    ================
                                      F-27

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11. Oil and Gas Reserves Information (Unaudited) - continued

          STANDARDIZED MEASURE:

          Standardized  measure of discounted  future net cash flows relating to proved reserves:

                                                                  2003                  2002                 2001
                                                           -------------------    -----------------    -----------------

         Future cash inflows                               $       336,795,385    $   308,381,837      $   199,162,921

         Future production and development costs
            Production                                             109,468,727        105,629,872            77,526,278
            Development                                             21,460,459         23,350,811            23,610,596
                                                           -------------------    -----------------    -----------------

         Future cash flows before income taxes                     205,866,199        179,401,154            98,026,047
         Future income taxes                                       (46,885,360)       (38,611,577)          (13,281,358)
                                                           -------------------    -----------------    -----------------

         Future net cash flows after income taxes                 158,980,839         140,789,577           84,744,689
         10% annual discount for estimated
           timing of cash flows                                   (70,653,419)        (63,165,742)         (35,895,306)
                                                           -------------------    -----------------    -----------------

         Standardized measure of discounted
           future net cash flows                           $       88,327,420     $    77,623,835      $    48,849,383
                                                           ===================    =================    =================

          The following  reconciles  the change in the  standardized  measure of discounted future net cash flows:

         Beginning of year                                 $      77,623,835      $     48,849,383     $     90,381,127

         Changes from:
            Purchases                                                 -                  3,054,793           27,032,359
            Sales                                                     -                   (953,159)            (443,324)
            Extensions, discoveries and improved
             recovery, less related costs                             -                  2,002,176              427,192
            Sales of oil and gas produced net of
                production costs                                   (5,316,619)          (5,016,964)          (7,270,603)
            Revision of quantity estimates                         (3,751,921)          (9,974,557)          (1,783,276)
            Accretion of discount                                   9,889,881            5,649,945           12,414,073
            Change in income taxes                                 (4,793,281)         (13,624,917)          26,109,535
            Changes in estimated future
                development costs                                   2,003,801           (5,254,561)          (6,360,990)
           Development costs incurred that
                reduced future development costs                    2,024,663            5,569,881            5,945,369
           Change in sales and transfer prices,
                net of production costs                            16,470,113           46,903,282          (89,573,528)
           Changes in production rates (timing)
                and other                                          (5,823,052)             418,533           (8,028,551)
                                                           -------------------    -----------------    -----------------
          End of year                                      $       88,327,420     $     77,623,835     $     48,849,383
                                                           ===================    =================    =================
                                      F-28

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12. Quarterly Results (Unaudited)

               Summary  data  relating  to the  results of  operations  for each quarter for the years ended December 31, 2003 and 2002 follows:

                                                                      Three Months Ended
                                          ---------------------------------------------------------------------------
                                             March 31             June 30         September 30         December 31
                                          ----------------    ----------------   ----------------    ----------------
     2003
          Net sales                       $     3,250,603     $     2,790,124    $     2,436,063     $    2,533,933
          Gross profit                            862,683             406,576             81,573           (433,321)
          Net income (loss)                       120,659         (1,231,883)          (399,457)         (1,640,828)
          Income (loss) per common
             share - basic and diluted    $           .01     $         (.07)    $         (.02)      $        (.09)

     2002
          Net sales                       $     2,648,873     $     2,951,798    $     2,641,626      $    2,597,500
          Gross profit                            239,912             450,255            100,527             136,961
          Net income (loss)                    (1,964,010)           (305,060)          (924,750)         (1,420,993)
          Income (loss) per common
             share - basic and diluted    $         (0.11)    $         (0.02)   $         (0.05)      $       (0.07)

                                      F-29

                          INDEPENDENT AUDITOR'S REPORT

Shareholders and Board of Directors
GULFWEST ENERGY INC.

Our report on the consolidated  financial statements of GulfWest Energy Inc. and
Subsidiaries as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, is included on page F-2. In connection  with our audit of such consolidated  financial  statements,  we have also audited the related financial statement schedule for the years ended December 31, 2003, 2002 and 2001 on page F-31.

In our  opinion,  the  financial  statement  schedule  referred  to above,  when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                                 \s\ WEAVER AND TIDWELL, L.L.P.
                                                 -----------------------------
                                                     WEAVER AND TIDWELL, L.L.P.

                                                     Dallas, Texas
                                                     March 19, 2004
                                                       F-30

                      GULFWEST ENERGY INC. AND SUBSIDIARIES
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                              BALANCE                                                     BALANCE
                                                AT                                                          AT
                                             BEGINNING         PROVISIONS/          RECOVERIES/             END
DESCRIPTION                                  OF PERIOD          ADDITIONS            DEDUCTIONS          OF PERIOD
--------------------------------------    ----------------   -----------------    -----------------    --------------
For the year ended

     December 31, 2001

          Accounts and notes
            receivable related parties    $      740,478     $       -            $        -           $     740,478
                                          ================   =================    =================    ==============

          Valuation allowance for
               deferred tax assets        $    5,014,451     $       (345,754)    $        -           $   4,668,697
                                          ================   =================    =================    ==============

For the year ended

     December 31, 2002

          Accounts and notes
               Receivable related parties $      740,478     $        -           $       (740,478)    $      -
                                          ================   =================    =================    ==============

          Valuation allowance for
               deferred tax assets        $   4,668,697      $     1,586,988      $       -            $  6,255,685
                                          ================   =================    =================    ==============

For the year ended

     December 31, 2003

          Valuation allowance for
               deferred tax assets        $   6,255,685      $        934,422     $       -            $  7,190,107
                                          ================   =================    =================    ==============
                                      F-31

                              GULFWEST ENERGY, INC.

                                 [our logo here]

                                19,179,191 Shares

                              Class A Common Stock

                               ____________, 2004

                                      II-1
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

     The  following  table sets forth the  expenses to be paid by the Company in connection  with the offering  described  in this  Registration  Statement.  All
amounts  are  estimates,   except  the   Securities   and  Exchange   Commission
Registration Fee.

                Securities and Exchange Commission Registration Fee: $    924
                Legal Fees and Expenses............................    40,000
                Accounting Fees and Expenses.......................    20,000
                Miscellaneous......................................     4,076
                                                                        -----
                              Total................................  $ 65,000

Item 14. Indemnification of Directors and Officers.

     Our articles of incorporation and bylaws provide that we will indemnify, to the fullest extent permitted by the Texas Business  Corporation Act, any and all
persons who we have power to  indemnify  under that Act from and against any and all of the expenses, liabilities or other matters referred to or covered by that
Act.  Additionally,  our Articles of Incorporation  provide that a director will not be liable to the Company or its  shareholders  for an act or omission in the director's  capacity as a director to the fullest extent  permitted  under Texas law.

     Article  2.01  of  the  Texas  Business  Corporation  Act  provides  that a corporation  may  indemnify a person who was, is, or is  threatened to be made a named  defendant or  respondent  in a proceeding  because the person is or was a director only if it is determined that the person:

     (1)  conducted himself in good faith;

     (2)  reasonably believed:

          (a)  in the case of conduct in his official  capacity as a director of the corporation,  that his conduct was in the corporation's  best interests; and

          (b)  in all other cases,  that his conduct was at least not opposed to the corporation's best interests; and

     (3)  in the case of any criminal  proceeding,  had no  reasonable  cause to believe his conduct was unlawful.

     Except to a limited extent, a director may not be indemnified in respect of a proceeding:

     (1)  in which the person is found liable on the basis that personal benefit was improperly  received by him,  whether or not the benefit  resulted from an action taken in the person's official capacity; or

     (2)  in which the person is found liable to the corporation.
                                      II-1

Item 15. Recent Sales of Unregistered Securities.

     From July 15, 2002 to February 12, 2003, we issued  promissory notes to two accredited  investors in the total amount of $300,000,  with  interest at 8% per annum and warrants to purchase a total of 100,000  shares of our common stock at
$.75 per share; a promissory note to one accredited investor in the total amount of  $300,000,  with an original  interest  rate of 8% that  increased  to 12% on
January 1, 2003 and warrants to purchase  150,000  shares of our common stock at an exercise price of $.75 per share; and, a promissory note to a director in the amount of  $1,200,000,  with interest at the prime rate and warrants to purchase
625,000  shares  of our  common  stock  at $.75  per  share.  The  common  stock underlying the above warrants is included in this registration.

     On April 27, 2004, we completed an $18,000,000  financing  package with new energy  lenders.  We used  $15,700,000 to retire  existing debt of  $27,584,145, resulting in forgiveness of debt of  $11,884,145,  the  elimination of a hedging liability  and the  return to the  Company of Series F  Preferred  Stock with an aggregate  liquidation  preference of $1,000,000  (this preferred  stock, at the request of the Company,  was  transferred to two companies  affiliated  with two directors  of the  Company.  See  "Certain  Transactions.")  This  taxable  gain resulting  from these  transactions  will be completely  offset by available net operating  loss  carryforwards.  The term of the note is eighteen  months and it bears interest at the prime rate plus 11%. This rate increases by .75% per month beginning in month ten. We paid the new lenders $1,180,000 in cash fees and also issued  them  warrants to purchase  2,035,621  shares of our common  stock at an exercise  price of $.01 per share,  expiring in five  years.  The  warrants  are subject  to  anti-dilution  provisions.  We are  required  by the  terms  of the warrants to register the resale of the common stock underlying the warrants, and those shares are offered by this prospectus.  See  "Management's  Discussion and
Analysis of Financial Condition and Results of Operations."

     Simultaneously,   our  wholly-owned  subsidiary,  GulfWest  Oil  &  Gas
Company,  completed  the  initial  phase of a private  offering  of its Series A
Preferred  Stock for  $4,000,000.  The Series A Preferred  Stock is exchangeable into our common stock based on a liquidation value of $500 per share of Series A
Preferred  Stock  divided by $.35 per share of our Common  Stock,  or 11,428,571 shares. As part of an advisory fee, we issued $500,000 of the Series A Preferred
Stock to a financial advisor.  One of our directors  acquired  $1,500,000 of the
Series A Preferred  Stock. The resale of the shares of Common Stock to be issued upon the exchange of the Preferred Stock is offered by this prospectus.

     The Series A Preferred  Stock is entitled to receive  dividends at the rate of $45.00 per share per annum,  payable  quarterly,  as declared by the Board of
Directors. The Series A Preferred Stock is redeemable in whole or in part at any time,  at the  option  of the  issuer,  at a price of $500 per  share,  plus all accrued and undeclared  unpaid  dividends.  The conversion price of the Series A
Preferred  Stock is based  upon  $0.35 per share of  common  stock.  None of the
Series A Preferred Stock has been redeemed or converted.

     Pursuant to an agreement with the financial advisor, who provided access to the lenders and raised  $1,900,000  of the Series A Preferred  Stock,  we paid a cash fee of $400,000,  in addition to the $500,000  issued in Series A Preferred
Stock.  The advisor  contends that additional fees are due, however we disagree, at this time, and do not know what the outcome of the disagreement will be.
                                      II-2

Item 16. Exhibits and Financial Statement Schedules.

                  Exhibits:

                  Number   Description
                  ------   -----------

                    3.1  Articles   of    Incorporation   of   the   Registrant.
                         (Previously  filed with our Registration  Statement (on
                         Form S-1, Reg. No. 33-53526), filed with the Commission
                         on October 21, 1992.)

                    3.2  Bylaws of the  Registrant.  (Previously  filed with our
                         Registration   Statement   (on  Form  S-1,   Reg.   No.
                         33-53526),  filed with the  Commission  on October  21,
                         1992.)

                    4.1  Statement of Resolution  Establishing and Designating a
                         Series of  Shares of  GulfWest  Oil &  Gas  Company
                         Series A Preferred  Stock,  as filed with the Secretary
                         of State of Texas on April 26, 2004.  (Previously filed
                         with our  Current  Report on Form 8-K  dated  April 29,
                         2004 and filed with the Commission on May 10, 2004.)

                    4.2  Statement of Resolution  Establishing and Designating a
                         Series of  Shares  of  GulfWest  Energy  Inc.  Series D
                         Preferred  Stock,  as filed with the Secretary of State
                         of Texas on June 11, 2000.

                    4.3  Statement of Resolution  Establishing and Designating a
                         Series of  Shares  of  GulfWest  Energy  Inc.  Series E
                         Preferred  Stock,  as filed with the Secretary of State
                         of Texas on August 14, 2001. (Previously filed with our
                         Current  Report on Form 8-K dated  August 16,  2001 and
                         filed Commission on August 31, 2001.)

                    4.4  Statement of Resolution  Establishing and Designating a
                         Series of  Shares  of  GulfWest  Energy  Inc.  Series F
                         Preferred  Stock,  as filed with the Secretary of State
                         of Texas on June 18, 2003.

                    4.5  Letter  Agreement by and among GulfWest  Energy Inc., a
                         Texas  corporation,  GulfWest Oil & Gas Company and
                         the  investors  listed on the  signature  page thereof,
                         dated  April  22,  2004.  (Previously  filed  with  our
                         Current  Report on Form 8-K,  dated  April 29, 2004 and
                         filed with the Commission on May 10, 2004.)

                    4.6  Warrant  Agreement made by and between  GulfWest Energy
                         Inc., and Highbridge/Zwirn  Special Opportunities FUND,
                         L.P., and  Drawbridge  Special  Opportunities  Fund LP,
                         Grantees,   dated  and   effective   April  29,   2004.
                         (Previously  filed with our Current  Report on Form 8-K
                         dated April 29, 2004 and filed with the  Commission  on
                         May 10, 2004.)

                    4.7  GulfWest Oil Company 1994 Stock Option and Compensation
                         Plan,  amended  and  restated  as of April 1,  2001 and
                         approved  by  the   shareholders   on  May  18,   2001.
                         Previously  filed with our Proxy  Statement on Form DEF
                         14A, filed with the Commission on April 16, 2001.
                                      II-3

                    *5.1 Opinion of Jackson Walker L.L.P.

                    10.1 Employment  Agreement  with  Thomas R.  Kaetzer,  dated
                         October 1, 2001

                    10.2 Consulting  Agreement with Marshall A. Smith III, dated
                         June 1, 2002

                    10.3 Oil  and  Gas  Property  Acquisition,  Exploration  and
                         Development    Agreement    with   Summit    Investment
                         Group-Texas, L.L.C. effective December 1, 2001.

                    10.4 Option Agreement for the Purchase of Oil and Gas Leases
                         with W.L.  Addison  Investments  L.L.C.  dated March 5,
                         2004

                    10.5 Credit  Facility  between  GulfWest  Energy,  Inc.  and
                         Highbridge/Zwirn  Special Opportunities FUND, L.P., and
                         Drawbridge  Special  Opportunities  Fund LP,  Grantees,
                         dated and effective April 29, 2004.

                    10.6 Credit Agreement between GulfWest  Development  Company and Texas Capital Bank, dated November 30, 2000.

                    10.7 First  Amendent to Credit  Agreement  between  GulfWest
                         Development  Company  and  Texas  Capital  Bank,  dated
                         October 24, 2001

                    10.8 Revolving   Letter  Loan  Agreement   between  GulfWest
                         Energy,Inc. and Texas Capital Bank, N.A. dated April 3,
                         2002

                    10.9 Change in Terms Agreement between GulfWest Energy, Inc.
                         and Southwest Bank of Texas N.A. dated April 29, 2003.

                    22.1 Subsidiaries of the Registrant

                    23.1 Consent of Jackson  Walker  L.L.P.  (to be  included in
                         Exhibit 5.1)

                    23.2 Consent of Weaver and Tidwell, L.L.P.

                    23.3 Consent of Pressler Petroleum Consultants

                    25   Power of Attorney  (included on signature  page II-5 of
                         this Registration Statement.)
_________________________
                    *    To be filed by amendment.

Item 17. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such  indemnification  is against public policy as expressed in the Act, and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by the registrant of expenses incurred
                                      II-4

                                       2

or paid by a director,  officer or  controlling  person of the registrant in the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1.   To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any  prospectus  required  by section  10(a)(3) of the
               Securities Act of 1933, as amended.

          (ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement (or the most recent post-effective  amendment thereof) which,  individually or
               in  the  aggregate,   represent  a  fundamental   change  in  the
               information   set   forth   in   the   registration    statement.
               Notwithstanding the foregoing, any increase or decrease in volume of  securities  offered (if the total dollar value of  securities offered  would not  exceed  that  which was  registered)  and any deviation  from  the low or  high  end of the  estimated  maximum offering  range may be reflected in the form of prospectus  filed with the  Commission  pursuant to Rule  424(b) of the  Securities
               Act,  if, in the  aggregate,  the  changes  in  volume  and price represent  not more than a 20%  change in the  maximum  aggregate offering price set forth in the "Calculation of Registration Fee"
               table in the effective registration statement.

          (iii)To include any material  information  with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement  or any  material  change  to such  information  in the registration statement.

          2.  That for the  purpose  of  determining  any  liability  under  the
     Securities Act, each such post-effective  amendment shall be deemed to be a new registration  statement relating to the securities offered therein, and the  offering  of such  securities  at that time  shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective  amendment any  of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

                                      II-5

                                       3

                               S I G N A T U R E S

     Pursuant to the  requirements of the Securities Act of 1933, the registrant has duly  caused  this  report to be signed  on its  behalf by the  undersigned, thereunto  duly  authorized,  in the City of Houston,  State of Texas on May 27,
2004.

                                          GULFWEST ENERGY INC.

                                          By       \s\ John E. Loehr
                                         -----------------------------------
                                         John E. Loehr, Chief Executive Officer

                                POWER OF ATTORNEY

     Know all men by these presents,  that each person whose  signature  appears below  constitutes  and  appoints  John E. Loehr,  Thomas R. Kaetzer and each of them,  as his true and lawful  attorney-in-fact  and  agent,  with full power of substitution,  for  him  and in his  name,  place,  and  stead,  in any  and all capacities to sign any and all amendments or  supplements  to this  Registration
Statement on Form S-1, and to file the same,  and with all exhibits  thereto and other  documents  in  connection  therewith,  with the  Securities  and Exchange
Commission,  granting unto said  attorneys-in-fact and agents, and each of them, or either of them, full power and authority to do and perform each and every act and  thing  requisite  and  necessary  to be done as  fully to all  intents  and purposes as he might or could do in person,  hereby ratifying and confirming all that said  attorneys-in-fact  and agents or his, or either of them substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons, on behalf of the registrant,  and in the capacities and on the dates indicated.

             Signature                                      Title                                 Date
-------------------------------------------- -----------------------------------------  -------------------------

\s\ J. Virgil Waggoner                       Chairman of the Board                            May 27, 2004
----------------------
J. Virgil Waggoner

\s\ Thomas R. Kaetzer                        President, Chief Operating Officer               May 27, 2004
---------------------
Thomas R. Kaetzer                            and Director

\s\ Jim C. Bigham                            Executive Vice President and Secretary           May 27, 2004
-----------------
Jim C. Bigham

\s\ Richard L. Creel                         Vice President of Finance, Controller            May 27, 2004
--------------------
Richard L. Creel

\s\ Marshall A. Smith III                    Director                                         May 27, 2004
-------------------------
Marshall A. Smith III

\s\ John E. Loehr                            Chief Executive Officer and Director             May 27, 2004
-----------------
John E. Loehr

\s\ M. Scott Manolis                         Director                                         May 27, 2004
--------------------
M. Scott Manolis

                                      II-6

                                       4

                                  EXHIBIT INDEX

                  Number   Description
                  ------   -----------

                    3.1  Articles   of    Incorporation   of   the   Registrant.
                         (Previously  filed with our Registration  Statement (on
                         Form S-1, Reg. No. 33-53526), filed with the Commission
                         on October 21, 1992.)

                    3.2  Bylaws of the  Registrant.  (Previously  filed with our
                         Registration   Statement   (on  Form  S-1,   Reg.   No.
                         33-53526),  filed with the  Commission  on October  21,
                         1992.)

                    4.1  Statement of Resolution  Establishing and Designating a
                         Series of  Shares of  GulfWest  Oil &  Gas  Company
                         Series A Preferred  Stock,  as filed with the Secretary
                         of State of Texas on April 26, 2004.  (Previously filed
                         with our  Current  Report on Form 8-K  dated  April 29,
                         2004 and filed with the Commission on May 10, 2004.)

                    4.2  Statement of Resolution  Establishing and Designating a
                         Series of  Shares  of  GulfWest  Energy  Inc.  Series D
                         Preferred  Stock,  as filed with the Secretary of State
                         of Texas on June 11, 2000.

                    4.3  Statement of Resolution  Establishing and Designating a
                         Series of  Shares  of  GulfWest  Energy  Inc.  Series E
                         Preferred  Stock,  as filed with the Secretary of State
                         of Texas on August 14, 2001. (Previously filed with our
                         Current  Report on Form 8-K dated  August 16,  2001 and
                         filed Commission on August 31, 2001.)

                    4.4  Statement of Resolution  Establishing and Designating a
                         Series of  Shares  of  GulfWest  Energy  Inc.  Series F
                         Preferred  Stock,  as filed with the Secretary of State
                         of Texas on June 18, 2003.

                    4.5  Letter  Agreement by and among GulfWest  Energy Inc., a
                         Texas  corporation,  GulfWest Oil & Gas Company and
                         the  investors  listed on the  signature  page thereof,
                         dated  April  22,  2004.  (Previously  filed  with  our
                         Current  Report on Form 8-K,  dated  April 29, 2004 and
                         filed with the Commission on May 10, 2004.)

                    4.6  Warrant  Agreement made by and between  GulfWest Energy
                         Inc., and Highbridge/Zwirn  Special Opportunities FUND,
                         L.P., and  Drawbridge  Special  Opportunities  Fund LP,
                         Grantees,   dated  and   effective   April  29,   2004.
                         (Previously  filed with our Current  Report on Form 8-K
                         dated April 29, 2004 and filed with the  Commission  on
                         May 10, 2004.)

                    4.7  GulfWest Oil Company 1994 Stock Option and Compensation
                         Plan,  amended  and  restated  as of April 1,  2001 and
                         approved  by  the   shareholders   on  May  18,   2001.
                         Previously  filed with our Proxy  Statement on Form DEF
                         14A, filed with the Commission on April 16, 2001.

                    *5.1 Opinion of Jackson Walker L.L.P.

                                      II-7

                                       5

                    10.1 Employment  Agreement  with  Thomas R.  Kaetzer,  dated
                         October 1, 2001

                    10.2 Consulting  Agreement with Marshall A. Smith III, dated
                         June 1, 2002

                    10.3 Oil  and  Gas  Property  Acquisition,  Exploration  and
                         Development    Agreement    with   Summit    Investment
                         Group-Texas, L.L.C. effective December 1, 2001.

                    10.4 Option Agreement for the Purchase of Oil and Gas Leases
                         with W.L.  Addison  Investments  L.L.C.  dated March 5,
                         2004

                    10.5 Credit  Facility  between  GulfWest  Energy,  Inc.  and
                         Highbridge/Zwirn  Special Opportunities FUND, L.P., and
                         Drawbridge  Special  Opportunities  Fund LP,  Grantees,
                         dated and effective April 29, 2004.

                    10.6 Credit Agreement between GulfWest  Development  Company and Texas Capital Bank, dated November 30, 2000.

                    10.7 First  Amendent to Credit  Agreement  between  GulfWest
                         Development  Company  and  Texas  Capital  Bank,  dated
                         October 24, 2001

                    10.8 Revolving   Letter  Loan  Agreement   between  GulfWest
                         Energy,Inc. and Texas Capital Bank, N.A. dated April 3,
                         2002

                    10.9 Change in Terms Agreement between GulfWest Energy, Inc.
                         and Southwest Bank of Texas N.A. dated April 29, 2003.

                    22.2 Subsidiaries of the Registrant

                    23.1 Consent of Jackson  Walker  L.L.P.  (to be  included in
                         Exhibit 5.1)

                    23.2 Consent of Weaver and Tidwell, L.L.P.

                    23.3 Consent of Pressler Petroleum Consultants

                    25   Power of Attorney  (included on signature  page II-5 of
                         this Registration Statement.)

                  *        To be filed by amendment.

                                      II-8